                                                                    EXHIBIT 99.1

                                DOCKET NO. 21528


APPLICATION OF CENTRAL POWER           )               PUBLIC UTILITY COMMISSION

AND LIGHT COMPANY FOR                  )

FINANCING ORDER TO SECURITIZE          )

REGULATORY ASSETS AND OTHER            )

QUALIFIED COSTS                        )                        OF TEXAS


                                 FINANCING ORDER                [STAMP]



                                TABLE OF CONTENTS

                                                                            PAGE

I.   DISCUSSION AND STATUTORY OVERVIEW ....................................... 3
II.  DESCRIPTION OF PROPOSED TRANSACTION ..................................... 8
III. FINDINGS OF FACT ........................................................11
     A. Identification and Procedure .........................................11
           Identification of Applicant and Application .......................11
           Procedural History ................................................12
           Notice of Application .............................................14
           Evidence of Record ................................................14
     B. Qualified Costs and Amount to be Securitized .........................15
           Identification and Amounts ........................................15
           Issuance Advice Letter ............................................18
           Tangible and Quantifiable Benefit .................................19
           Present Value Cap .................................................19
           Total Amount of Revenue to be Recovered ...........................20
     C. Structure of the Proposed Securitization .............................21
           The SPE ...........................................................21
           Negative Competition Transition Charge ............................22
           Other Credit Enhancement ..........................................23
           Transition Property ...............................................23
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          Servicer and the Servicing Agreement ...............................24
          Retail Electric Providers ..........................................26
          Transition Bonds ...................................................32
          Security for Transition Bonds ......................................34
                i. The General Subaccount ..............................34
                ii. The Overcollateralization Subaccount ...............35
                iii. The Capital Subaccount ............................35
                iv. The Reserve Subaccount .............................36
                v. General Provisions ..................................36
          Refinancing ........................................................37
          Transition Charges-Imposition and Collection, Nonbypassibility,
                and Self Generation ..........................................38
          Allocation of Transition Charges ...................................40
          True-Up of Transition Charges  .....................................42
          Interim True-Up ....................................................43
          Non-Standard True-Up ...............................................44
          Additional True-Up Provisions ......................................45
          Financial Advisor...................................................46
          Lowest Transition-Bond Charges .....................................47
    D. Use of Proceeds........................................................49
          Refinancing or Retirement of Utility Debt and Equity ...............49
    E. Annual Report Under PURA Section 39.257 and Stranded Costs ............50
IV. CONCLUSIONS OF LAW .......................................................52
V.  ORDERING PARAGRAPHS ......................................................59
          1. Approval of Application .........................................59
          2. Authority to Securitize .........................................59
          3. Recovery of Transition Charges ..................................60
          4. Issuance Advice Letter...........................................60
          5. Approval of Tariff...............................................61
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                                                                            PAGE


A. Transition Charges ........................................................61
       6.  Imposition and Collection; SPE's Rights and Remedies ..............61
       7.  Collector of Transition Charges ...................................61
       8.  Collection Period .................................................61
       9.  Allocation ........................................................62
       10. Nonbypassability ..................................................62
       11. True-ups ..........................................................62
       12. Ownership Notification ............................................62
B. Transition Bonds ..........................................................63
       13. Issuance ..........................................................63
       14. Refinancing .......................................................63
       15. Collateral ........................................................63
       16. Funding of Capital Subaccount .....................................63
       17. Credit Enhancement ................................................63
       18. Annual Weighted Average Interest Rate of Bonds ....................64
       19. Life of Bonds .....................................................64
       20. Amortization Schedule .............................................64
       21. Commission Participation in Bond Issuance .........................64
       22. Use of SPE ........................................................65
C. Servicing .................................................................65
       23. Servicing Agreement ...............................................65
       24. Replacement of Applicant as Servicer ..............................66
       25. Collection Terms ..................................................66
       25. Contract to Provide Service .......................................66
D. Retail Electric Providers .................................................66
       27. REP Billing and Credit Standards ..................................66
       28. Transition Charge Remittance Procedures ...........................67
       29. Default and Assumption of Servicing ...............................67
       30. Billing by Providers of Last Resort ...............................68
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       31. Disputes ..........................................................68
       32. Metering Data .....................................................68
       33. Charge-Off Allowance ..............................................68
       34. Service Termination ...............................................68
E. Structure of the Securitization ...........................................69
       35. Structure .........................................................69
F. Use of Proceeds ...........................................................69
       36. Use of Proceeds ...................................................69
G. Miscellaneous Provisions ..................................................69
       37. Annual Report and Stranded Costs ..................................69
       38. Continuing Issuance Right .........................................70
       39. Internal Revenue Service Private Letter or Other Rulings ..........70
       40. Binding on Successors .............................................70
       41. Flexibility .......................................................71
       42. Effectiveness of Order ............................................71
       43. Regulatory Approvals ..............................................71
       44. Payment of Commission's Costs for Professional Services ...........71
       45. Payment of Commission's Financial Advisor .........................71
       46. Effect ............................................................72
       47. All Other Motions Denied ..........................................72
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APPENDIX A

1. Letter Agreement dated January 11, 2000 between Central Power and Light Company and the Office of Regulatory Affairs.

2. Letter Agreement dated January 25, 2000 between Central Power and Light Company and the Office of Regulatory Affairs.

3. Letter Agreement dated February 9, 2000 between Central Power and Light Company, Office of Regulatory Affairs, Office of Public Utility Counsel, Texas Industrial Energy Consumers, and State of Texas

APPENDIX B

      Description of Regulatory Assets and Other Qualified Costs and Estimated Costs and Expenses Proposed by the Company

APPENDIX C

      Description of Regulatory Assets and Other Qualified Costs Approved by the Commission

APPENDIX D

      Transition Charge Rate Tariff-Schedule TC and Rider TC

APPENDIX E

      Form of Issuance Advice Letter

APPENDIX F

      Benefits of Securitization

APPENDIX G

      Calculation of Non-Standard True-Up

                                DOCKET NO. 21528

APPLICATION OF CENTRAL POWER          )                PUBLIC UTILITY COMMISSION

AND LIGHT COMPANY FOR                 )

FINANCING ORDER TO SECURITIZE         )

REGULATORY ASSETS AND OTHER           )

QUALIFIED  COSTS                      )                        OF TEXAS


                                 FINANCING ORDER

      This Financing Order addresses the application of Central Power and Light Company (the Company) to securitize regulatory assets and other qualified costs, for authority to issue transition bonds, for approval of transition charges sufficient to recover qualified costs, and for approval of a tariff to implement the transition charges. As discussed in this Financing Order, the Commission finds that the Company's request to securitize regulatory assets and other qualified costs should be approved in part and denied in part. The Commission also finds that the securitization approved in this Financing Order meets all applicable requirements of the Public Utility Regulatory Act.(1)

      Accordingly, the Commission approves the securitization of regulatory assets and qualified costs as specified in this Financing Order, and authorizes, subject to the terms of this Financing Order, the issuance of transition bonds in an amount not to exceed $797,334,897; approves transition charges in an amount to be calculated as provided in this Financing Order; approves the structure of the proposed securitization financing, as modified by this Financing Order; and approves the form of the Company's tariff, as modified by this Financing Order, to implement those transition charges. As a result of the securitization approved by this Financing Order, customers in the Company's service area will realize benefits in excess of $90 million on a present value basis. In addition, this Financing Order will result in a reduction in the amount of revenues collected by the Company of at least $977 million, on a nominal basis, when compared to the amount that would have been collected under conventional financing methods.

----------

      (1) TEX. UTIL. CODE ANN. Sections 11.001-64.158 (Vernon 1998 & Supp. 2000)
(PURA).
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 2 OF 72


      The amount of regulatory assets and other qualified costs approved in this Financing Order are the result of an agreement between some, but not all, of the parties in this docket. The Company's original application requested authority to securitize over $1.2 billion in regulatory assets and other qualified costs. As a result of the agreement, the Company removed some of its regulatory assets from its request for securitization. Thus, this Financing Order does not address the remaining $277,000,000 of the generation-related portion of the Texas retail jurisdictional portion of its regulatory assets.

      The Company has provided a general description of the proposed transaction structure in its application, testimony, and agreements. The proposed structure does not contain every relevant detail and, in certain places, uses only approximations of certain costs and requirements. The final structure will depend, in part, upon the requirements of the nationally recognized credit rating agencies which will rate the transition bonds, and in part, upon the market conditions that exist at the time the transition bonds are taken to the market.

      While the Commission recognizes the need for some degree of flexibility with regard to the final details of the securitization transactions approved in this Financing Order, its primary focus is upon the statutory requirements - not the least of which is to ensure that securitization results in tangible and quantifiable benefits to ratepayers - that must be met to issue a financing order. Furthermore, in issuing such an order, the Commission must be mindful of its responsibility to shepherd the restructuring of the electric industry in Texas in a manner that ensures that a competitive retail electric market develops in this state.

      In view of these obligations, the Commission has established certain criteria in this Financing Order that must be met in order for the approvals and authorizations granted in this Financing Order to become effective. This Financing Order grants authority to issue transition bonds and to impose and collect transition charges only if the final structure of the securitization transactions complies in all material respects with these criteria.
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 3 OF 72


      In addition, the Commission, acting through its designated representative or financial advisor, will participate in the pricing and structure of the transition bonds, and will make the decision, in conjunction with the Company, as to whether to issue the bonds. Finally, the authority and approval granted in this Financing Order is effective only upon the Company filing with the Commission an issuance advice letter demonstrating compliance with the provisions of this Financing Order.


                      I. DISCUSSION AND STATUTORY OVERVIEW

      The Legislature amended PURA in 1999 to provide for competition in the provision of retail electric service.(2) To facilitate the transition to a competitive environment, electric utilities are authorized to undertake securitization financing of qualified costs which include specified regulatory assets, eligible stranded costs, and associated costs.(3) The Legislature provided this option for recovering stranded costs based on the conclusion that securitized financing will result in lower carrying costs for utility assets relative to the costs that would be incurred using conventional utility financing methods - resulting in benefits to ratepayers as a result of the securitization. To ensure such benefits, the Legislature required that a utility demonstrate that rate payers would receive tangible and quantifiable benefits as a result of securitization and that this Commission make a specific finding that such benefits exists before issuing a financing order. Consequently, a basic purpose of securitized financing, the recovery of electric utilities' stranded costs, is conditioned upon the other basic purpose, providing economic benefits to consumers of electricity in this state.

      To securitize an electric utility's regulatory assets, the Commission may authorize the issuance of a new security known as transition bonds. Transition bonds are generally defined as evidences of indebtedness or ownership that are issued under a financing order, are limited to a term of not longer than 15 years, and are secured by or payable from transition property.(4) The


----------

      (2) See Act of May 27, 1999,76th Leg., R.S., ch. 440,1999 TEX. GEN. LAWS 1111 (codified primarily at TEX. UTIL. CODE Chapters 39,40, and 41)(S.B.7).

      (3) See PURA Sections 39,201, .301-.303.

      (4) See Id. Section 39.302(6).
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 4 OF 72


net proceeds from the sale of the transition bonds must be used to reduce the amount of a utility's recoverable regulatory assets or stranded costs through the refinancing or retirement of the utility's debt or equity. If transition bonds are approved and issued, retail electric customers must pay the principal, interest, and related charges of the transition bonds through transition charges. Transition charges are nonbypassable charges that will appear on customers' bills as a component of the monthly charge for electric service.(5) Transition charges must be approved by the Commission pursuant to a financing order.(6)

      The Commission may adopt a financing order allowing recovery of an electric utility's regulatory assets only if it finds that the total amount of revenues to be collected under the financing order is less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using conventional financing methods. Furthermore, consistent with PURA
Section 39.301, the Commission must also ensure that the net proceeds of transition bonds may be used only for the purposes of reducing the amount of stranded costs through the refinancing or retirement of utility debt or equity. In addition, the Commission must ensure that (1) securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of the transition bonds, and (2) the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of a financing order. Finally, the amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets sought to be securitized, and the present value calculation must use a discount rate equal to the proposed interest rate on the transition bonds. All of these statutory requirements go to ensure that securitization will provide real benefits to a utility's customers.

      The essential finding by the Commission that is needed to issue a financing order is that ratepayers will receive tangible and quantifiable benefits as a result of securitization. This finding can only be made upon a showing of economic benefits to ratepayers through an

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       (5) See Id. Section 39.302(7).

       (6) See Id. Section 39.303(b).
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 5 OF 72


economic analysis. An economic analysis is necessary to recognize the time value of money in evaluating whether and the extent to which benefits accrue from securitization. Moreover, an economic analysis recognizes the concept that the timing of a payment can be as important as the magnitude of a payment in determining the value of the payment. Thus, an analysis showing an economic benefit is necessary to quantify a tangible benefit to ratepayers.

      Economic benefits also depend upon a favorable financial market-one in which transition bonds may be sold at an interest rate lower than the carrying costs of the assets being securitized. The precise interest rate at which transition bonds can be sold in a future market, however, is not known today. Nevertheless, benefits can be calculated based upon an certain known facts (the amount of assets to be securitized) and assumptions-the interest rate of the transition bonds, the term of the transition bonds, and the cost of the alternative to securitization-and by analyzing the proposed securitization based upon those facts and assumptions, a determination can be made as to whether tangible and quantifiable benefits result. To ensure that benefits are realized, the securitization transaction must be structured in a manner to conform to the economic analysis.

      In this proceeding, financial analysis shows an economic benefit to ratepayers in an amount in excess of $90 million on a present value basis as a result of securitizing the assets in the manner provided by this Order. This benefit will result if the bond market is unfavorable and transition bonds have to be issued at the maximum interest rate allowed by this Order. If a more favorable market allows the transition bonds to be issued at a lower interest rate, then the economic benefit to ratepayers could increase substantially.

      To issue a financing order, PURA also requires that the Commission find that the total amount of revenues collected under the financing order will be less than would otherwise have been collected under conventional financing methods. In this proceeding, the analysis using worst case market conditions demonstrates that revenues will be reduced by at least $977 million on a nominal basis under this Financing Order compared to the amount that would be recovered under conventional financing methods. If transition bonds are issued in a more favorable market, this reduction in revenues would increase.
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 6 OF 72


      To obtain the most favorable issuance of transition bonds--and the greatest benefits to ratepayers-the Commission, acting through its financial advisor, will participate in the pricing, marketing, and structuring of the bonds. This participation will provide assurances that the minimum cost of securitization and the maximum benefits for customers are obtained. In addition, before the transition bonds may be issued, the Company must submit to the Commission an issuance advice letter in which it demonstrates, based upon the actual market conditions at the time of pricing, that the proposed structure and pricing of the transition bonds will provide real economic benefits to customers and comply with this Financing Order. As part of this submission, the Company must also certify to the Commission that the structure and pricing of the transition bonds results in the lowest transition-bond charges consistent with market conditions at the time of pricing and the general parameters set out in this Financing Order. The Commission, by order, may stop the issuance of transition bonds if the Company fails to make this demonstration or certification.

      PURA requires that transition charges be collected from retail electric customers to pay the transition-bond charges-in this case the principal and interest on the bonds and the associated costs to issue and service those bonds.(7) Transition charges can be recovered over a period that does not exceed 15 years.(8) The Commission concludes that this prevents the collection of transition charges from retail customers in the normal course of business after the 15-year period. However, because of the protections afforded in PURA SECTION 39.305, the Commission also concludes that the 15-year limitation does not apply to the recovery of amounts still owed after the end of the 15-year period through the use of judicial process.


      Transition charges will be collected by an electric utility, its successors, an assignee, or other collection agents as provided for in the financing order.(9) The right to impose, collect, and receive transition charges (including all other rights of an electric utility under the financing order) are only contract rights until they are first transferred to an assignee or pledged in

----------

      (7) See Id. Section 39.302(7)

      (8) Id. Section 39.303(b).
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 7 OF 72


connection with the issuance of transition bonds. Upon the transfer or pledge of those rights, they become transition property and, as such, are afforded certain statutory protections to ensure that the charges are available for bond retirement.(10)

      This Financing Order contains terms, as it must, ensuring that the imposition and collection of transition charges authorized in the order shall be nonbypassable.(11) It also includes a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the transition bonds, to correct any overcollections or undercollections during the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.(12) In addition to the required annual reviews, more frequent reviews are allowed to ensure that the amount of the transition charges matches the funding requirements approved in this Order. These provisions will help to ensure that the amount of transition charges paid by retail customers does not exceed the amounts necessary to cover the costs of this securitization, and will also help to foster the development of a robust and competitive retail electric market in Texas.

      To encourage utilities to undertake securitization financing, other benefits and assurances are provided. The State of Texas has pledged, for the benefit and protection of financing parties and electric utilities, that it will not take or permit any action that would impair the value of transition property, or, except for the true-up expressly allowed by law, reduce, alter, or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.(13)


----------

      (9) Id.

      (10) Id. Section 39.304(b).

      (11) See Id. Section 39.306.

      (12) Id. Section 39.307.

      (13) Id. Section 39.310.
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 8 OF 72


      Transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property and the property will continue to exist for as long as the pledge of the state just recited.(14) In addition, the interest of an assignee or pledgee in transition property (as well as the revenues and collections arising from the property) are not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the bankruptcy of the electric utility or any other entity.(15) Further, transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.(16) The creation, granting, perfection, and enforcement of liens and security interests in transition property are governed by PURA Section 39.309 and not by the Texas Business and Commerce Code.(17)

      The Commission may adopt a financing order providing for the retiring and refunding of transition bonds only upon making a finding that the future transition charges required to service the new transition bonds, including transaction costs, will be less than the future transition charges required to service the bonds being retired or refunded.(18) This Financing Order does not grant any authority to refinance transition bonds authorized by this Order.

      To facilitate compliance and consistency with applicable statutory provisions, this Financing Order adopts the definitions in PURA Section 39.302.


                    II. DESCRIPTION OF PROPOSED TRANSACTION

      A full description of the transactions proposed by the Company is contained in its application, testimony, and agreements filed in this docket. A brief summary of the proposed transactions is provided in this section, a more detailed description is included in Section III.C, Structure of the Proposed Securitization, and copies of applicable agreements are attached in

----------

       (14) Id. Section 39.304(b).

       (15) Id. Section 39.305.

       (16) Id. Section 39.311.

       (17) Id. Section 39.309(a).
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DOCKET NO. 21528                 FINANCING ORDER                    PAGE 9 OF 72


Appendix A to this Financing Order. To facilitate the proposed securitization, the Company proposed that a special purpose entity (SPE) be created to which will be transferred the rights to impose, collect and receive transition charges along with the other rights arising pursuant to this Financing Order. Upon transfer, these rights will become transition property as provided by PURA
Section 39.304. The SPE will issue transition bonds and will transfer the net proceeds from the sale of the transition bonds to the Company or its successor wires company in consideration for the transfer of the transition property. The SPE will be organized and managed in a manner to ensure the SPE will be bankruptcy remote from and will not be affected by a bankruptcy of the Company or any of its successors. In addition, the SPE will have at least one independent manager, trustee, or director whose approval will be required for certain major actions or organizational changes by the SPE.

      The transition bonds will be issued pursuant to an indenture and administered by an indenture trustee. The transition bonds will be secured by and payable solely out of the transition property created pursuant to this Financing Order and other collateral described in the Company's application. That collateral will be pledged to the indenture trustee for the benefit of the holders of the transition bonds.

      The servicer of the transition bonds will collect the transition charges and remit those amounts to the indenture trustee on behalf of the SPE. The servicer will be responsible for making any required or allowed true-ups of the transition charges. If the servicer defaults on its obligations under the servicing agreement, the indenture trustee may appoint a successor servicer. The Company or its successor wires company will act as the initial servicer for the transition bonds.

      After the beginning of customer choice on January 1, 2002, retail electric providers (REPs) will be required to meet certain financial standards to collect transition charges under this Financing Order. If any REP fails to qualify to collect transition charges or defaults in the remittance of those charges to the servicer of the transition bonds, another entity can assume


----------

      (18) Id. Section 39.303(g).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 10 OF 72


responsibility for collection of the transition charges from the REP'S retail electric customers. If the REP qualifies to collect transition charges, the servicer will bill to and collect from the REP the transition charges attributable to the REP's customers. The REP in turn will bill to and collect from its retail customers the transition charges attributable to them.

      Transition charges will be calculated to ensure the collection of an amount sufficient to service the principal, interest, and related charges for the transition bonds. Transition charges will also be calculated so that this amount is allocated to the various classes of retail customers as provided by PURA. In addition to the annual true-up required by PURA Section 39.307, periodic true-ups may be performed as necessary to ensure that the amount collected from transition charges is sufficient to service the transition bonds. A non-standard true-up will be allowed for other circumstances as provided by this Financing Order.

      The Company requests authority to issue transition bonds in the original principal amount not to exceed the sum of $763,734,489 plus an additional amount necessary to recover its up-front qualified costs as described in Appendix B. The Company also requests approval of transition charges sufficient to recover the principal and interest on the transition bonds plus an additional amount of ongoing qualified costs as described in Appendix B. The Company requests that the transition charges be recovered from retail customers and that the amount of the transition charges be calculated based upon the allocation methodology and billing determinants as specified in an agreement entered into by several of the parties in this proceeding. The Company also requests that certain standards related to the billing and collection of transition charges be applied to REPs that bill or collect transition charges approved in this Financing Order from retail customers. In addition, the Company requests approval of a tariff to implement the transition charges.

      Under the Company's proposal, $949,138,473 of generation-related regulatory assets on Applicant's regulatory books will be reduced through the securitization. The assets securitized under this Financing Order, and the ADIT related to those assets, will not be included in any annual report calculation or in the calculation of excess cost over market under PURA Sections 39.251-265. In its original application, the Company had request to securitized over $1.2

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 11 OF 72


billion of generation-related regulatory assets. The Company, the Commission's Office of Regulatory Affairs and several other parties reached an agreement that modified the Company's original request. As a result of this agreement, the Company agreed not to securitize certain specified assets in any future proceeding. The Company also agreed to remove other specified regulatory assets in the amount of $277,000,000 from its request in this docket. Thus, this remaining $277,000,000, as of December 31, 1998, of the generation-related portion of the Texas retail jurisdictional portion of the Company's regulatory assets, is not included in the Company's proposal or addressed in this Financing Order.


                              III. FINDINGS OF FACT

                        A. IDENTIFICATION AND PROCEDURE.

IDENTIFICATION OF APPLICANT AND APPLICATION

1. Central Power and Light Company (CPL or Company) owns and operates for compensation in this state generation facilities and an extensive transmission and distribution network to provide electric service in Texas. The Company is a wholly owned subsidiary of Central and South West Corporation and is an electric utility providing retail and wholesale electric service in Texas.

2. The Company's application was filed on October 18, 1999 and includes the exhibits, schedules, attachments, testimony and agreements filed by or for the Company in this docket.

3. In its application, the Company used the term Applicant to refer to Central Power and Light Company and its successors and assigns that provide transmission or distribution service, or both, directly to retail customers in Central Power and Light Company's existing service area, but not to any successor or assign that provides competitive services after the advent of customer choice under PURA Section 39.051. As used in this Financing Order, the term Applicant has the meaning ascribed to it by the Company in its application.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 12 OF 72



PROCEDURAL HISTORY

4. On October 18, 1999, the Company initially filed its application for a financing order under Subchapter G of Chapter 39 of the Public Utility Regulatory Act(19) to permit securitization of some of its regulatory assets and other qualified costs as described in its application.

5. The following persons moved to intervene and were granted party status in this proceeding: Office of Public Utility Counsel (OPC); Power Choice, Inc.; South Texas Electric Cooperative, Inc.; NewEnergy Texas,L.L.C.(NewEnergy); Texas Industrial Energy Consumers (TIEC); State of Texas; the Texas Retailers Association and the Texas Hospital Association (collectively TRA/THA); Enron Energy Services, Inc. (Enron); Competitive Power Advocates; Entergy Gulf States, Inc.; Sharyland Utilities, L.P. (Sharyland); United States Department of the Navy; Occidental Chemical Corporation; Koch Petroleum Group; Alcoa; Public Utilities Board of Brownsville; and the Cities of Alton, Aransas Pass, Carrizo Springs, Charlotte, Corpus Christi, Eagle Pass, Harlingen, Indian Lake, Laguna Vista, Laredo, Los Fresnos, Luling, McAllen, Mission, Odem, Orange Grove, Pearsall, Port Aransas, Rancho Viejo, Refugio, Rio Hondo, San Juan, Santa Rosa, Smiley, South Padre Island, Victoria, and Weslaco (collectively Cities). The Commission's Office of Regulatory Affairs (ORA) also participated as a party.

6. On December 3, 1999, Enron filed a motion to limit the scope of the hearing in this proceeding. Specifically, Enron requested that the Commission not address the issue of retail electric provider (REP) qualifications in this docket, but reserve that issue for consideration in Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators. The administrative law judge (ALJ) denied the motion but noted that REP qualification issues would be addressed, if at all, only to the extent necessary for a Commission financing order.


7. On December 7 and 8, 1999, the Commission held a hearing on the merits in this proceeding.


-----------

      (19) TEX. UTIL. CODE Sections 11.001-64.158 (Vernon 1998 & Supp. 2000)
(PURA).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 13 OF 72


8. On December 17, 1999, the Company filed a motion to modify the briefing schedule and change the effective date of its request for a financing order to November 3, 1999. By an order issued December 17, 1999, the ALJ granted the motion.

9. On January 19 and 20, 2000, the ALJ granted Reliant Energy HL&P; Shell Energy Services Company, L.L.C. (Shell Energy); Fowler Energy, Inc.; Greenmountain.com Company; and DTE Energy leave to file amicus curiae briefs on the issues raised in this proceeding.

10. On January 11, 2000, the Company filed an agreement between the Company and ORA to support an agreed-upon resolution of certain issues in this proceeding. In the Company's reply brief filed on January 19, 2000, the January 11 agreement was modified regarding the treatment of transition charges for the Economic As Available Power Service (EAPS) class. On January 25, 2000, the Company filed a letter that modified and clarified the January 11 agreement. On January 26, 2000, ORA filed an agreement related to REP standards which the Company, NewEnergy, Enron, and Shell Energy joined. On February 1, 2000, ORA filed another document titled Proposed REP Standards (REP Agreement). On February 9, 2000, the Company filed an agreement between the Company, ORA, OPC, TIEC and the State related to the amount that the Company should be permitted to securitize. A copy of the January 11 agreement, the January 25 modifications, and the February 9 agreement (collectively referenced as the Letter Agreement) are attached as Appendix A to this Financing Order.

11. On January 26, 2000, the State filed its support of the Letter Agreement as modified and the REP Agreement.

12. On January 26, 2000, the Company filed a second motion to modify the effective date of its request for a financing order and to establish a schedule for the issuance of this Financing Order. The motion was conditioned upon the Commission issuing a decision on all issues at the January 27, 2000, open meeting. During the January 27, 2000 open meeting, the Company modified its motion by removing the condition that all issues had to be decided during that meeting.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 14 OF 72


13. On January 27, 2000, in open meeting, the Commission deliberated on the merits of the Company's application and heard additional argument. The Commission approved the Company's proposed schedule to issue a draft financing order and its modified request to change the effective date of its application to November 30, 1999.

14. On February 4, 2000, the Commission's Office of Policy Development filed a draft financing order in this docket. On February 17, 2000, the parties filed comments to this draft financing order.

15. On February 24, 2000, the Commission considered the draft financing order and parties' comments to the draft financing order, and rendered its final decision in this docket. In the open meeting on February 24, 2000, the Commission approved the Company's request to change the effective date of its request for a financing order to December 28, 1999.

NOTICE OF APPLICATION

16. Notice was provided through publication once a week for two consecutive weeks in newspapers having general circulation in the Company's Texas service area, beginning shortly after the filing of its application. In addition, the Company provided individual notice to the governing bodies of all Texas incorporated municipalities served by the Company that have retained original jurisdiction over the Company. Proof of publication was submitted in the form of publishers' affidavits and verification of the mailing of individual notices and the provision of notice to the municipalities.

EVIDENCE OF RECORD

17. The following items were admitted into evidence: (a) CPL Exhibit Nos.
1-22, 24, 25, 28-30; (b) Cities' Exhibit Nos. 1, 1a, 2, 2a, 3, 3a, 3b, 4-7; (c)
NewEnergy Exhibit Nos. 1-21; (d) OPC Exhibit Nos. 1-4, 4a, 5-6; (e) ORA Exhibit Nos. 1a, 1b, 1c, 2, 3a, 3b, 4a, 4b, 5a, 5b, 6a, 6b, 6c, 7-9; (f) State of Texas
Exhibit Nos. 1-2; (g) TIEC Exhibit Nos. 1-10, 13; and (h) TRA/THA Exhibit Nos. 1-3, 3a, 3b, 4-8, 9-10.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 15 OF 72


                B. QUALIFIED COSTS AND AMOUNT TO BE SECURITIZED.


IDENTIFICATION AND AMOUNTS

18. Qualified costs are defined to include 100% of an electric utility's regulatory assets and 75% of its recoverable costs determined by the Commission under PURA Section 39.201 and any remaining stranded costs determined under PURA
Section 39.262, together with the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of transition bonds. Qualified costs also include the costs to the Commission of acquiring professional services for the purpose of evaluating proposed securitization transactions.(20)

19. The Company proposed to recover qualified costs consisting of regulatory assets, the costs of issuing, supporting and servicing the transition bonds, the costs of retiring and refunding the Company's existing debt and equity securities in connection with the issuance of the transition bonds, and the costs to the Commission of acquiring professional services for the purpose of evaluating the Company's proposed securitization transactions. The Company also proposed to include the costs of swap or hedge agreements entered into under the circumstances described in the Company's testimony as qualified costs.

20. Regulatory assets are defined to include only the generation-related portion of the Texas jurisdictional portion of the amount reported by an electric utility in its 1998 annual report on Securities and Exchange Commission (SEC) Form 10-K as regulatory assets and liabilities, offset by the applicable portion of generation-related investment tax credits permitted under the Internal Revenue Code of 1986.(21) The Company identified the amount of regulatory assets and allocated those amounts to generation-related and non-generation-related amounts. The Company then assigned generation-related amounts directly to either the Texas retail jurisdiction or the Federal Energy Regulatory Commission jurisdiction for those amounts that could be directly assigned. Because the Commission finds that only the retail portion of regulatory assets may be recovered through a transition charge assessed against retail customers, the Commission

----------

      (20) See PURA Section 39.302(4).

      (21) Id. Section 39.302(5).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 16 OF 72


finds that the jurisdictional generation demand allocation factor approved in Docket No. 14965(22) (the last Commission final order addressing the Company's rate design) should be used to determine the Texas retail portion of the amount of generation-related regulatory assets in this proceeding that cannot be directly assigned to either jurisdiction. The numeric value of the jurisdictional allocation factor approved in Docket No. 14965 is 95.837%. The Commission also finds that the amount of the regulatory assets listed in Appendix C is the proper retail portion of the generation-related portion of the Texas jurisdictional portion of the amount listed on the Company's 1998 SEC
Form 10-K.

21. The Company proposed to securitize regulatory assets in an amount that is the sum of the book value of the regulatory assets plus the amount of any related SFAS-109(23) regulatory asset, offset by the present value of the benefits attributable to the accumulated deferred income taxes (ADIT) related to each asset to be securitized as shown in Appendix B. The present value of this benefit is determined by applying the Company's cost of capital to the ADIT balance, adding related taxes to the balances, and discounting the resulting amounts using the Company's pre-tax cost of capital as the discount rate.

22. The actual costs of issuing and supporting the transition bonds will not be known until the transition bonds are issued, and certain ongoing costs relating to the transition bonds may not be known until such costs are incurred. The actual amount of debt and equity securities to be retired and refunded will be affected by market conditions at the time such securities are retired or refunded, and, therefore, the actual cost of retiring and refunding debt and equity securities in connection with the issuance of the transition bonds will not be known until such securities are retired and such refunding is complete. The costs of credit enhancement and servicing, including third party fees and expenses, also will not be known until the time the transition bonds are priced. The Company estimated the maximum amount of these costs as shown in Appendix B and proposed to recover these estimated amounts as qualified costs in this Financing Order.

----------

      (22) Application of Central Power and Light Company for Authority to Change Rates, Docket No. 14965, Second Order on Rehearing (Oct. 16, 1997).

      (23) STATEMENT OF FINANCIAL ACCOUNT STANDARDS NO. 109 (Financial Accounting Standards Board (Feb. 1992) (SFAS 109).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 17 OF 72



23. The Company proposed to include the amount of the regulatory assets (including related SFAS 109 assets and offset by related ADIT), the up-front variable and fixed costs, and the costs of retiring and refunding debt and equity as listed in Appendix B, plus the costs, which are not quantified, of swap and hedge agreements in the principal amount of the transition bonds. The Company proposed to recover the remaining qualified costs, composed of the ongoing support and servicing costs listed in Appendix B, directly through transition charges. The Company also proposed that, to the extent that the actual amount of any of the up-front costs or costs of retiring and refunding debt and equity incurred by Applicant varies from the amounts as shown in Appendix B, the Company be permitted to recover any additional amounts reasonably incurred, and required to provide a credit for any excess amounts securitized in a future proceeding.

24. The benefits of the Company's proposed securitization are dependent, in part, upon the total amount of qualified costs other than regulatory assets sought to be securitized or directly recovered through transition charges. To satisfy its statutory obligations to ensure quantifiable and tangible benefits to ratepayers, the Commission must limit the maximum amount of qualified costs other than regulatory assets approved in this Financing Order so that the sum of the fixed and variable up-front qualified costs plus the costs to reacquire debt and equity does not exceed $33,600,408; the annual ongoing servicing fees do not exceed the maximum amount shown in Appendix C; and the sum of the annual fixed operating costs do not exceed $120,000. To further ensure the benefits promised by this securitization, the excess of any amounts securitized (including associated interest) over the actual amounts incurred by Applicant for up-front costs plus the reacquisition costs must be provided as a credit in Applicant's ECOM proceeding or a future securitization proceeding.

25. As limited by this Financing Order, the recovery of the net amount of regulatory assets (accounting for related SFAS-109 amounts and ADIT benefits) and other qualified costs listed in Appendix C should be approved because ratepayers will receive tangible and quantifiable benefits as a result of the securitization, and the amount of the Company's stranded costs will be reduced, leading to further benefits for ratepayers. The remaining $277,000,000, as of December

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 18 OF 72

31, 1998, of the generation-related portion of the Texas retail jurisdictional portion of the Company's regulatory assets that is composed entirely of SFAS-109 assets, is not addressed in the Company's proposal or in this Financing Order.


ISSUANCE ADVICE LETTER

26. Because the actual structure and pricing of the transition bonds and the precise amounts of up-front costs and expenses will not be known at the time that this Financing Order is issued, the Company proposed that, following determination of the final terms of the transition bonds and prior to issuance of the transition bonds, Applicant will file with the Commission for each series of transition bonds issued, and no later than the second business day after the pricing date for that series of transition bonds, an issuance advice letter . The issuance advice letter will be completed to report the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued. All amounts that require computation will be computed using the mathematical formulas contained in the form of the issuance advice letter in Appendix E and the Transition Charge Rate Tariff in Appendix D to this Financing Order. The Company proposed that the Commission's review of the issuance advice letter be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter, and that the initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with those requirements.


27. The completion and filing of an issuance advice letter in the form of the Issuance Advice Letter attached as Appendix E, including the certification from Applicant as discussed in Finding of Fact No. 102, is necessary to ensure that any securitization actually undertaken by Applicant complies with the terms of this Financing Order. Therefore, the Company's proposal should be approved.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 19 OF 72


TANGIBLE AND QUANTIFIABLE BENEFIT

28. The statutory requirement in PURA Section 39.301 that directs the Commission to ensure that securitization provides tangible and quantifiable benefits to ratepayers greater than would be achieved absent the issuance of transition bonds can only be determined using an economic analysis to account for the time value of money. A present-value analysis that compares the traditional revenue requirement associated with an asset (reflective of conventional utility financing) with the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides economic benefits to ratepayers.

29. Securitization financing for the regulatory assets detailed in Appendix C is expected to result in excess of approximately $90,000,000 of tangible and quantifiable economic benefits to ratepayers on a present-value basis if the transition bonds are issued at the maximum interest rates allowed by this Financing Order. The actual benefit to ratepayers will depend upon market conditions at the time the transition bonds are issued. This quantification is the sum of the economic benefit calculated for each regulatory asset using the methodology described in ORA's testimony using a discount rate of 8.75% and a maximum expected life of 14 years as detailed in Appendix F, offset by the amount of up-front and ongoing costs approved in this Financing Order.

30. The methodology described in ORA's testimony to calculate the economic benefits to ratepayers as a result of this Financing Order is appropriate and properly calculates the economic benefits to ratepayers resulting from securitization of the qualified costs approved in this Financing Order and detailed in Appendix C.

PRESENT VALUE CAP

31. The amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets or stranded costs sought to be securitized where the present value analysis uses a discount rate equal to the proposed interest rate on the transition bonds.(24) The methodology used by ORA to calculate


----------

      (24) See PURA Section 39.301.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 20 OF 72


economic benefits also demonstrates that the amount the Company seeks to securitize does not exceed the present value of the revenue requirement over the maximum expected 14-year life of the transition bonds associated with those regulatory assets of $915,752,955 as shown in Appendix F.

32. The amount of qualified costs to be securitized detailed in Appendix C does not exceed the present value of the revenue requirement over the maximum expected 14-year life of the transition bonds associated with the regulatory assets approved to be securitized in this Financing Order. The present value analysis uses a discount rate equal to the maximum allowed weighted average interest rate on the transition bonds on an annual basis.


TOTAL AMOUNT OF REVENUE TO BE RECOVERED

33. The Commission is required to find that the total amount of revenues to be collected under this Financing Order will be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets that are securitized under this Financing Order, using conventional financing methods.(25) The total amount of revenues to be collected under this Financing Order is expected to be in excess of approximately $977 million less than the revenue requirement that would be recovered using conventional utility financing methods over the current remaining life of the securitized regulatory assets. This quantification is the sum of the reduction in the amount of revenues resulting from securitization for each regulatory asset that is proposed to be securitized using the methodology contained in ORA's testimony using a transition-bond interest rate of 8.75% and a maximum expected life of 14 years as detailed in Appendix F, less the ongoing costs approved in this Financing Order.


34. The Commission finds that the methodology described in ORA's testimony to calculate the differential between the total amount of revenues to be collected under this Financing Order and the revenue requirement that would be collected over the remaining life of the regulatory assets that are securitized is appropriate and properly calculates the reduction in total revenues


----------

      (25) See Id. Section 39.303(a).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 21 OF 72


collected from ratepayers as a result of securitization of the qualified costs approved in this Financing Order and detailed in Appendix C.


                  C. STRUCTURE OF THE PROPOSED SECURITIZATION.

THE SPE

35. For purposes of this securitization, Applicant will create a special purpose entity (SPE), which will be either a Delaware limited liability company with Applicant as its sole member or a Delaware business trust with Applicant as grantor and owner of all beneficial interests. The SPE will be formed for the limited purpose of acquiring transition property (including any transition property authorized by the Commission in a subsequent financing order), issuing transition bonds (including any transition bonds authorized by the Commission in a subsequent financing order), and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE will not be permitted to engage in any other activities and will have no assets other than transition property (and any subsequent transition property) and related assets to support its obligations under the transition bonds (and any subsequent transition bonds). Obligations relating to the transition bonds (or any subsequent transition bonds) will be the SPE's only significant liabilities. These restrictions on the activities of the SPE and restrictions on the ability of Applicant to take action on the SPE's behalf are imposed to ensure that the SPE will be bankruptcy remote and will not be affected by a bankruptcy of Applicant. The SPE will be managed by a board of managers, trustees or a board of directors with rights similar to those of boards of directors of corporations. As long as the transition bonds remain outstanding, the SPE will have at least one independent manager, trustee or director, i.e., with no organizational affiliation with Applicant. The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the consent of the independent manager, trustee or director. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert or merge without the consent of the independent manager, trustee or director. Other restrictions to assure bankruptcy-remoteness may also be included in the organizational documents of the SPE as indicated by the rating agencies.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 22 OF 72


36. The initial capital of the SPE is expected to be not less than 0.5% of the original principal amount of each series of transition bonds issued by the SPE. The initial capitalization of the SPE must be sufficient to allow the SPE to meet any reasonably expected expenses that might arise that are related to the transition charges and the transition bonds. Adequate funding of the SPE will minimize the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE. A sufficient level of capital is necessary to minimize this risk and, therefore, assist in achieving the lowest transition-bond charges possible.

37. The SPE will issue transition bonds in an aggregate amount not to exceed the principal amount approved by this Financing Order and will pledge to the indenture trustee, as collateral for payment of the transition bonds, the transition property, including the SPE's right to receive the transition charges as and when collected, and certain other collateral described in the Company's application.

38. Concurrently with the issuance of any of the transition bonds, Applicant will transfer to the SPE all of Applicant's rights under this Financing Order, including rights to impose, collect, and receive the transition charges approved in this Financing Order. This transfer will be structured so that it will qualify as a true sale within the meaning of PURA Section 39.308. By virtue of the transfer, the SPE will acquire all of the right, title, and interest of Applicant in the transition property arising under this Financing Order.

39. The use and proposed structure of the SPE and the limitations related to its organization and management are necessary to minimize risks related to the proposed securitization transactions and to minimize the transition-bond charges. Therefore, the use and proposed structure of the SPE, as modified in Findings of Fact Nos. 36 and 65, should be approved.

NEGATIVE COMPETITION TRANSITION CHARGE

40. The Company originally proposed that the amount of regulatory assets authorized to be securitized not include the associated accumulated deferred income taxes (ADIT). This proposal, as detailed in the Company's application and the January 11 agreement between the

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 23 OF 72


Company and ORA, included a negative competition transition charge (CTC) to provide, what the Company asserted were, benefits to customers greater than would be achieved by including ADIT in the calculation of the amount to be securitized.

41. The use of a negative CTC is not reasonable because it does not ensure greater benefits to ratepayers than would be achieved without a negative CTC, in part due to the period of time over which recovery of the negative CTC would be achieved and, in part due to uncertainties in the recovery and funding of the negative CTC.

OTHER CREDIT ENHANCEMENT

42. The Company proposed that Applicant might provide for various other forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds and that the costs of any credit enhancements be included in the amount of qualified costs to be securitized.

43. The Company failed to quantify the costs or any benefits related to any of the proposed methods of credit enhancement identified in Finding of Fact No. 42. Accordingly, costs related to any of the proposed methods of credit enhancement cannot cause the aggregate amount of the up-front costs that are securitized to exceed the amount of the cap on the aggregate amount for those costs specified in Appendix C. This finding does not apply to the use of a collection account or its subaccounts addressed in Findings of Fact Nos. 62 through 68 in this Financing Order.

TRANSITION PROPERTY

44. Under PURA Section 39.304, the rights and interest of an electric utility or successor under a financing order, including the right to impose, collect and receive the transition charges authorized in the order, are only contract rights until they are first transferred to an assignee or

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 24 OF 72


pledged in connection with the issuance of transition bonds, at which time they will become transition property.(26)

45. The proposed transfer by Applicant to the SPE of the rights to impose, collect and receive the transition charges approved in this Financing Order along with the other rights arising pursuant to this Financing Order will become transition property upon the transfer pursuant to PURA Section 39.304.

46. Transition property and all other collateral will be held and administered by the indenture trustee pursuant to the indenture, as described in the Company's application. This proposal will help ensure the lowest transition-bond charges and should be approved.

47. Under PURA Section 39.304(b), transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of transition charges depends on further acts of the utility or others that have not yet occurred.

SERVICER AND THE SERVICING AGREEMENT.

48. To the extent that any interest in the transition property created by this Financing Order is assigned, sold or transferred to an assignee,(27) Applicant will enter into a contract with that assignee that will require Applicant to continue to operate its transmission and distribution system or its distribution system in order to provide electric services to Applicant's customers.

49. Applicant will execute a servicing agreement with the SPE; this agreement may be amended, renewed or replaced by another servicing agreement. The entity responsible for carrying out the servicing obligations under any servicing agreement is the servicer. The Applicant will be the initial servicer but may be succeeded as servicer by another entity under certain circumstances detailed in the servicing agreement. Pursuant to the servicing agreement,


----------

      (26) See Id. Section 39.304(a).

      (27) PURA Section 39.302(1) defines an assignee as any individual, corporation, or other legally recognized entity to which an interest in transition property is transferred, other than as security, including any assignee of that party.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 25 OF 72


the servicer is required, among other things, to impose and collect the applicable transition charges for the benefit and account of the SPE, to make the periodic true-up adjustments of transition charges required or allowed by this Financing Order, and to account for and remit the applicable transition charges to or for the account of the SPE in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the servicing agreement). Under the terms of the servicing agreement, if any servicer fails to fully perform its servicing obligations, the indenture trustee acting under the indenture to be entered into in connection with the issuance of the transition bonds, or the indenture trustee's designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of transition bonds, shall appoint an alternate party to replace the defaulting servicer, in which case the replacement servicer will perform the obligations of the servicer under the servicing agreement. The obligations of the servicer under the servicing agreement and the circumstances under which an alternate servicer may be appointed will be more fully described in the servicing agreement. The rights of the SPE under the servicing agreement will be included in the collateral pledged to the indenture trustee under the indenture for the benefit of holders of the transition bonds.


50. The obligations to continue to provide service and to collect and account for transition charges will be binding upon Applicant and any other entity that provides transmission and distribution services or direct wire services to a person that was a retail customer of Applicant located within Applicant's certificated service area on May 1, 1999 (except for former customers not taking service from Applicant by reason of taking service from Sharyland pursuant to Commission action in Docket No. 20292(28)), or that became a retail customer for electric services within such area after May 1, 1999 and is still located within such area. Further, and to the extent REPs are responsible for imposing and billing transition charges on behalf of the SPE, billing and credit standards approved in this Financing Order will be binding on all REPs that bill and collect transition charges from such retail customers, together with their successors and assigns. The Commission will enforce the obligations imposed by this Financing Order, its applicable substantive rules and statutory provisions.


----------

      (28) Application of Sharyland Utilities, L.P., for a Certificate of Convenience and Necessity in Hidalgo County, Docket No. 20292 (July 9, 1999) (Docket No. 20292).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 26 OF 72


51. The proposals described in Findings of Fact Nos. 48 through 50 are reasonable, will reduce risk associated with the proposed securitization and will, therefore, facilitate the obtainment of the lowest transition-bond charges and the greatest benefit to ratepayers and should be approved.

RETAIL ELECTRIC PROVIDERS

52. Beginning on the date of customer choice for any retail customers, the servicer will bill the transition charges for those customers to each retail customer's REP and the REP will collect the transition charges from its retail customers.

53. In many of the jurisdictions that have approved the issuance of transition bonds, the financing orders have provided that the entities that collect transition charges must remit the amounts collected to the servicing entity within a specified number of days and that the servicing entity would be allowed to assume the billing and collection of transition charges in the event of default by the collecting entity. Financing orders in other jurisdictions have typically also established credit qualifications or deposit requirements, or both, for the entities that intend to bill, collect, and remit transition charges.

54. The Company, ORA, NewEnergy, Enron, and Shell Energy agreed to minimum billing and collection standards to apply to REPs that collect transition charges approved by this Financing Order from retail electric customers in the manner provided in the standards.

55. The proposed standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order. The standards relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted with the transmission and distribution company to bill and collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. If the Commission later determines (e.g., through Project

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 27 OF 72


No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators or other rulemakings or proceedings) that different standards are to be applied to REPs in particular areas (e.g., payment terms), those standards, with appropriate modifications to related provisions, may replace those specific items. Upon adoption of any rule addressing any of the standards, ORA will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

56. The proposed REP standards are as follows:

      (a) Rating, Deposit, and Related Requirements. Each REP must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the REP defaults in its payment obligations, or
(C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The indenture trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

      (b) Loss of Rating. If the long-term, unsecured credit rating from either Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings,

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 28 OF 72


within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in Paragraph (e).

      (c) Computation of Deposit, etc. The computation of the size of a required deposit shall be agreed upon by the servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (1) the REP shall remit to the indenture trustee the amount of any shortfall in such required deposit or (2) the servicer shall instruct the indenture trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth in Paragraph (e). REP cash deposits shall be held by the indenture trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on REP cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the indenture trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the transition bonds unless otherwise utilized for the payment of the REP's obligations for transition bond payments. Once the deposit is no longer required, the servicer shall promptly (but not later than 30 calendar days) instruct the indenture trustee to remit the amounts in the segregated accounts to the REP.

      (d) Payment of transition charges. Payments of transition charges are due 35 calendar days following each billing by the servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in Paragraph (e). The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th calendar day after billing by the servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against transition charge obligations. A REP shall not be obligated to pay the overdue transition charges of another REP. If a REP agrees to assume the

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 29 OF 72


responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such transition charges; however, the prior REP shall not be relieved of the previously-assessed penalties.

      (e) Remedies Upon Default. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to in Paragraph (d), the servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in Paragraph (b), (c), or (d) shall select and implement one of the following options:

            (1) Allow the Provider of Last Resort ("POLR") or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of transition charges.

            (2) Immediately implement other mutually suitable and agreeable arrangements with the servicer. It is expressly understood that the servicer's ability to agree to any other arrangements will be limited by the terms of the Servicing Agreement and requirements of each of the rating agencies that have rated the transition bonds necessary to avoid a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

            (3) Arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer shall immediately implement option (1). Upon re-establishment of compliance with the requirements set forth in Paragraphs (b), (c), and (d) and the payment of all

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 30 OF 72


past-due amounts and associated penalties, the REP will no longer be required to comply with this Paragraph.

      (f) Billing by Providers of Last Resort, etc. The initial POLR appointed by the Commission, or any Commission-appointed successor to the POLR, must meet the minimum credit rating or deposit/credit support requirements described in Paragraph (a) in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. Retail customers may never be re-billed by the successor REP, the POLR, or the servicer for any amount of transition charges they have paid their REP (although future transition charges shall reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in Paragraph (d) is the sole remaining past-due amount after the 45th calendar day, the REP shall not be required to comply with clauses (l), (2) or (3) of Paragraph (e), unless the penalty is not paid within an additional 30 calendar days.

      (g) Disputes. In the event that a REP disputes any amount of billed transition charges, the REP shall pay the disputed amount under protest according to the timelines detailed in Paragraph (d). The REP and servicer shall first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the servicer at the Commission-approved interest rate. Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts shall not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest shall be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to Utilities Code Section 39.107.

      (h) Metering Data. If the servicer is providing the metering, metering data will be provided to the REP at the same time as the billing. If the servicer is not providing the metering, the entity providing metering services will be responsible for complying with Commission rules

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 31 OF 72


and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the Servicing Agreement and this Financing Order with respect to billing and true-ups.

      (i) Charge-Off Allowance. The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, REPs will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the indenture trustee for the holders of transition bonds. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

            (1) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off.

            (2) The REP's recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the indenture trustee, the SPE or the SPE's funds for such payments.

            (3) The REP shall provide information on a timely basis to the servicer so that the servicer can include the REP's default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the REP's rights to credits will not take effect until after such adjusted transition charge rates have been implemented.

      (j) Service Termination. In the event that the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP or the POLR is billing customers for transition charges, the REP shall have the right to transfer the customer to the POLR (or to another certified
REP) or to direct the servicer to terminate transmission and distribution service to the

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 32 OF 72


end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

57. The proposed billing and collection standards for REPs and the applicability of those standards are appropriate for the collection of transition charges resulting from this Financing Order, are reasonable and will lower risks associated with the collection of transition charges and will result in lower transition-bond charges and greater benefits to ratepayers. Therefore, the proposed billing and collection standards for REPs and the applicability of those standards described in Findings of Fact Nos. 55 and 56 should be approved.

58. Prior to the introduction of customer choice,(29) Applicant will collect transition charges out of the bundled rates and will remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer choice (including any customer-choice pilot programs under PURA Section 39.104), Applicant or the current servicer of the transition bonds, as required under PURA Section 39.107(d), will bill a customer's REP for the transition charges attributable to that customer. PURA Section 39.107(d) provides that the REP must pay these transition charges. This proposal for collection of transition charges prior to the start of customer choice is reasonable and should be approved.

TRANSITION BONDS

59. The SPE will issue and sell transition bonds in one or more series, and each series may be issued in one or more classes or tranches. The legal final maturity date of any series of transition bonds will not exceed 15 years from the date of issuance of such series. The legal final maturity date of each series and class or tranche within a series and amounts in each series will be finally determined by Applicant and the Commission, acting through its designated personnel or financial advisor, consistent with market conditions and indications of the rating agencies, at the time the transition bonds are issued. Applicant will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning transition property arising under this Financing Order, or to cause the issuance of any transition bonds authorized in this



----------

      (29) See PURA Section 39.101-102.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 33 OF 72


Financing Order, subject to the right of the Commission to participate in the pricing and structure of the transition bonds. It is proposed that the SPE issue the transition bonds on or after the third business day after Applicant has filed its issuance advice letter in accordance with this Financing Order unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements established by this Financing Order.

60. The Company proposed to establish a transition-bond amortization schedule so that (a) during the rate-freeze period until January 1, 2002, the expected Periodic Billing Requirement (as defined in Finding of Fact No. 86) will be targeted to equal the revenue requirement associated with the securitized regulatory assets included in the Company's base rates prior to securitization of such assets; (b) during the price-to-beat period from January 1, 2002 until January 1, 2007, the expected Periodic Billing Requirement will be targeted to equal 6% less than the revenue requirement associated with the securitized regulatory assets included in the Company's base rates prior to securitization of such assets; and (c) after the price-to-beat period beginning in January 2007, the expected Periodic Billing Requirement will be targeted to reflect approximately equal, annual straight-line amortization of the remaining transition-bond principal, taking into account any modifications to the straight-line amortization that may be necessary to avoid a large increase in the transition charges in 2007.

61. The structure of the transition bonds with respect to the maturities and classes or tranches of the transition bonds is reasonable and should be approved, provided that the weighted average interest rate for the bonds does not exceed 8.75% on an annual basis and the expected maximum bond life is 14 years. These restrictions are necessary to ensure that the stated economic benefits to ratepayers materialize. To further ensure benefits to ratepayers, the Commission's financial advisor should be charged with the obligation to ensure that the structure and pricing of the transition bonds results in the lowest transition-bond charges consistent with market conditions and the protection of a competitive retail electric market. To protect the competitiveness of this market, the transition-bond amortization schedule must result in a Periodic Billing Requirement that does not exceed the targets proposed by the Company for the two periods of time before 2007, except when required by a true-up of transition charges to collect an additional amount necessary to recoup undercollections from a prior period. The transition-bond amortization

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 34 OF 72


schedule for the period after 2007 should be established in a manner that least impacts the competitiveness of the retail electric market. The Commission's financial advisor should also be charged with the obligation to protect the competitiveness of the retail electric market in a manner consistent with this Financing Order.

SECURITY FOR TRANSITION BONDS

62. The payment of the transition bonds authorized by this Financing Order is to be secured by the transition property created by this Financing Order and by certain other collateral as described in the Company's application. The transition bonds will be issued pursuant to an indenture administered by the indenture trustee. The indenture will include provisions for a collection account and included subaccounts for the collection and administration of the transition charges and payment or funding of the principal and interest on the transition bonds and other costs, including fees and expenses, in connection with the transition bonds, as described in the Company's application. Pursuant to the indenture, the SPE will establish a collection account as a trust account to be held by the indenture trustee as collateral to ensure the payment of the principal, interest, and other costs approved in this Financing Order related to the transition bonds in full and on a timely basis. The collection account will include the general subaccount, the overcollateralization subaccount, the capital subaccount, and the reserve subaccount, and may include other subaccounts.


      i. THE GENERAL SUBACCOUNT.

63. The indenture trustee will deposit the transition-charge remittances that the servicer remits to the indenture trustee for the account of the SPE into one or more segregated trust accounts and allocate the amount of those remittances to the general subaccount. The indenture trustee will on a periodic basis apply moneys in this subaccount to pay expenses of the SPE, to pay principal and interest on the transition bonds, and to meet the funding requirements of the other subaccounts. The moneys in the general subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including, to the extent necessary, investment earnings) will be applied by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement, and otherwise in accordance with the terms of the indenture.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 35 OF 72


      ii. THE OVERCOLLATERALIZATION SUBACCOUNT.

64. The overcollateralization subaccount will be periodically funded from transition-charge remittances over the life of the transition bonds. The aggregate amount and timing of the actual funding will depend on tax and rating-agency requirements, and is expected to be not less than 0.5 % of the original principal amount of the transition bonds. This subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the overcollateralization subaccount must be drawn upon to pay any of these amounts due to a shortfall in the transition-charge remittances, it will be replenished through future transition-charge remittances to its required level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.


      iii. THE CAPITAL SUBACCOUNT.

65. When a series of transition bonds is issued, the Applicant will make a capital contribution to the SPE (which the Company proposed would be funded from transition-bond proceeds) for that series, which the SPE will deposit into the Capital Subaccount. The amount of the capital contribution is expected to be not less than 0.5% of the original principal amount of each series of transition bonds, although the actual amount will depend on tax and rating agency requirements. The Capital Subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the Capital Subaccount must be drawn upon to pay these amounts due to a shortfall in the transition charge remittances, it will be replenished through future transition-charge remittances to its original level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. Upon maturity of the transition bonds and the discharge of all obligations that may be paid by use of transition charges, all moneys in the capital subaccount,

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 36 OF 72


including any investment earnings, will be released to the SPE for payment to Applicant. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

66. The capital contribution to the SPE should be funded by the Company, and the amount of the proceeds from the sale of the transition bonds that are used to retire or refund Applicant's debt or equity securities should not be offset by the amount of this capital contribution to ensure that ratepayers receive the appropriate benefit from the securitization approved in this Financing Order.

      iv. THE RESERVE SUBACCOUNT.

67. The Reserve Subaccount will hold any transition-charge remittances and investment earnings on the Collection Account in excess of the amounts needed to pay current principal and interest on the transition bonds and to pay all of the other components of the Periodic Payment Requirement (including, but not limited to, funding or replenishing the Overcollateralization Subaccount and the Capital Subaccount). Any balance in the Reserve Subaccount on a true-up adjustment date will be subtracted from the Periodic Payment Requirement for purposes of the true-up adjustment. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings thereon) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.

      v. GENERAL PROVISIONS.

68. The Collection Account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. If the amount of transition charges remitted to the General Subaccount is insufficient to make all scheduled payments of principal and interest on the transition bonds and to make payment on all of the other components of the Periodic Payment Requirement, the Reserve Subaccount, the Overcollateralization Subaccount, and the Capital Subaccount will be drawn down, in that order, to make those payments. Any deficiency in the Overcollateralization Subaccount or the Capital Subaccount due to such withdrawals must be replenished first to the Capital Subaccount and then to the

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 37 OF 72


Overcollateralization Subaccount on a periodic basis through the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources (i.e., amounts received from REPs), or to be used for specified purposes. Such accounts will be administered and utilized as set forth in the servicing agreement and the indenture. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, remaining amounts in the Collection Account will be released by the SPE to Applicant and, other than amounts that were in the Capital Subaccount, will be credited to customers consistent with PURA Section 39.262(g).

69. The use of a collection account and its subaccounts in the manner proposed by the Company is reasonable, will lower risks associated with the securitization and thus lower the costs to ratepayers, and should, therefore, be approved.

REFINANCING

70. The Company also seeks authorization, subject to an approved supplement to this Financing Order, to allow it, or the SPE, or any assignee to refinance the transition bonds sought in this docket in a face amount not to exceed the unamortized principal amount of the transition bonds approved in this Financing Order, consistent with PURA Section 39.303(g). The Company proposed that the Commission determine at this time the treatment of the transition charges approved in this Financing Order and the components of qualified costs to be securitized in the future using new transition bonds. The Company also proposed that the Commission issue in the future a supplemental order to this Financing Order, based upon a supplementation of the Company's application filed in this docket, to approve these new transition bonds.

71. It is premature to approve a refinancing of the transition bonds approved in this Financing Order. Under PURA Section 39.303(d), this Financing Order is irrevocable and not subject to further action of the Commission, except through the true-up mechanism under PURA Section 39.307. The Commission may issue a financing order providing for retiring and refunding transition bonds under PURA
Section 39.303(g), but only upon a finding that the future transition charges required to service the new transition bonds, including transaction costs, will be less than the future transition charges required to service the transition bonds being refunded. The Company has not

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 38 OF 72


provided any information that would allow the Commission to make the required statutory finding and the Commission may not approve the refinancing sought by the Company. The Company is not precluded, however, from filing a request in the future to retire or refund the transition bonds approved in this Financing Order upon a showing that the statutory criterion in PURA Section 39.303(g) is met.

TRANSITION CHARGES--IMPOSITION AND COLLECTION, NONBYPASSIBILITY, AND SELF-GENERATION.

72. Applicant seeks authorization to impose on and collect from retail customers and REPs transition charges in an amount sufficient to provide for the timely recovery of its qualified costs approved in this Financing Order (including payment of principal and interest on the transition bonds and ongoing costs related to the transition bonds).

73. Transition charges will be separately identified on bills presented to retail customers and REPs to the extent provided in the Application.

74. If there is a shortfall in payment of an amount billed, the amount paid will first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment will be attributed to late fees. This allocation will facilitate a proper balance between the competing claims to this source of revenue in an equitable manner.

75. The Company proposed that the transition charges related to a series of transition bonds will be recovered over a period of not more than 15 years from the date of issuance of that series of the transition bonds but that delinquencies and end of period billings may be collected after the conclusion of the 15-year period.

76. PURA Section 39.303(b) prohibits the recovery of transition charges for a period of time that exceeds 15 years. Transition charges related to a series of transition bonds may not be collected after 15 years from the date of issuance of that series of bonds. This restriction does not, however, prevent the recovery of amounts due through judicial process.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 39 OF 72


77. Applicant will collect transition charges from all existing retail customers of Applicant and all future retail customers located within Applicant's certificated service area as it existed on May 1, 1999, except for former customers not taking service from Applicant by reason of taking service from Sharyland pursuant to Commission Docket No. 20292(30). In accordance with PURA
Section 39.252(c), a retail customer within such area may not avoid transition charges by switching to another electric utility, electric cooperative or municipally-owned utility after May 1, 1999. However, a customer in a multiply-certificated service area that requested to switch providers on or before May 1, 1999, or was not taking service from Applicant on May 1, 1999, and does not do so after that date, will not be responsible for paying transition charges.

78. Except as provided by PURA Sections 39.262(k) and 39.252, as implemented by P.U.C. SUBST. R. 25.345, a retail customer may not avoid the payment of transition charges by switching to new, on-site generation. If a customer commences taking energy from new on-site generation that materially reduces the customer's use of energy delivered through Applicant's facilities, the customer will pay an amount each month computed by multiplying the output of the on-site generation utilized to meet the internal electrical requirements of the customer by the applicable transition charges in effect for that month. Any reduction equivalent to more than 12.5% of the customer's annual average use of energy delivered through Applicant's facilities will be considered material for this purpose. Payments of the transition charges owed by such customers under PURA
Section 39.252(b)(2) will be made to the servicer (as defined in this Order) and will be collected in addition to any other charges applicable to services provided to the customer through Applicant's facilities and any other competition transition charges applicable to self-generation under PURA Section 39.252.


 79. The Company's proposal related to imposition and collection of transition charges is reasonable and is necessary to ensure collection of transition charges sufficient to support recovery of the qualified costs approved in this Financing Order and should be approved. It is reasonable to exclude the Company's existing customers who begin taking service from Sharyland in Sharyland's certificated area from the obligation to pay transition charges approved


----------

      (30) Application of Sharyland Utilities, LP., for a Certificate of Convenience and Necessity in Hidalgo County, Docket No. 20292 (July 9, 1999) (Docket No. 20292).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 40 OF 72


in this Financing Order because Sharyland has agreed to compensate Applicant for stranded generation costs and Applicant will credit the amount of any such compensation in the calculation of excess cost over market (ECOM) as provided in Docket No. 20292(31). It is reasonable to approve the form of Applicant's tariff in this Financing Order and require that a tariff be filed before any transition bonds are issued.


ALLOCATION OF TRANSITION CHARGES AMONG TEXAS RETAIL CUSTOMERS

80. The energy consumption of Texas-retail customers measured at the meter for the twelve-month period ending immediately prior to May 1, 1999 and adjusted only for normal weather conditions and line losses should be used to calculate the residential customers' regulatory asset allocation factor (RAAF). This methodology is in compliance with PURA Section 39.253(g) and P.U.C. SUBST. R. 25345(h)(2)(v).

81. PURA Section 39.253(c) through (e) requires the use of the methodology used to allocate costs of the underlying assets in the electric utility's most recent Commission order addressing rate design as a basis for developing the allocation of stranded costs among the classes. The most recent docket addressing Applicant's rate design was Docket No. 14965. Most of the participants in that docket entered into an agreement, the Joint Recommendation on Revenue Spread
(JRRS), to allocate Applicant's costs in that docket. The Commission approved the use of the JRRS to allocate Applicant's costs. Therefore, development of demand allocators using the generation-related base revenues by class resulting from the JRRS is reasonable and appropriate and should be approved.

82. No pro forma adjustments should be made to the demand allocators to remove anticipated qualifying co-generation projects under PURA Section 39.262(k) before calculating the RAAFs.

83. The following procedure is used to the develop the RAAFs in this Financing
Order: (a) The allocation to the residential class is determined according to the procedure specified in PURA Section 39.253(c), and as described in Findings of Fact Nos. 80 and 81;

----------

      (31) Id., Final Order at 11.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 41 OF 72


(b) The RAAF for the non-firm class is developed by multiplying the adjusted generation demand allocator developed in compliance with the methodology described in Findings of Fact Nos. 80 through 82 by 1.5. The RAAF for the non-firm class, once calculated, is applied to the total amount of costs to be allocated among all of the customer classes; and

(c) The allocation to the remaining classes is determined according to the procedure specified in PURA Section 39.253(e), and as described in Findings of Fact Nos. 80 through 82.

84. Economic-As-Available-Power-Service (EAPS) customers pay charges based on marginal power costs. Therefore, it is possible that applying transition charges based on fixed cost revenue requirements to such marginal-cost based usage may render this service uneconomical in some circumstances. Absent an application of the transition charges to EAPS customers that reflects the unique characteristics of this service, EAPS customers may effectively eliminate the use of this service. Therefore, the transition charge for EAPS customers will be a percentage of the actual EAPS rate, calculated by dividing the industrial non-firm class' share of the Periodic Billing Requirement by the base revenues for that class and multiplying by 100. The proposed design of the transition charge for the EAPS class is reasonable and should be approved.

85. The RAAFs in the following table are developed in accordance with the specific procedures set forth in PURA Section 39.253 and should be approved:

CLASS                                               RAAF
----------------------------------------------------------
Residential                                       37.0664%
Commercial & Small Ind. - Energy                  21.5756%
Commercial & Small Ind. - Demand                  26.9570%
Large Industrial - Firm                            4.4891%
Large Industrial - Non-firm                        5.5190%
Standby - Firm                                     1.4227%
Standby - Non-Firm                                 0.3844%
Municipal & Cotton Gin                             2.5858%
Total                                            100.0000%

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 42 OF 72


TRUE-UP OF TRANSITION CHARGES

86. Pursuant to PURA Section 39.307, the servicer of the transition bonds will make annual adjustments to the transition charges to:

      (a) correct any undercollections or overcollections, including without limitation any caused by REP defaults, during the preceding 12 months; and

      (b) ensure the billing of transition charges necessary to generate the collection of amounts sufficient to timely provide all payments of principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the transition bonds (including ongoing fees and expenses and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted transition charges are to be in effect.

Such amounts are referred to as the "Periodic Payment Requirement" and the amounts necessary to be billed to collect such Periodic Payment Requirement are referred to as the "Periodic Billing Requirement". With respect to any series of transition bonds, the servicer will make true-up adjustment filings with the Commission at least annually, within 45 days of the anniversary of the date of the original issuance of the transition bonds of that series.

87. True-up filings will be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement (including scheduled principal and interest payments on the transition bonds), and the amount of transition-charge remittances to the indenture trustee. True-up procedures are necessary to ensure full recovery of amounts sufficient to meet the Periodic Payment Requirement over the expected life of the transition bonds. In order to assure adequate transition-charge revenues to fund the Periodic Payment Requirement and to avoid large overcollections and undercollections over time, the servicer will reconcile the transition charges using Applicant's most recent forecast of electricity deliveries (i.e., forecasted billing units) and estimates of transaction-related expenses. The calculation of the transition charges will also reflect both a projection of uncollectible transition charges and a projection of payment lags between the billing and collection of transition charges based upon Applicant's most recent experience, taking into consideration the payment of transition charges.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 43 OF 72


88. The servicer will make reconciliation adjustments in the following manner, known as the standard true-up procedure:

      (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in this Financing Order;

      (b) calculate undercollections or overcollections, including without limitation any caused by REP defaults, from the preceding period in each class by subtracting the previous period's transition charge revenues collected from each class from the Periodic Billing Requirement determined for that class for the same period;

      (c) sum the amounts allocated to each customer class in steps (a) and (b) to determine an adjusted Periodic Billing Requirement for each transition charge customer class; and

      (d) divide the amount assigned to each customer class in step (c) above by the appropriate forecasted billing units to determine the transition charge rate by class for the upcoming period.

INTERIM TRUE-UP.

89. In addition to these annual true-up adjustments, true-up adjustments may be made more frequently at any time during the term of the transition bonds to correct any undercollection or overcollection, as provided for in this Financing Order, based on rating agency and bondholder considerations. Either of the following two conditions may invoke an interim true-up adjustment in the month prior to an upcoming transition bond principal payment date:

      (a) The servicer determines that collection of transition charges for the upcoming payment date would result in a difference that is greater than 5% in absolute value, between (i) the actual outstanding principal balances of the transition bonds plus amounts on deposit in the reserve subaccount and (ii) the outstanding principal balances anticipated in the expected amortization schedule; or

      (b) Any series of transition bonds that matures after a date determined mutually by the Applicant and the Commission's designated personnel or financial advisor to be required to meet rating agency requirements would not be paid in full by its expected maturity date.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 44 OF 72


90. In the event an interim true-up is necessary, the interim true-up adjustment should be filed on the fifteenth day of the current month for implementation in the first billing cycle of the following month. In no event would such interim true-up adjustments occur more frequently than every three months if quarterly transition bond payments are required or every six months if semi-annual transition bond payments are required.

NON-STANDARD TRUE-UP.

91. A non-standard true-up procedure will be applied if the forecasted billing units for one or more of the transition charge customer classes for an upcoming period decreases by more than 10% compared to the billing units for the 12 months ending April 30, 1999 (known as the threshold billing units), shown in Appendix G to this Financing Order.

92.  In conducting the non-standard true-up the servicer will:

      (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in this Financing Order;

      (b) calculate undercollections or overcollections, including without limitation any caused by REP defaults, from the preceding period in each class by subtracting the previous period's transition charge revenues collected from each class from the Periodic Billing Requirement determined for that class for the same period;

      (c) sum the amounts allocated to each customer class in steps (a) and (b) to determine an adjusted Periodic Billing Requirement for each transition charge customer class;

      (d) divide the Periodic Billing Requirement for each customer class by the maximum of the forecasted billing units or the threshold billing units for that class, to determine the "threshold rate";

      (e) multiply the threshold rate by the forecasted billing units for each class to determine the expected collections under the threshold rate;

      (f) allocate the difference in the adjusted Periodic Billing Requirement and the expected collections calculated in step (e) among the transition charge customer classes using the RAAFs approved in this Financing Order;

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 45 OF 72


      (g) add the amount allocated to each class in step (f) above to the expected collection amount by class calculated in step (e) above to determine the final Periodic Billing Requirement for each class; and

      (h) divide the final Periodic Billing Requirement for each class by the forecasted billing units to determine the transition charge rate by class for the upcoming period.


93. A proceeding for the purpose of approving a non-standard true-up should be conducted in the following manner:

      (a) The servicer will make a "non-standard true-up filing" with the Commission at least 90 days before the date of the proposed true-up adjustment. The filing will contain the proposed changes to the transition charge rates, justification for such changes as necessary to specifically address the cause(s) of the proposed non-standard true-up, and a statement of the proposed true-up date.

      (b) Concurrently with the filing of the non-standard true-up with the Commission, the servicer will notify all parties in Docket No. 21528 of the filing of the proposal for a non-standard true-up.

      (c) The servicer will issue appropriate notice and the Commission will conduct a contested case proceeding on the non-standard true-up proposal pursuant to PURA Section 39.003.

The scope of the proceeding will be limited to determining whether the proposed adjustment complies with this Financing Order. The Commission will issue a final order by the proposed true-up adjustment date stated in the non-standard true-up filing. In the event that the Commission cannot issue an order by that date, the servicer will be permitted to implement its proposed changes. Any modifications subsequently ordered by the Commission will be made by the servicer in the next true-up filing.

ADDITIONAL TRUE-UP PROVISIONS.

94. If, for any reason, the transition charge rate for any customer class exceeds the maximum rate, if any, which customers in such class may then be obligated to pay under PURA Section 39.202(a), then both the following provisions should apply:

      (a) The transition charge rate for such class will equal such maximum rate.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 46 OF 72


      (b) The rates for the remaining classes will be recalculated using such maximum rate as the transition charge rate for the class that exceeded the maximum rate. The resulting deficiency will be allocated to the remaining classes based on the ratio of the RAAFs approved in this Financing Order.


95. The true-up adjustment filing will set forth the servicer's calculation of the true-up adjustment to the transition charges. Except for the non-standard true-up procedure addressed in Findings of Fact Nos. 91-93, the Commission will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment. Except for the non-standard true-up procedure described above, any true-up adjustment filed with the Commission should be effective immediately upon filing. Any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment or otherwise, will be made in future true-up adjustment filings.

96. The true-up procedures proposed by the Company are reasonable and will reduce risks related to the transition bonds resulting in lower transition-bond charges and greater benefits to ratepayers and should be approved.

FINANCIAL ADVISOR

97. In order to ensure, as required by PURA Section 39.301, that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order, the Commission finds that it is necessary for the Commission, acting through its designated personnel or financial advisor, to have a decision making role co-equal with Applicant with respect to the structuring and pricing of the transition bonds and that all matters relating to the structuring and pricing of the transition bonds shall be determined through a joint decision of Applicant and the Commission's designated personnel or financing advisor. The primary responsibilities of the Commission's financial advisor are to ensure that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order and that it protects the competitiveness of the retail electric market in this state. To fulfill its obligations under this Financing Order, the Commission's financial advisor must give effect to the

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 47 OF 72


Commission's directive that the caps in this Order related to costs and maximum interest rates are ceilings, not floors.


98. To properly advise the Commission, the Commission's financial advisor must not participate in the underwriting of the transition bonds and its fee should not be based upon a percentage of the transition-bond issuance. Its role should be limited to advising the Commission or acting on behalf of the Commission regarding the structure and pricing of the transition bonds. The financial advisor must, however, have an integral role in the pricing, marketing and structuring of the transition bonds in order to provide competent advice to the Commission. This requires the financial advisor participate fully and in advance in all plans and decisions related to the pricing, marketing, and structuring of the transition bonds and that it be provided timely information as necessary to fulfill its obligation to advise the Commission in a timely manner. In addition, the financial advisor's fee should be capped at an amount not to exceed $1,700,000.00, with $500,000 to be funded out of the underwriter's spread as set forth in Appendix C, and the remaining $1,200,000 to be included in the aggregate cap on the up-front costs to be securitized of $33,600,408.


LOWEST TRANSITION-BOND CHARGES

99. The Company has proposed a transaction structure that includes (but is not limited to):

      (a) the use of the SPE as issuer of transition bonds, limiting the risks to bond holders of any adverse impact resulting from a bankruptcy proceeding of its parent or any affiliate;

      (b) the right to impose and collect transition charges that are nonbypassable and which must be trued-up at least annually, but may be trued-up more frequently under certain circumstances, in order to assure the timely payment of the debt service and other ongoing transaction costs;

      (c) additional collateral in the form of a collection account which includes a capital subaccount of not less than 0.5% of the initial principal amount of the transition bonds and an overcollateralization subaccount which builds up over time to equal not less than an additional 0.5% of the initial principal amount of the transition bonds, and other subaccounts, resulting in greater certainty of payment of interest and principal to

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 48 OF 72


      investors and that are consistent with the requirements of the Internal Revenue Service that are needed to receive the desired federal income tax treatment for the transition-bond transaction;

      (d) protection of bondholders against potential defaults by a servicer or REPs that are responsible for billing and collecting the transition charges from existing or future retail customers;

      (e) benefits for federal income tax purposes including: (i) the transfer of the rights under this Financing Order to the SPE will not result in gross income to Applicant and the future revenues under the transition charges will be included in Applicant's gross income in the year in which the related electric service is provided to customers, (ii) the issuance of the transition bonds and the transfer of the proceeds of the transition bonds to Applicant will not result in gross income to Applicant and (iii) the transition bonds will constitute obligations of Applicant;

      (f) the transition bonds will be marketed using proven underwriting and marketing processes, through which market conditions and investors' preferences, with regard to the timing of the issuance, the terms and conditions, related maturities, type of interest (fixed or variable) and other aspects of the structuring and pricing will be determined, evaluated and factored into the structuring and pricing of the transition bonds;

      (g) participation by the Commission, acting through its designated personnel or financial advisor, on an equal basis with Applicant in determining the pricing and structure of the transition bonds which will help to ensure that benefits to ratepayers as the result of securitization are realized; and

      (h) hedging and swap agreements used to mitigate the risk of future rate increases if Applicant and the Commission's designated personnel or financial advisor jointly determine that it is prudent to enter into these types of agreements.

100. The Company's proposed transaction structure, as modified by this Financing Order, is necessary to enable the transition bonds to obtain the highest possible bond credit rating, to ensure that the structuring and pricing of the transition bonds will result in the lowest transition-bond charges consistent with market conditions and this Financing Order, to ensure the greatest

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 49 OF 72


benefit to ratepayers consistent with market conditions, and to protect the competitiveness of the retail electric market.

101. To ensure that ratepayers receive the tangible and quantifiable economic benefits due from the proposed securitization and so that the proposed transition-bond transaction will be consistent with the standards set forth in PURA Sections 39.301 and 303, it is necessary that (i) the effective annual weighted average interest rate of the transition bonds, excluding up-front and ongoing costs, does not exceed 8.75%, (ii) the expected maximum life of the longest bonds does not exceed 14 years (although the legal maximum life of the bonds may extend to 15 years), (iii) the amortization of the transition bonds is structured to be consistent with the Periodic Billings Requirement as modified by this Financing Order, (iv) up-front and ongoing costs to issue, service and support the transition bonds and costs to refund and retire the debt and equity not exceed the appropriate aggregate caps established in this Financing Order and (iv) Applicant otherwise satisfies the requirements of this Financing Order.

102. To allow the Commission to fulfill its obligations under PURA related to the securitization approved in this Financing Order, it is necessary for Applicant, for each series of transition bonds issued, to certify to the Commission that the structure and pricing of that series results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order.


                               D. USE OF PROCEEDS

REFINANCING OR RETIREMENT OF UTILITY DEBT AND EQUITY

103. Upon the issuance of transition bonds, the SPE will use the net proceeds from the sale of the transition bonds (after payment of transaction costs) to pay to Applicant the purchase price of the transition property.

104. The net proceeds from the sale of the transition bonds (after payment of transaction costs) will be applied to a refinancing or retirement of Applicant's debt or equity, or both, in proportions that maintain a common equity ratio of 45% to 48% (with a target of 45%),

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 50 OF 72


excluding consideration of the transition bonds, as described in the Company's application and the Letter Agreement. In the cost unbundling and separation proceeding conducted pursuant to PURA Section 39.201, any impact on the Company's capital structure as a result of securitization will not be used to set a higher cost of capital for the Company's successor transmission and distribution utility than would otherwise be calculated based upon the risks, operations and business conditions of the regulated transmission and distribution utility. In addition, the Commission may evaluate, in the same proceeding, whether Applicant took advantage of this refinancing opportunity to mitigate other restructuring problems and costs.

105. The debt, trust preferred securities, and preferred and common equity on Applicant's books as of September 30, 1999 (the end of the last quarter for which an SEC Form 10-Q has been filed) were $1,015 million (38% of capitalization), $144.9 million (5%), $166 million (6%), and $1,366.8 million (51%), respectively. As a result of the sale of transition property created pursuant to this Financing Order, the regulatory assets shall cease to be recorded on the regulatory books of Applicant and Applicant will receive the net proceeds from the sale of transition bonds. Pursuant to this Financing Order, $949,138,473 of recoverable generation-related regulatory assets on Applicant's regulatory books will be reduced through the securitization.

106. The net proceeds from the sale of transition bonds will be used solely to refinance or retire the Company's existing debt or equity and will result in a reduction in the amount of the Company's recoverable regulatory assets and stranded costs.

         E. ANNUAL REPORT UNDER PURA SECTION 39.257 AND STRANDED COSTS

107. The aggregate amount of the regulatory assets authorized to be securitized by this Financing Order is the sum of the generation-related portion of the Texas-retail jurisdictional portion of the gross-book-value amounts of those regulatory assets as of December 31, 1998.

108. The loss on reacquired debt securitized under this Financing Order will be removed from Applicant's cost-of-capital calculation for purposes of computing excess cost over market in any

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 51 OF 72


future determinations of stranded costs and the annual report submitted pursuant to PURA Section 39.257.

109. The amortization expense for the regulatory assets securitized under this Financing Order will be excluded from the annual report submitted pursuant to PURA Section 39.257 for 1999 and subsequent years.

110. The unamortized balance of the regulatory assets (including related SFAS-109 assets) and associated ADIT securitized under this Financing Order will be excluded from rate base in the annual report submitted pursuant to PURA
Section 39.257 for the year in which the transition bonds are issued and the associated adjustment will be prorated to reflect the portion of that year that the transition bonds are outstanding, to the extent that such treatment is consistent with PURA. For all subsequent years, the unamortized balance of the securitized regulatory assets (including related SFAS-109 assets) and associated ADIT will be excluded from the annual report submitted pursuant to PURA Section 39.257.

111. The ADIT, in the amount of $332,198,086, associated with the regulatory assets and the SFAS 109 assets securitized under this Financing Order that is used to calculate the present value of ADIT benefits of $185,403,984 shall not be used to determine the Applicant's rates for transmission or distribution service, calculate stranded costs for the Applicant, or to calculate the Applicant's annual costs or invested capital for the annual report required by PURA Section 39.257.

112. To ensure tangible and quantifiable benefits to customers from the securitization approved by this Financing Order, the treatments of the regulatory assets (including related SFAS-109 assets) and associated ADIT securitized, the loss on reacquired debt securitized, the amortization expense related to such regulatory assets, the transition bonds, and the transition-charge revenues for purposes of the annual report under PURA Section
39.257 and future determinations of stranded costs set forth in Findings of Fact Nos. 98 through 100 of this Financing Order should be implemented.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 52 OF 72


                             IV. CONCLUSIONS OF LAW

1. Central Power and Light Company is a public utility, as defined in PURA
Section 11.004, and an electric utility, as defined in PURA Section 31.002(6).

2. The Company is entitled to file an application for a financing order under PURA Section 39.301.

3. The Commission has jurisdiction and authority over the Company's application pursuant to PURA Sections 14.001, 32.001, 39.201 and 39.301-313.


4. The Commission has authority to approve this Financing Order under Subchapters E, F and G of Chapter 39 of PURA.


5. Notice of the Company's application was provided in compliance with the Administrative Procedure Act(32) and P.U.C. PROC. R. 22.54 and 22.55.


6. This application does not constitute a major rate proceeding as defined by P.U.C. PROC. R. 22.2.


7 . Only the retail portion of regulatory assets may be recovered through a transition charge assessed against retail customers.


8. The SPE will be an assignee as defined in PURA Section 39.302(l) when an interest in transition property is transferred, other than as security, to the SPE.


9. The holders of the transition bonds and the indenture trustee will each be a financing party as defined in PURA Section 39.302(3).



----------

      (32) TEX. GOV'T CODE ANN. SECTIONS 2001.001-901 (Vernon 1999)

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 53 OF 72


10. Applicant may authorize the SPE to issue transition bonds, and the SPE may issue transition bonds in accordance with in this Financing Order.

11. The securitization approved in this Financing Order satisfies the requirement of PURA Section 39.301 dictating that the proceeds of the transition bonds shall be used solely for the purposes of reducing the amount of recoverable regulatory assets through the refinancing or retirement of utility debt or equity.

12. The securitization approved in this Financing Order satisfies the requirement of PURA Section 39.301 mandating that the securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of transition bonds. Consistent with fundamental financial principles, this requirement in PURA Section 39.301 can only be determined using an economic analysis to account for the time value of money. A present-value analysis that compares the traditional revenue requirement associated with an asset (reflective of conventional utility financing) with the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides economic benefits to ratepayers satisfies this requirement.

13. The SPE's issuance of the transition bonds approved in this Financing Order in compliance with the criteria established by this Financing Order satisfies the requirement of PURA Section 39.301 prescribing that the structuring and pricing of the transition bonds will result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order.

14. The amount of regulatory assets approved in this Financing Order for securitization does not exceed the present value of the revenue requirement over the life of the transition bonds approved in this Financing Order that are associated with the regulatory assets sought to be securitized, as required by PURA Section 39.301.

15. The securitization approved in this Financing Order satisfies the requirement of PURA Section 39.303(a) directing that the total amount of revenues to be collected under this Financing Order

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 54 OF 72


be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using conventional financing methods and that this Financing Order is consistent with the standards of PURA Section 39.301.

16. This Financing Order adequately details the amount of regulatory assets to be recovered and the period over which Applicant will be permitted to recover nonbypassable transition charges in accordance with the requirements of PURA
Section 39.303(b). Transition charges related to a series of transition bonds may not be collected after 15 years from the date of issuance of that series of bonds. Amounts remaining unpaid after this 15 year-period may be recovered through the use of judicial process.

17. The method approved in this Financing Order for collecting and allocating the transition charges among customers satisfies the requirements of PURA Sections 39.303(c) and 39.253.

18. As provided in PURA Section 39.303(d), this Financing Order, together with the transition charges authorized by this Financing Order, is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Commission, except for the true-up procedures approved in this Financing Order, as required by PURA Section 39.307.

19. As provided in PURA SECTION 39.304(a), the rights and interests of Applicant or its successor under this Financing Order, including the right to impose, collect and receive the transition charges authorized in this Financing Order, are assignable and shall become transition property when they are first transferred to the SPE.

20. Transition property will constitute a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of the transition charges depend on further acts by Applicant or others that have not yet occurred, as provided by PURA Section 39.304(b).

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 55 OF 72


21. All revenues and collections resulting from the transition charges will constitute proceeds only of the transition property arising from this Financing Order, as provided by PURA Section 39.304(c).

22. Upon the transfer by Applicant of the transition property to the SPE, the SPE will have all of the rights of Applicant with respect to such transition property.

23. Any payment of transition charges by a retail customer to its REP or directly to the servicer will discharge the retail customer's obligations in respect of that payment, but will not discharge the obligations of any REP to remit such payments to the servicer of the transition bonds on behalf of the SPE or an assignee.

24. As provided in PURA Section 39.305, the interests of an assignee, the holders of transition bonds, and the indenture trustee in transition property and in the revenues and collections arising from that property are not subject to set off, counterclaim, surcharge, or defense by Applicant or any other person or in connection with the bankruptcy of Applicant or any other entity.

25. The methodology approved in this Financing Order for allocating transition charges complies with PURA Sections 39.253 and 39.303(c). The methodology approved in this Financing Order to true-up the transition charges satisfies the requirements of PURA Section 39.307.

26. If and when Applicant transfers to the SPE the right to impose, collect, and receive the transition charges and to issue the transition bonds, the servicer will be able to recover the transition charges associated with such transition property only for the benefit of the SPE and the holders of the transition bonds in accordance with the servicing agreement.

27. If and when Applicant transfers its rights under this Financing Order to the SPE under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the true-sale provisions of PURA
Section 39.308, then, pursuant to that statutory provision, that transfer will be a true sale of an interest in transition property and not a secured transaction or other financing arrangement and title, legal and equitable, will pass to the SPE. As provided by

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 56 OF 72


PURA Section 39.308, this true sale shall apply regardless of whether the purchaser has any recourse against the seller, or any other term of the parties' agreement, including the seller's retention of an equity interest in the transition property, Applicant's role as the collector of transition charges relating to the transition property, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes.

28. As provided in PURA Section 39.309(b), a valid and enforceable lien and security interest in the transition property in favor of the holders of the transition bonds or a trustee on their behalf will be created by this Financing Order and the execution and delivery of a security agreement with the holders of the transition bonds or a trustee on their behalf in connection with the issuance of the transition bonds. The lien and security interest will attach automatically from the time that value is received for the transition bonds and, on perfection through the filing of notice with the Secretary of State in accordance with the rules prescribed by the Secretary of State under PURA
Section 39.309(d), will be a continuously perfected lien and security interest in the transition property and all proceeds of the transition property, whether accrued or not, will have priority in the order of filing and will take precedence over any subsequent judicial or other lien creditor.

29. As provided in PURA Section 39.309(c), the transfer of an interest in transition property to an assignee will be perfected against all third parties, including subsequent judicial or other lien creditors, when this Financing Order becomes effective, transfer documents have been delivered to that assignee, and a notice of that transfer has been filed in accordance with the rules prescribed by the Secretary of State under PURA Section 39.309(d); provided, however, that if notice of the transfer has not been filed in accordance with this process within 10 days after the delivery of transfer documentation, the transfer of the interest will not be perfected against third parties until the notice is filed. The proposed transfer to the SPE of Applicant's rights under this Financing Order will be a transfer of an interest in transition property for purposes of PURA Section 39.309(c).

30. As provided in PURA Section 39.309(e), the priority of a lien and security interest perfected in accordance with PURA Section 39.309 will not be impaired by any later change in the transition

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 57 OF 72


charges pursuant to PURA Section 39.307 or by the commingling of funds arising from transition charges with other funds, and any other security interest that may apply to those funds will be terminated when they are transferred to a segregated account for an assignee or a financing party. To the extent that transition charges are not collected separately from other funds owed by retail customers or REPs, the amounts to be remitted to such segregated account for an assignee or a financing party may be determined according to system-wide charge off percentages, collection curves or such other reasonable methods of estimation, as are set forth in the servicing agreement.

31. As provided in PURA Section 39.309(e), if transition property is transferred to an assignee, any proceeds of the transition property will be treated as held in trust for the assignee.

32. As provided in PURA Section 39.309(f), if a default or termination occurs under the transition bonds, the financing parties or their representatives may foreclose on or otherwise enforce their lien and security interest in any transition property as if they were secured parties under Chapter 9, Texas Business and Commerce Code, and, upon application by or on behalf of the financing parties, the Commission may order that amounts arising from the transition charges be transferred to a separate account for the financing parties' benefit, to which their lien and security interest may apply.

33. As provided in PURA Section 39.309(f), if a default or termination occurs under the transition bonds, on application by or on behalf of the financing parties, a district court of Travis County, Texas shall order the sequestration and payment to those parties of revenues arising from the transition charges.


34. As provided by PURA Section 39.310, the transition bonds authorized by this Financing Order are not a debt or obligation of the State of Texas and are not a charge on its full faith and credit or taxing power.


35. Pursuant to PURA Section 39.310, the State of Texas has pledged for the benefit and protection of all financing parties and Applicant that it (including the Commission) will not take or permit any action that would impair the value of transition property, or, except as permitted by PURA

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 58 OF 72


Section 39.307, reduce, alter or impair the transition charges to be imposed, collected, and remitted to any financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds have been paid and performed in full. The SPE, in issuing transition bonds, is authorized pursuant to PURA SECTION 39.310 and this Financing Order to include this pledge in any documentation relating to the transition bonds.

36. As provided in PURA Section 39.311, transactions involving the transfer and ownership of the transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.

37. This Financing Order will remain in full force and effect and unabated notwithstanding the bankruptcy of Applicant, its successors, or assignees.

38. Applicant retains sole discretion regarding whether or when to assign, sell or otherwise transfer the rights and interests created by this Financing Order or any interest therein or, subject to the approval of the Commission acting through its designated representative or financial advisor, to cause the issuance of any transition bonds authorized by this Financing Order.

39. This Financing Order is final, is not subject to rehearing by this Commission, and is not subject to review or appeal except as expressly provided in PURA Section 39.3030(f). The finality of this Financing Order is not impaired in any manner by the participation of the Commission through its delegated personnel or financial advisor in any decisions related to issuance of the transition bonds or by the Commission's review of or issuance of an order related to the issuance advice letter required to be filed with the Commission by this Financing Order.

40. This Financing Order meets the requirements for a financing order under Subchapter G of Chapter 39 of PURA.

41. Under the agreement approved by the Commission in Docket No. 20292, Sharyland will compensate Applicant for stranded-generation costs resulting from the choice of existing

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 59 OF 72


customer of Applicant to switch electric service to Sharyland, and Applicant has agreed to reduce the excess cost over market for its South Texas Project investment by the amount of such compensation.(33) Therefore, the requirement in PURA Section 39.252(b), regarding the obligation of an existing customer in Applicant's service area as of May 1, 1999, does not apply to an existing customer of Applicant that begins taking service from Sharyland in Sharyland's certificated service area because Sharyland has assumed such a customer's responsibility for stranded costs. Without this relief, Applicant would be compensated twice for the same stranded costs.


42. The provisions of this Financing Order relating to the treatment of the securitized regulatory assets (including related SFAS-109 assets) and associated ADlT, the securitized loss on reacquired debt, the amortization expense on the securitized regulatory assets, the transition bonds and the transition-charge revenues for purposes of the annual report under PURA Section 39.257 and subsequent determinations of Applicant's stranded costs comport with the applicable provisions of Chapter 39 of PURA,


                            V. ORDERING PARAGRAPHS

Based upon the record, the Findings of Fact and Conclusions of Law set forth herein, and for the reasons stated above, this Commission orders:

1. APPROVAL OF APPLICATION. The application of Central Power and Light Company for the issuance of a financing order under PURA Sections 39.201(i) and 39.303 is approved in part and denied in part, as provided in this Financing Order.

2. AUTHORITY TO SECURITIZE. Applicant may securitize the amount of regulatory assets and other qualified costs detailed in Appendix C to this Financing Order in the manner provided by this Financing Order. The excess of any amounts securitized (including interest) over the actual amounts incurred by Applicant for up-front costs plus the reacquisition costs shall be provided as a credit in Applicant's ECOM proceeding or a future securitization proceeding.


----------

      (33) Docket No. 20292, Order at 11, Findings of Fact Nos. 61 & 62.

DOCKET NO. 21528            FINANCING ORDER                        PAGE 60 OF 72

         3. RECOVERY OF TRANSITION CHARGES. Applicant shall impose on, and the servicer shall collect from, retail customers and REPs, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of its aggregate qualified costs detailed in Appendix C to this Financing Order (including payment of principal and interest on the transition bonds).

         4 . ISSUANCE ADVICE LETTER. Following determination of the final terms of the transition bonds and prior to issuance of the transition bonds, Applicant, in consultation with the Commission acting through its designated personnel or financial advisor, shall file with the Commission an issuance advice letter in substantially the form of the issuance advice letter attached as Appendix E to this Financing Order. As part of the issuance advice letter, Applicant shall make the certification addressed in Finding of Fact No. 102 through an officer of Applicant. The issuance advice letter shall be completed and evidence the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued, and shall certify to the Commission that the structure and pricing of that series results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order. All amounts which require computation shall be computed using the mathematical formulas contained in the form of the issuance advice letter in Appendix E and the Transition Charge Rate Tariff approved in this Financing Order and attached as Appendix D. The Commission's review of the issuance advice letter shall be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter. The initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements set forth above in this Ordering Paragraph.

DOCKET NO. 21528                FINANCING ORDER                   PAGE 61 OF 72

5. APPROVAL OF TARIFF. The form of the Transition Charge Rate Tariff attached as Appendix D to this Financing Order is approved. Prior to the issuance of any transition bonds under this Financing Order, Applicant shall file a tariff that conforms to the form of the Transition Charge Rate Tariff attached in Appendix D.

                              A. TRANSITION CHARGES

6 .     IMPOSITION AND COLLECTION: SPE'S RIGHTS AND REMEDIES. Applicant is
authorized to impose on, and the servicer is authorized to collect from, retail customers and REPS, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of the aggregate Periodic Payment Requirement (including payment of principal and interest on the transition bonds), as approved in this Financing Order. If there is a shortfall in payment of an amount billed, the amount paid shall first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. Upon the transfer by Applicant of the transition property to the SPE, the SPE shall have all of the rights of Applicant with respect to such transition property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to authorize disconnection of electric service and to assess and collect any amounts payable by any retail customer in respect of the transition property.

7. COLLECTOR OF TRANSITION CHARGES. Prior to the introduction of customer choice, Applicant shah collect transition charges out of its bundled rates and shall remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer-choice (including any customer-choice pilot programs under PURA Section 39.104), Applicant or the current servicer of the transition bonds shall bill a customer's REP for the transition charges attributable to that customer and the REP shall pay the amount billed for transition charges to the servicer of the transition bonds.

8. COLLECTION PERIOD. The transition charges related to a series of transition bonds shall be recovered over a period of not more than 15 years from the date of issuance of that series of transition bonds. Amounts remaining unpaid after this 15-year period may be recovered through use of judicial process.

DOCKET NO. 21528                  FINANCING ORDER                 PAGE 62 OF 72



9. ALLOCATION. Applicant shall allocate the transition charges among customers in the manner described in Findings of Fact Nos. 80 through 85 of this Financing Order.

10. NONBYPASSIBILITY. Applicant and any other entity providing electric transmission or distribution services and any REP providing services to any retail customer within Applicant's certificated service area as it existed on May 1, 1999, except for former customers not taking service from Applicant pursuant to Commission Docket No. 20292, are entitled to collect and must remit, consistent with this Financing Order, the transition charges from such retail customers and, except as provided under PURA Sections 39.252(b) and 39.262(k), as implemented by P.U.C. SUBST. R. 25.345, from retail customers that switch to new on-site generation, and such retail customers are required to pay such transition charges. The Commission will ensure that such obligations are undertaken and performed by Applicant, any other entity providing electric transmission or distribution services within Applicant's certificated service area as of May 1, 1999 and any REP providing services to any retail customer within Applicant's certificated service area.

11. TRUE-UPS. True-ups of the transition charges shall be undertaken and conducted as described in Findings of Fact Nos. 86 through 96 of this Financing Order. The servicer shall file the true-up adjustment in a compliance docket and shall give notice of the filing to all parties in this Docket No. 21528.

12. OWNERSHIP NOTIFICATION. Any entity that bills transition charges to customers shall, at least annually, provide written notification to each retail customer for which the entity bills transition charges that the transition charges are the property of the SPE and not of the entity issuing such bill.

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 63 OF 72


                               B. TRANSITION BONDS

13. ISSUANCE. The SPE is authorized to issue transition bonds as specified in this Financing Order. The aggregate amount of other qualified costs described in Appendix C that may be recovered directly through the transition charges shall be limited to the amount detailed in Appendix C.

14. REFINANCING. Applicant or any assignee may apply for one or more new financing orders pursuant to PURA Section 39.303(g).

15. COLLATERAL. All transition property and other collateral shall be held and administered by the indenture trustee pursuant to the indenture as described in the Company's application. The SPE shall establish a collection account with the indenture trustee as described in the application as modified in Findings of Fact Nos. 62 through 69. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts, other than amounts in the capital subaccount, in the collection account, including investment earnings, shall be released to the SPE and shall be credited to ratepayers. Applicant shall within 30 days after the date that these funds are eligible to be released notify the Commission of the amount of such funds available for crediting to the benefit of ratepayers.

16. FUNDING OF CAPITAL SUBACCOUNT. The capital contribution by Applicant to the SPE to be deposited into the Capital Subaccount shall, with respect to each series of transition bonds, be funded by Applicant and not from the proceeds of the sale of transition bonds. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts in the Capital Subaccount, including investment earnings, shall be released to the SPE for payment to Applicant. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

17. CREDIT ENHANCEMENT. Applicant may provide for various forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds or to mitigate the risk of an increase in interest rates, provided that the costs

DOCKET NO. 21528                 FINANCING ORDER                  PAGE 64 OF 72

of such credit enhancement shall not cause the aggregate amount of up-front costs securitized plus the expense of reacquiring debt and equity to exceed the amount of the cap specified in Appendix C, and that the decision to use such credit enhancement shall be made in conjunction with the Commission acting through its designated personnel or financial advisor. This Ordering Paragraph does not apply to the collection account or its subaccounts approved in this Financing Order.

18. ANNUAL WEIGHTED AVERAGE INTEREST RATE OF BONDS. The effective annual weighted-average interest rate of the transition bonds, excluding up-front and ongoing costs, shall not exceed 8.75% on an annual basis.

19. LIFE OF BONDS. The life of the transition bonds authorized by this Financing Order shah not exceed 15 years.

20. AMORTIZATION SCHEDULE. The amortization of the transition bonds shall be structured to be consistent with Findings of Fact No. 61.

21. COMMISSION PARTICIPATION IN BOND ISSUANCE. The Commission, acting through its designated personnel or financial advisor, shall participate directly with Applicant in negotiations regarding the pricing and structuring of the transition bonds, and shall have equal rights with Applicant to approve or disapprove the proposed pricing, marketing, and structuring of the transition bonds. The Commission's financial advisor shall have the right to participate fully and in advance regarding all aspects of the pricing, marketing and structuring of the transition bonds (and all parties shall be notified of the financial advisor's role) and shall be provided timely information that is necessary to fulfill its obligation to the Commission. The Commission directs its financial advisor to veto any proposal that does not comply with all of the criteria established in this Financing Order. The Commission's financial advisor shall ensure that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order and that it protects the competitiveness of the retail electric market in this state. The Commission's financial advisor shall give effect to the Commission's directive that the caps in this Order related to costs and maximum interest

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 65 OF 72

rates are ceilings, not floors, and shall inform the Commission of any items that, in the financial advisors opinion, are not reasonable. The financial advisor shall notify the Applicant and the Commission no later than 12:00 p.m. CST on the second business day after the pricing date for each series of transition bonds whether the pricing and structuring of that series of transition bonds complies with the criteria established in this Financing Order.

22. USE OF SPE. Applicant shall use a special purpose entity (SPE) as proposed in its application in conjunction with the issuance of any transition bonds authorized under this Financing Order. The SPE shall be funded with an amount of capital that is sufficient for the SPE to carry out its intended functions and to minimize the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE.

                                  C. SERVICING

23. SERVICING AGREEMENT. The Commission authorizes Applicant to enter into the servicing agreement with the SPE and to perform the servicing duties approved in this Financing Order. Without limiting the foregoing, in its capacity as initial servicer of the transition property, Applicant is authorized to calculate, bill and collect for the account of the SPE, the transition charges initially authorized in this Financing Order, as adjusted from time to time to meet the Periodic Payment Requirement as provided in this Financing Order; and to make such filings and take such other actions as are required or permitted by this Financing Order in connection with the periodic true-ups described in this Financing Order. The servicer shah be entitled to collect servicing fees in accordance with the provisions of the servicing agreement, provided that, as set forth in Appendix C to this Financing Order, (i) the annual servicing fee payable to Applicant while it is serving as servicer (or to any other servicer affiliated with Applicant) shall not at any time exceed 0.05% of the original principal amount of the transition bonds, and (ii) the annual servicing fee payable to any other servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the transition bonds.

DOCKET NO. 21528                  FINANCING ORDER                  PAGE 66 OF 72

24. REPLACEMENT OF APPLICANT AS SERVICER. In the event of a default by Applicant in any of its servicing functions with respect to the transition charges, the financing parties may replace Applicant as servicer in accordance with the terms of the servicing agreement. No entity may replace Applicant as the servicer in any of its servicing functions with respect to the transition charges and the transition property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the transition bonds to be suspended, withdrawn, or downgraded.

25. COLLECTION TERMS. The servicer shall remit collections of the transition charges to the SPE or the indenture trustee for the SPE's account in accordance with the terms of the servicing agreement.


26. CONTRACT TO PROVIDE SERVICE. To the extent that any interest in the transition property created by this Financing Order is assigned, sold or transferred to an assignee,(34) Applicant shall enter into a contract with that assignee that requires Applicant to continue to operate its transmission and distribution system in order to provide electric services to Applicant's customers.

                          D. RETAIL ELECTRIC PROVIDERS

27. REP BILLING AND CREDIT STANDARDS. The Commission approves the REP standards detailed in Findings of Fact Nos. 54 through 56. These proposed REP standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order and relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted with the transmission and distribution company to bill and collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. If the Commission later determines (e.g., through Project No. 21082, Certification of Retail Electric Providers and

DOCKET NO. 21528              FINANCING ORDER                     PAGE 67 OF 72

Registration of Power Generation Companies and Aggregators or other rulemakings or proceedings) that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific areas in the standards approved by this Financing Order, but only if each of the rating agencies that have rated the transition bonds provide written confirmation to the Commission that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. Upon adoption of any rule addressing any of these REP standards, ORA shall initiate a proceeding to investigate the need to modify the standards adopted in this Financing Order to conform to that rule and to address whether each of the rating agencies that have rated the transition bonds will determine that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. Modifications to the REP standards adopted in this Financing Order may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. The servicer of the transition bonds shall also comply with the applicable provisions of the REP standards adopted by this Financing Order.


28. TRANSITION CHARGE REMITTANCE PROCEDURES. Transition charges shall be billed and collected in accordance with the REP standards adopted by this Financing Order. REPs shall be subject to penalties as provided in these standards. A REP shall not be obligated to pay the overdue transition charges of another REP whose customers it agrees to serve.

29. REMEDIES UPON REP DEFAULT. A servicer of transition bonds shall have the remedies provided in the REP Standards adopted by this Financing Order. If a REP that is in default fails to immediately select and implement one of the options provided in the REP standards or, after making its selection, fails to adequately meet its responsibilities under the selected option, then the servicer shall immediately cause the provider of last resort or a qualified REP to assume the responsibility for the billing and collection of transition charges in the manner and for the time provided in the REP standards.

-------

         (34) PURA Section 39.302(l) defines an assignee as any individual, corporation, or other legally recognized entity to which an interest in transition property is transferred, other than as security, including any assignee of that party.

DOCKET NO. 21528               FINANCING ORDER                    PAGE 68 OF 72



30. BILLING BY PROVIDERS OF LAST RESORT. Every provider of last resort appointed by the Commission shall comply with the minimum credit rating or deposit/credit support requirements described in the REP standards in addition to any other standard that may be adopted by the Commission. If the provider of last resort defaults or is not eligible to provide billing and collection services, the servicer shall immediately assume responsibility for billing and collection of transition charges and continue to meet this obligation until a new provider of last resort can be named by the Commission or the customer requests the services of a REP in good standing. Retail customers may never be directly re-billed by the successor REP, the provider of last resort, or the servicer for any amount of transition charges the customers have paid their REP.

31. DISPUTES. Disputes between a REP and a servicer regarding any amount of billed transition charges shall be resolved in the manner provided by the REP standards adopted by this Financing Order.

32. METERING DATA. If the servicer is providing metering services to a REP's retail customers, then metering data shall be provided to the REP at the same time as the billing. If the servicer is not providing the metering, the entity providing metering services shall complying with Commission rules and ensure that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and this Financing Order.

33. CHARGE-OFF ALLOWANCE. The REP may retain an allowance for charge-offs from its payments to the servicer as provided in the REP standards adopted by this Financing Order.

34. SERVICE TERMINATION. In the event that the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP or the provider of last resort is billing customers for transition charges, the REP shall have the right to transfer the customer to the provider of last resort or to another certified REP, or to direct the servicer to terminate transmission and distribution service

DOCKET NO. 21528                FINANCING ORDER                    PAGE 69 OF 72


to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.


                       E. STRUCTURE OF THE SECURITIZATION

35. STRUCTURE. Applicant shall structure this securitization as proposed in the Company's application as modified by this Financing Order. This structure shall be consistent with Findings of Fact Nos. 99 through 102.

                               F. USE OF PROCEEDS

36. USE OF PROCEEDS. Upon the issuance of transition bonds, the SPE shall pay the net proceeds from the sale of the transition bonds (after payment of transaction costs) to Applicant for the purchase price of the transition property. The net proceeds from the sale of the transition bonds (after payment of transaction costs) shall be applied to a refinancing or retirement of Applicant's debt or equity, or both, in proportions that maintain a common equity ratio of 45% to 48% (with a target of 45%), excluding consideration of the transition bonds, as described in the Company's application and the Letter Agreement. In the cost unbundling and separation proceeding conducted pursuant to PURA Section 39.201, any impact on the Company's capital structure as a result of securitization will not be used to set a higher cost of capital for the Company's successor transmission and distribution utility than would otherwise be calculated based upon the risks, operations and business conditions of the regulated transmission and distribution utility. In addition, the Commission may evaluate, in the same proceeding, whether Applicant took advantage of this refinancing opportunity to mitigate other restructuring problems and costs.

                           G. MISCELLANEOUS PROVISIONS

37. ANNUAL REPORT AND STRANDED COSTS. Applicant shall remove from the annual report and from excess-cost-over-market calculations the regulatory assets securitized under this Financing Order (including related SFAS 109 assets), associated ADIT, associated cost of service items, and loss on reacquired debt, as described in Finding of Fact Nos. 107 through 112. This Financing Order does not address the remaining $277,000,000, as of December 31, 1998, of the generation-related portion of the Texas retail jurisdictional portion of the Company's

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 70 OF 72

regulatory assets that is composed entirely of SFAS-109 assets, that was not included in the Company's proposal.

38. CONTINUING ISSUANCE RIGHT. Applicant has the continuing irrevocable right to cause the issuance of transition bonds in one or more series in accordance with this Financing Order for a period of fifteen months following the date on which this Financing Order becomes final and no longer appealable.

39. INTERNAL REVENUE SERVICE PRIVATE LETTER OR OTHER RULINGS. Upon receipt, Applicant shall promptly deliver to the Commission a copy of each private letter or other ruling issued by the Internal Revenue Service with respect to the proposed transaction, the transition bonds or any other matter related thereto. Applicant shall also include a copy of every such ruling by the IRS that it has received, as an attachment to each issuance advice letter required to be filed by this Financing Order. Applicant shall not cause transition bonds to be issued absent receipt of a private letter ruling as described in the Application.

40. BINDING ON SUCCESSORS. This Financing Order, together with the transition charges authorized in it, shall be binding upon Applicant and any successor to Central Power and Light Company that provides transmission and distribution service directly to retail customers in Central Power and Light Company's existing certificated service area as of May 1, 1999, and any other entity that provides transmission or distribution services to retail customers within that service area. This Financing Order is also binding upon each REP, and any successor, that sells electric energy to retail customers located within that service area, any other entity responsible for billing and collecting transition charges on behalf of the SPE, and any successor to the Commission. In this paragraph, a "successor" means any entity that succeeds by any means whatsoever to any interest or obligation of its predecessor, including by way of bankruptcy, reorganization or other insolvency proceeding, merger, assignment, pledge or other security, by operation of law, or otherwise.

DOCKET NO. 21528                FINANCING ORDER                    PAGE 71 OF 72

41. FLEXIBILITY. Subject to compliance with the requirements of this Financing Order, Applicant and the SPE shall be afforded flexibility in establishing the terms and conditions of the transition bonds, including the final structure of the SPE as a Delaware business trust or Delaware limited liability company, repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, interest rates, indices and other financing costs and the ability of Applicant, at its option, to issue one or more series of transition bonds.

42. EFFECTIVENESS OF ORDER. Subject to the terms of this Financing Order, it becomes effective upon issuance and is not subject to rehearing by the Commission. Notwithstanding the foregoing, no transition property shall be created hereunder, and Applicant shall not be authorized to impose, collect, and receive transition charges, until concurrently with the transfer of Applicant's rights hereunder to the SPE in conjunction with the issuance of the transition bonds.

43. REGULATORY APPROVALS. All regulatory approvals within the jurisdiction of the Commission that are necessary for the securitization of the transition charges associated with the regulatory assets and other qualified costs that are the subject of the Application, and all related transactions contemplated in the Application, are granted.


44. PAYMENT OF COMMISSION'S COSTS FOR PROFESSIONAL SERVICES. In accordance with PURA Section 39.302(4), Applicant shall pay the costs to the Commission of acquiring professional Services for the purpose of evaluating Applicant's proposed transaction, including, but not limited to, the Commission's outside attorneys fees in the amounts specified in this Financing Order no later than 30 days after the issuance of any transition bonds.

45.      PAYMENT OF COMMISSION'S FINANCIAL ADVISOR. The fee for the
Commission's financial advisor shall be a fixed fee payable at closing by wire transfer, and shall not exceed $1,700,000, with $500,000 to be funded out of the underwriter's spread as set forth in Appendix C, and the remaining amount, not to exceed $1,200,000, to be included in the aggregate cap on the up-front costs to be securitized of $33,600,408.

DOCKET NO. 21528            FINANCING ORDER                        PAGE 72 OF 72

46. EFFECT. This Financing Order constitutes a legal financing order for Central Power and Light Company under Subchapter G of Chapter 39 of PURA. The Commission finds this Financing Order complies with the provisions of Subchapter G of Chapter 39 of PURA. A financing order gives rise to rights, interests, obligations and duties as expressed in Subchapter G of Chapter 39 of PURA. It is the Commission's express intent to give rise to those rights, interests, obligations and duties by issuing this Financing Order. Applicant and the servicer of transition bonds are directed to take all actions as are required to effectuate the transactions approved in this Financing Order, subject to the compliance with the criteria established in this Financing Order.

47. ALL OTHER MOTIONS DENIED. All motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief not expressly granted herein, are denied for want of merit.


SIGNED AT AUSTIN, TEXAS THE 27TH DAY OF MARCH 2000.

                                                 /s/ PAT WOOD III
                                                 ------------------------------
                                                 PAT WOOD, III, CHAIRMAN

                                                 /S/ JUDY WALSH
                                                 ------------------------------
                                                 JUDY WALSH, COMMISSIONER

                                                 /S/ BRETT A. PERLMAN
                                                 ------------------------------
                                                 BRETT A. PERLMAN, COMMISSIONER

                                DOCKET NO. 21528

                                 FINANCING ORDER

                                   APPENDIX A

                                    CONTENTS

1. Letter Agreement dated January 11, 2000 between Central Power and Light Company and the Office of Regulatory Affairs

2. Letter Agreement dated January 25, 2000 between Central Power and Light Company and the Office of Regulatory Affairs

3. Letter Agreement dated February 9, 2000 between Central Power and Light Company, Office of Regulatory Affairs, Office of Public Utility Counsel, Texas Industrial Energy Consumers, and State of Texas

                           [PRATT & GRANT LETTERHEAD]

                                                                         [STAMP]

                                January 11, 2000

Mr. Thomas Best
Public Utility Commission of Texas
1701 N. Congress Avenue
Austin, Texas 78701

         Re: PUC Docket No. 21528, Application of Central Power and Light Company for a Financing Order to Securitize Regulatory Assets and Other Qualified Costs

Dear Mr. Best:

         This letter is to memorialize the agreements reached between Central Power and Light Company (CPL) and the Office of Regulatory Affairs (ORA), collectively referred to as the "Parties," concerning how major issues should be resolved in Docket No. 21528. The Parties have agreed to submit briefs supporting resolution of issues in the manner indicated below. While the Parties remain willing to consider modification of the positions listed below to address concerns of intervenors, the Parties nonetheless agree to support the below-listed positions unless they have mutually agreed to modify the positions.

         The matters are agreed to as a compromise and settlement. Except to the extent that the agreements herein expressly govern a Party's rights and obligations for future periods, the agreements herein shall not be binding or precedential upon a Party outside this case. It is acknowledged that a Party's support of the matters contained herein may differ from the position taken or testimony presented by it in other dockets. To the extent that there is a difference, a Party does not waive its position in any other dockets. No Party is under any obligation to take the same positions as set out herein in other dockets, whether those dockets present the same or a different set of circumstances, except as may otherwise be explicitly provided herein.

         The Parties agree to file this letter in Docket No. 21528 to provide information to the Commission and other parties concerning the agreements reached, and because a number of issues may be important to consider for consistency with other securitization financing orders in other Texas proceedings.

         The agreements reached are as follows:

1. Amount Securitized. The Parties agree that the December 31, 1998, balances of regulatory assets should be permitted to be securitized in an amount equal to $949,137,000 as shown on Attachment 1. This amount represents certain of the Texas retail jurisdiction portion of generation-related regulatory assets included on CPL's books at December 31, 1998. The amount is based on CPL's original filing modified by the following agreements:

         (a)      Deferred EBS costs will not be securitized;

         (b) DOE D&D costs will not be securitized, with the Parties supporting continued recovery of the amounts as reconcilable fuel;

         (c) SFAS 109 regulatory assets related to regulatory assets being securitized are included in the amount permitted to be securitized; however, SFAS 109 regulatory assets relating to generating plant accumulated deferred income taxes (ADIT), including the related gross-up, will be included in any future determinations of stranded costs as deferred debits under PURA
                  Section 39.251(7) and excluded from the amount to be securitized in this proceeding;

         (d) Regulatory liabilities and ITC related to generating plant will not reduce the amount securitized, but will be included in any future determinations of stranded costs.

2. Accumulated Deferred Income Taxes. The Parties agree that the ADIT benefits related to regulatory assets securitized will be credited to customers through a negative non-securitized competition transition charge (CTC) applied pursuant to a tariff which credits customers with the ADIT revenue requirement impacts in the same manner as the transition charge. The negative CTC initially is to be based on a balance of ADIT as of December 31, 1998 equal to $332,198,000 as shown on Attachment 1. The negative CTC and associated ADIT balance is to be treated consistent with the treatment of the transition charges and securitization bonds in the Annual Report as discussed below. ADIT related to assets other than those securitized will be included in any future determinations of stranded costs.

         The Parties agree to the following language in the Financing Order:

         The securitization methodology requested by, and granted to, the applicant excludes accumulated deferred income taxes from securitization financing. The benefits related to accumulated deferred income taxes will be returned to ratepayers through a negative non-securitized competition transition charge. This negative non-securitized competition transition charge will be adjusted to reflect the ADIT balance applicable to the unamortized regulatory assets securitized. The benefits related to the deferred income taxes will be determined using CPL's cost of capital as determined in Docket No. 14965.

         The benefits related to the deferred income taxes will be calculated by applying the applicable rate of return, as ordered in Docket No. 14965, to the balance of accumulated deferred income taxes. The benefits will be increased to reflect the reduction to federal income taxes and other revenue related taxes and fees related to the reduction in return.

         CPL's blended rate of return granted in Docket No. 14965 is 8.765% with an underlying weighted cost of equity of 5.04%. The blended rate of return is applicable to the deferred income taxes associated with all regulatory assets except for those related to accounting order deferrals. The rate of return granted in Docket No. 14965 that is applicable to the accumulated deferred income taxes related to the accounting order deferrals is 9.13%. The weighted cost of the common equity component associated with the accounting order deferrals is 5.41%.

         CPL will be required to maintain sufficient books and records that will allow the identification of the accumulated deferred income tax balance associated with the uncovered principal balance and that portion related to the unrecovered portion of accounting order deferrals.

         CPL also agrees that in the event that it is prevented from crediting all or a portion of the negative CTC to customers through actions of the Legislature or for any other reason, and the economic benefits that would have been obtained from application of the negative CTC are not credited to customers through another rate mechanism, CPL agrees to provide the remaining economic benefits that would have been obtained from application of the negative CTC to customers through a mechanism approved by the Commission.

3. Annual Report and ECOM Provisions. The Parties agree that as a result of securitization:

         (a) The loss on reacquired debt securitized should be removed from the cost of capital calculation for purposes of computing ECOM in any future determination of stranded costs and the Annual Report pursuant to PURA Section 39.257;

         (b) No amortization of regulatory assets securitized will be included in the Annual Report pursuant to PURA Section 39.257 for 1999 and after.

         (c) The balance of securitized regulatory assets and associated ADIT will be excluded from rate base in the first Annual Report pursuant to PURA Section 39.257 after the securitization bonds are issued, and will be prorated to reflect the portion of the year the bonds are outstanding, to the extent that such treatment is consistent with PURA. If determined to be inconsistent with PURA, the Parties agree to work together in good faith to attempt to determine a treatment that is consistent with PURA and properly recognizes the impact of the transaction.

4. Other Qualified Costs. The Parties agree to limit those Other Qualified Costs addressed in Attachment 2 to the amounts shown in Attachment 2. Upfront costs addressed by this agreement are shown on page 1 of Attachment 2; ongoing qualified costs addressed by this agreement are shown on page 2. Those costs listed as variable on page 1 of Attachment 2 will be limited to no more than the stated percentages of the original issue size. Those costs listed as fixed on page 1 of Attachment 2 will be included at the amounts stated. The upfront other qualified costs will be trued up to actual in subsequent securitization or stranded cost proceedings.

         In addition to the foregoing, CPL's current estimate of the cost to reacquire outstanding securities is $19,600,000 (pro-rated from CPL rebuttal testimony). The Parties support that at the time the bonds are priced, an updated estimate of the costs to reacquire securities will be provided by CPL and be used to determine the level of Other Qualified Costs to be included in the amount of transition bonds to be issued. Such costs will be trued-up to actual in subsequent securitization or stranded cost proceedings and the difference between actual and estimated costs will be reconciled in those proceedings.

5. Periodic Billing Requirements. The Parties agree the periodic billing requirements should be established in the manner proposed in CPL rebuttal testimony of Mr. David Carpenter as follows:

         (a) The target Periodic Billing Requirement (PBR) during the rate freeze period will be set at the revenue requirement included in CPL's rates prior to securitizing regulatory assets. Fixing the PBR at this level will ensure that during the rate freeze period, customers will pay for transition charges no more than the amount they would have paid if CPL did not securitize regulatory assets.

         (b) After the rate freeze period through 2006, the target PBR will be limited to a level that is 6% less than the revenue requirement included in CPL's rates prior to securitizing regulatory assets to reflect CPL rates as a consequence of the Price to Beat. Again, limiting the target PBR to this level will ensure that during the Price to Beat period, customers will pay no more than the amount for transition charges as they would have paid if CPL did not securitize regulatory assets.

         (c) Beginning in 2007, after the Price to Beat period, the annual PBR will be adjusted to provide for the payment of the remaining securitization bond principal balance on approximately a straight-line basis by the end of the fourteenth year after issuance of the bonds, subject to avoiding a large increase in the PBR at the end of the Price to Beat period.

6. Rate Design and Allocation of Billing Requirements. The Parties agree that the jurisdictional allocation proposed by Staff witness Harika Basaran should be adopted for this case. The Parties recognize that in making this concession, none of them are precluded from advocating a different jurisdictional allocation methodology in future proceedings.

         In developing energy allocations for retail customer class purposes, the energy consumption will be based on the twelve months ending May 1, 1999, adjusted only for normal weather conditions and line losses, as supported by ORA witness Harika Basaran.

         Attachment 4 shows the development of the demand and energy allocations for retail customer classes. Unless evidence satisfactory to the Commission is provided no later than September 1, 2001 which supports the continued exclusion of qualifying cogeneration projects pursuant to PURA Section 39.262(k), the related pro forma adjustments agreed to herein will be discontinued in accordance with the true-up procedure agreed to below. The Parties also agree that the allocations may be later revised in the event that the pro forma adjustments do not reflect actual experience. In developing demand allocations for the non-firm class allocation, the approach shown on page 2 of Attachment 4 will be used. The demand allocation discussed in this paragraph will be subject to the true-up mechanism discussed below.

         The TC rate classes agreed to by the Parties are those shown in Attachment 3 to this letter and will be billed on demand or energy. The rate classes will include a separate standby rate based upon daily demand usage. CPL and ORA agree that TC charges are not to apply to CPL's EAPS rate through December 31, 2001. After December 31, 2001, any service comparable to EAPS that would be provided by a REP is subject to industrial rate transition charges.

7. True-up Procedure. The Parties agree to support the true-up procedure proposed by ORA witness Mr. Brian Lloyd in his testimony, with the modification to the non-standard true-up mechanism proposed by Mr. Moncrief in his rebuttal testimony. It is specifically intended by the Parties that adoption of this procedure will result in collection of 100% of transition charges and will not delay or interrupt the collection of such charges.

8. Use of Proceeds. The Parties agree that debt and equity should be retired in amounts sufficient to achieve a common stock equity ratio of between 45% and 48% (with a target of 45%), excluding consideration of securitization bonds. Long-term debt will be reacquired by CPL in amounts sufficient to achieve the target equity ratio. CPL would specifically agree that the effect on its capital structure from retiring/refinancing debt and equity with securitization proceeds related to this docket will not be used as a means of setting a higher cost of capital in the Commission's April 2000 unbundling proceedings for CPL's regulated transmission and distribution system than would otherwise be calculated based upon the risks, operations and business conditions of the regulated T&D utility.

         If the above properly reflects the understanding of the Parties, would you so note by countersigning this letter and returning a copy to me.

                                                        Sincerely,

                                                        /s/ LARRY W. BREWER
                                                        -----------------------
                                                        Larry W. Brewer
                                                        for Central Power and
                                                        Light Company

Public Utility Commission of Texas
Office of Regulatory Affairs

/s/ THOMAS BEST
---------------------
Thomas Best, Attorney

                                                                    ATTACHMENT 1

                              PUCT DOCKET NO. 21528
                 APPLICATION OF CENTRAL POWER AND LIGHT COMPANY
                 FOR A FINANCING ORDER TO SECURITIZE REGULATORY
                        ASSETS AND OTHER QUALIFIED COSTS

                                             Balance at        Related SFAS 109      Regulatory
                                          December 31, 1998       Regulatory           Assets          Related ADIT
           Description                       Securitized             Asset           Securitized          Balance
           -----------                       -----------             -----           -----------          -------
                                                             (Thousands of Dollars)
                                                             ----------------------
Mirror CWIP                                    253,657              136,584            390,241            136,584
Deferred Accounting                            482,447                   --            482,447            168,856
Deferred Accounting deficiency                   4,824                2,598              7,422              2,598
Loss on Reacquired Debt--PCB direct             28,922                   --             28,922             10,123
Loss on Reacquired Debt--Other                  35,429                   --             35,429             12,400
Demand side management                           4,676                   --              4,676              1,637
                                               -------              -------            -------            -------
  Total Regulatory Assets Securitized          809,955              139,182            949,137            332,198
                                               -------              -------            -------            -------

                                                                    Attachment 2
                                                                     Page 1 of 2

                 UPFRONT TRANSITION BOND ISSUANCE COSTS FOR CPL

                                                      PERCENTAGES
                     VARIABLE COSTS                   AGREED TO (%)
-------------------------------------------------------------------
            Original Issue Discount                  UP TO 0.1000%
-------------------------------------------------------------------
                Underwriting Spread                  Up to 0.4850%
-------------------------------------------------------------------
SEC Registration Fee (1/36th of 1%)                  Up to 0.0278%
-------------------------------------------------------------------
  Subtotal Variable Upfront Expense                  Up to 0.6128%
-------------------------------------------------------------------


                                                   AMOUNTS
                              FIXED COSTS       AGREED TO ($s)
-------------------------------------------------------------------
                            Printing Fees        $  350,000
-------------------------------------------------------------------
                  Trustee Fee and Counsel            50,000
-------------------------------------------------------------------
          Company Legal Fees and Expenses         2,500,000
-------------------------------------------------------------------
    Underwriters' Legal Fees and Expenses           300,000
-------------------------------------------------------------------
              Accountant's/Auditor's Fees           500,000
-------------------------------------------------------------------
                       Rating Agency Fees           600,000
-------------------------------------------------------------------
       Legal Fees for Commission's Counsel          100,000
-------------------------------------------------------------------
                          SPE Setup Costs            25,000
-------------------------------------------------------------------
                       Miscellaneous Fees         1,000,000
(Including CPL Cities' rate case expense)
-------------------------------------------------------------------
             Upfront Servicer Setup Costs           500,000
-------------------------------------------------------------------
          Subtotal Fixed Upfront Expenses         5,925,000
-------------------------------------------------------------------

                                                                   Attachment 2
                                                                     Page 2 of 2

                             ONGOING TRANSITION BOND
                       SUPPORT AND SERVICING COSTS FOR CPL

                                                                    PERCENTAGES
                           ONGOING SERVICING FEES                  AGREED TO (%)
      --------------------------------------------------------------------------
          Annual Fee as Percent of Initial Balance                    0.0500%


                                                                  PERCENTAGE
          ONGOING THIRD-PARTY SERVICING FEES                     AGREED TO (%)
      --------------------------------------------------------------------------
          Annual Fee as Percent of Initial Balance                   0.6000%


   FIXED OPERATING EXPENSES
   ------------------------
Trustee Fee and Expenses                        To be recovered based on
Independent Managers Fee                      amounts actually incurred.
      Rating Agency Fees                   Annual true-up proceedings to
      Miscellaneous Fees                  be used to ensure this result.

                                                                    ATTACHMENT 3

                         CENTRAL POWER AND LIGHT COMPANY

                     TRANSITION CHARGE RATE CLASS DEFINITION

                               SETTLEMENT POSITION


EXISTING RATE CLASSES                                                      PROPOSED TO RATE CLASSES
---------------------                                                      ------------------------
Economy Residential Service                            kWh
Standard Residential Service                           kWh
Residential Service With Electric Water Heating        kWh
Security and Floodlighting Service                     kWh                       Residential


General Service                                        kWh
Security and Floodlighting Service                     kWh
Small Irrigation Service                               kWh
Large Irrigation Service                               kWh
Commercial Water Heat                                  kWh            Commercial and Small Industrial-Energy

Lighting and Power Service                             kW
Industrial Power Service                               kW
State Institutional Service                            kW
Petroleum Service                                      kW             Commercial and Small Industrial-Demand

Large Industrial Power                                 kw                     Large Industrial-Firm

Standby With Maintenance Power                         kW                         Firm Standby


As Available Standby Power                             kW                        Non-Firm Standby

Interruptible Service (A)-ISA                          kW
Interruptible Service (B)-ISB                          kW
Experimental Interruptible Service (SP)-ISPS           kW                   Large Industrial-Non-Firm

Municipal Pumping Service                              kWh
Street Lighting Service                                kWh
Traffic Lighting Service                               kWh
Cotton Gin Service                                     kWh                   Municipal and Cotton Gin

                        DEVELOPMENT OF DEMAND ALLOCATORS
 DOCKET No. 21528         ORA RECOMMENDED METHODOLOGY           ATTACHMENT 4
 SETTLEMENT                 PURSUANT TO PURA 39.253              PAGE 1 OF 3
                                 FOR SETTLEMENT



1                           Docket No. 14965                   Production    Material       Material        Adjusted       Derived
                                 Year 3         Production       Demand      Known and      Known and      Production       Demand
                                Proposed      Related Revenue  Allocation   Measurable     Measurable    Related Revenue  Allocation
EXISTING RATE CLASSES         Base Revenue    Non-Firm @ 100%   Factors    Adjustments 1  Adjustments 2  Non-Firm @ 100%   Factors
                            ----------------  ---------------  ----------  -------------  -------------  ---------------  ----------
                                   (1)              (2)           (3)           (4)            (5)             (6)            (7)

Economy Residential
  Service                    $ 10,102,270      $  6,537,831       1.19%                                   $6,537,831       1.22%
Standard Residential
  Service                     177,009,398       116,512,154      21.29%                                 $115,512,154      21.68%

Residential Service
  with kWh                    143,306,332        92,742,778      16.94%                                  $92,742,778      17.28%
Security and Floodlighting
  Service                       6,158,879         3,851,830       0.70%                                   $3,851,830       0.72%

Residential                  $336,576,879      $219,544,593      40.13%                                 $219,544,583      40.88%
                             ------------      ------------     -------                                 ------------     -------
General Services             $144,366,130      $107,002,235      19.55%                                 $107,002,235      19.92%

Security and
  Floodlighting Service         9,390,393         5,529,342       1.01%                                 $  5,529,342       1.03%
Small Irrigation Service          938,447           622,747       0.11%                                 $    622,747       0.12%
Large Irrigation Service        3,405,476         2,561,783       0.47%                                 $  2,561,783       0.48%
Commercial Water Heat             157,607           112,062       0.02%                                 $    112,062       0.02%
     Com. and Small
       Ind.-Energy           $158,258,053      $115,828,169      21,18%                                 $115,828,168      21.58%
                             ------------      ------------     -------                                 - -----------    -------
Lighting and Power Service   $104,370,655      $ 79,583,637      14.54%                                 $ 79,583,637      14.52%
Industrial Power Service       59,954,792        50,392,942       9.21%                                 $ 50,392,942       9.38%

Petroleum Service              17,725,728        14,741,606       2.89%                                 $ 14,741,808       2.74%

     Com. and Small
       Ind.-Demand           $182,051,175      $144,716,185      26.44%                                 $144,718,988      28.84%
                             ------------      ------------     -------                                 ------------     -------
                                                                                -19.63%
Large Industrial Power       $ 29,850,081      $ 24,099,774       4.40%   ($ 4,730,786)                 $ 19,388,988       3.51%
Standby With Maintenance
  Power                         8,396,678         7,637,599       1.40%                  $1,185,359     $  8,823,158       1.64%

     Industrial Firm         $ 39,048,458      $ 31,737,373       5.80%   ($ 4,730,788)  $1,158,658     $ 28,192,147       5.25%
                             ------------      ------------     -------   -------------  ----------     ------------     -------
                                                                                -45.41%
As Available Standby Power   $  1,823,857       $ 1,402,791       0.28%                  $1,158,044     $  2,558,835       0.48%
Experimental-EAPS                                                 0.00%                                 $          0       0.00%
Interruptible Service(B)-
  ISB                          22,043,802        15,958,509       3.10%   ($ 7,899,951)                 $  9,258,558       1.72%
Other Interruptible Service
  ISA & ISPS                    4,136,871         3,182,159       0.54%                                   $3,182,159       0.58%

     Industrial Non-Firm     $ 28,004,330      $ 21,541,480       3.84%   ($ 7,488,851)  $1,158,044      $14,997,553       2.78%
                             ------------      ------------     -------   -------------  ----------     ------------     -------
Municipal Pumping Service     $12,422,402      $ 10,022,218       1.83%                                 $ 10,022,218       1.87%
Street Lighting Service         7,049,093         3,055,488       0.58%                                 $  3,055,488       0.57%
Traffic Lighting Service          734,553           640,815       0.12%                                 $    840,815       0.12%
Cotton Gin Service              1,305,158           163,387       0.03%                                 $    163,397       0.03%
     Municipal               $ 21,511,206       $13,851,718       2.54%                                 $ 13,881,718       2.58%
                             ------------      ------------     -------   -------------  ----------     ------------     -------
  Total Retail               $785,448,302      $547,351,488     100.00%   ($12,430,737)  $2,348,803     $537,282,346     100.00%
                             ------------      ------------     -------   -------------  ----------     ------------     -------

                                                                              Column(5)             stand by firm  stand by non-firm
Description Of Columns                                                                              rider 10       rider 11
Column (1) Column (7) from WP-HB2-CPL-DemandBase revenues from JRRS d-14965   c1                           10,000
Column (2) Column (1) minus-Trans-Dial-Customer costs                         c2                           10,000             40,000
Column (3) Column (2) divided by total of Column (2)                          c3                            5,000              9,000
Column (4) Adjustments for eligible on-site & new load                        c4
Column (5) Adjustments for new load from eligible on-site                     c5                           25,000             75,000
Column (6) Columns (2) + (4) + (5)                                            c6                            5,000
Column (8) Columns (5) divided by total of Column (5)                         total new load               55,000            124,000

ADJUSTMENTS IN COLUMN 4 IS FROM                                               charge                      $   180                078
WPHS-Conf DR M/p 10 of 10
                                                                              additional revenue        $1,185859         $1,158,944
                                                                              expected from new load

                                                                    ATTACHMENT 4
                                                                     PAGE 2 OF 3
             DEVELOPMENT OF ORA'S REGULATORY ASSET ALLOCATION FACTORS
                    PURSUANT TO STEPS IN PURA 39.253(c)-(e)
                                 FOR SETTLEMENT

                                          Adjusted       Adjusted         STEP 1         STEP 1            STEP 2         STEP 2
                                         Production     01-May-99           %         $949,137,000        Non-Firm
                                           Demand         Energy       Residential.   Allocation to       at 150%        Non-Firm
                                         Allocation     Allocators      50 D/50 E      Residential                       At 150%
                                           Factors                         RAAF                             RAAF         Dollars
EXISTING RATE CLASSES                       (1)            (2)             (3)             (4)              (5)            (6)
-------------------------------------------------------------------------------------------------------------------------------
Economy Residential Service                  1.22%          0.59%          0.90%       $8,581,998
Standard Residential Service                21.69%         17.02%         19.35%     $183,699,407
Residential Service with EWH                17.26%         16.15%         16.71%     $158,562,653
Security and Floodlighting Service           0.72%          0.24%          0.48%       $4,542,957

                            Residential     40.88%         34.00%       37.4432%     $355,387,014
-------------------------------------------------------------------------------------------------------------------------------

General Service                             19.92%
Security and Floodlighting Service           1.03%
Small Irrigation Service                     0.12%
Large Irrigation Service                     0.48%
Commercial Water Heat                        0.02%

             Com. and Small Ind.-Energy     21.56%
-------------------------------------------------------------------------------------------------------------------------------

Lighting and Power Service                  14.81%
Industrial Power Service                     9.38%
Petroleum Service                            2.74%

              Com and Small Ind.-Demand     28.94%          0.00%

-------------------------------------------------------------------------------------------------------------------------------

Large Industrial Power                       3.51%
Standby With Maintenance Power               1.64%

                        Industrial Firm      5.25%
-------------------------------------------------------------------------------------------------------------------------------

As Available Standby Power                   0.48%
Experimental - EAPS                          0.00%
Interruptible Service (B)-ISB                1.72%
Other Interruptible Service ISA & ISPS       0.59%

                    Industrial Non-Firm      2.79%
-------------------------------------------------------------------------------------------------------------------------------

Municipal Pumping Service                    1.87%
Street Lighting Service                      0.57%
Traffic Lighting Service                     0.12%
Cotton Gin Service                           0.03%

                             Municipal       2.58%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     Total Retail                          100.00%         34.00%       37.44%      $355,387,014          4.19%     $39,742,405
-------------------------------------------------------------------------------------------------------------------------------


                                              STEP 3                STEP 3           STEP 3           STEP 4         STEP 4
                                         Remaining classes                        $554,007,581         ORA            ORA
                                              DEMAND              Remaining     Remaining classes   Proposed       Proposed
                                            ALLOCATION             Classes       stranded costs     Allocation        RAAF
                                              FACTORS            Total to 100           $               $

                                                (7)                  (8)               (9)             (10)           (11)
EXISTING RATE CLASSES
-------------------------------------------------------------------------------------------------------------------------------
Economy Residential Service                                                                         $8,581,998         0.9042%
Standard Residential Service                                                                      $183,699,407        19.3544%
Residential Service with EWH                                                                      $158,562,653        16.7060%
Security and Floodlighting Service                                                                  $4,542,957         0.4786%

                            Residential                                                           $355,387,014        37.4432%
-------------------------------------------------------------------------------------------------------------------------------

General Service                                   19.92%               35.36%      $195,889,256   $195,889,256        20.6387%
Security and Floodlighting Service                 1.03%                1.83%       $10,122,580    $10,122,580         1.0665%
Small Irrigation Service                           0.12%                0.21%        $1,140,064     $1,140,064         0.1201%
Large Irrigation Service                           0.48%                0.85%        $4,689,562     $4,689,862         0.4911%
Commercial Water Heat                              0.02%                0.04%          $205,152       $205,162         0.0216%

             Com. and Small Ind.-Energy           21.56%               38.28%      $212,046,915   $212,046,915        22.3410%
-------------------------------------------------------------------------------------------------------------------------------

Lighting and Power Service                        14.81%               26.30%      $145,693,961   $145,593,961        15.3502%
Industrial Power Service                           9.36%               16.65%      $ 92,254,483   $ 92,254,483         9.7196%
Petroleum Service                                  2.74%                4.87%      $ 26,967,494   $ 26,987,484         2.8434%

              Com and Small Ind.-Demand           26.94%               47.82%      $264,935,936   $264,935,936        27.8134%

-------------------------------------------------------------------------------------------------------------------------------

Large Industrial Power                             3.61%                6.40%       $35,458,855   $ 35,458,855         3.7359%
Standby With Maintenance Power                     1.54%                2.92%       $16,152,578   $ 16,152,578         1.7018%

                        Industrial Firm            5.25%                9.32%       $51,511,433   $ 51,511,433         5.4377%
-------------------------------------------------------------------------------------------------------------------------------

As Available Standby Power                                                                          $6,780,723         0.7144%
Experimental - EAPS                                                                                         $0         0.0000%
Interruptible Service (B)-ISB                                                                      $24,529,195         2.5844%
Other Interruptible Service ISA & ISPS                                                              $8,432,487         0.8884%
                                                                                                            $0         0.0000%
                    Industrial Non-Firm                                                            $39,742,405         4.1872%
-------------------------------------------------------------------------------------------------------------------------------

Municipal Pumping Service                          1.87%                3.31%        $18,347,69    $18,347,699         1.9331%
Street Lighting Service                            0.57%                1.01%        $5,593,689     $5,593,669         0.5593%
Traffic Lighting Service                           0.12%                0.21%        $1,172,775     $1,172,775         0.1236%
Cotton Gin Service                                 0.03%                0.05%          $299,131       $299,131         0.0315%

                             Municipal             2.58%                4.59%       $25,413,295    $25,413,295         2.6775%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     Total Retail                                 55.33%              100.00%      $554,007,581   $949,137,000        100.000%
-------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF COLUMNS:
Column(1) Column(7) from WP-HB2-CPL-Demand                  Column(7) Column(1)
Column(2) Column(7) from WP-HB2-CPL-Energy                  Column(8) Column(7) divided by total of column(7)
Column(3): Average of Column(1) and Column(2)               Column(9) Column(8) times remaining costs $553,358,940
Column(4) Total Dollars times Column(3)                     Column(10) Allocated costs
Column(5) Column(1) times 15                                Column(11) Column(10) divided by total costs
Column(5) Column(5) times the total costs $949,137,000

D-21528  DEVELOPMENT OF ENERGY ALLOCATOR FOR THE RESIDENTIAL CLASS  ATTACHMENT 4
SETTLEMENT               PURSUANT TO PURA 39.253(g)                  PAGE 3 OF 3


                                                                                           Known and     Adjusted
                                             Weather        Weather                        Measurable     Weather
                                            Normalized     Normalized                      Adjustments   Normalized     Adjusted
                                   Loss     kWh sales      kWh sales      KWh Allocation   KWh sales      KWh sales   Kwh Allocation
    EXISTING RATE CLASSES         Factors    @ Meter      @ Generation        Factors     @ Generation  @ Generation     Factors
------------------------------------------------------------------------------------------------------------------------------------
                                                (1)             (2)              (3)                         (6)               (7)
1   Economy Residential Service    1.0945    124,049,416     135,777,048          0.59%                   135,777,048          0.59%
2   Standard Residential Service   1.0945  3,569,947,158   3,907,449,962         17.02%                 3,907,449,962         17.02%
3   Residential Service with EWH   1.0945  3,388,948,788   3,707,148,716         16.16%                 3,707,148,716         16.16%
4   Security and Floodlighting
      Service                      1.0945     50,405,151      55,170,454          0.24%                    55,170,454          0.24%

5                  Residential             7,131,348,493   7,805,546,180         34.00%                 7,805,546,180         34.00%
------------------------------------------------------------------------------------------------------------------------------------

6   General Service                1.0945  2,398,003,608   2,624,710,869         11.43%                 2,624,710,869         11.43%
7   Cotton Gin Service             1.0945     17,262,720      18,894,738          0.08%                    18,894,738          0.08%
8   Security and Floodlighting
      Service                      1.0945    116,227,616     127,216,175          0.56%                   127,316,776          0.55%

9      Cam. and Small Ind.
         - Energy                          2,531,493,944   2,770,821,382         12.07%                 2,770,821,382         12.07%
------------------------------------------------------------------------------------------------------------------------------------

10  Lighting and Power Service     1.0904  2,488,008,178   2,691,229,844         11.72%                 2,691,229,844         11.72%
11  Industrial Power Service       1.0499  1,998,331,163   2,098,074,808          0.14%                 2,098,074,808          8.14%
12  Commercial Water Heat          1.0945      2,498,501       2,734,709          0.01%                     2,734,709          0.01%
13  Petroleum Service              1.0744    304,210,023     325,848,785          1.42%                   326,848,765          1.42%
14  Small Irrigation Service       1.0945     13,314,645      14,673,412          0.06%                    14,573,412          0.06%
15  Large Irrigation Service       1.0740     86,192,048      92,567,818          0.40%                    92,567,818          0.40%

16     Com. and Small Ind.
         - Demand                          4,872,554,558   5,228,029,354         22.77%                 5,228,029,354         22.77%
------------------------------------------------------------------------------------------------------------------------------------

17  Large industrial Power                                                        0.00%
18  Standby With Maintenance
      Power                                                                       0.00%

19     Industrial Firm             1.0315  1,748,252,276   1,803,392,153          7.86%        0        1,803,392,153          7.65%
------------------------------------------------------------------------------------------------------------------------------------

20  As Available Standby Power
21  Experimental - EAPS
22  Interruptible Service(A)-ISA
23  Interruptible Service(B)-ISB
24  Experimental Interruptible
      Service(SP)-ISPS

25     Industrial Non-Firm         1.0315   4,707,217,778   4,885,583,427        21.16%        0        4,855,683,427         21.16%
------------------------------------------------------------------------------------------------------------------------------------

26  Municipal Pumping Service      1.0830     342,958,028     371,409,158         1.62%                   371,409,158          1.62%
27  Street Lighting Service        1.0945      90,688,134      99,261,790         0.43%                    99,261,790          0.43%
28  Traffic Lighting Service       1.0945      20,588,764      22,535,226         0.10%                    22,535,226          0.10%

29     Municipal                              454,234,924     493,206,174         2.16%                   493,206,174          2.16%
------------------------------------------------------------------------------------------------------------------------------------

30     Total Retail                        21,445,101,971  22,954,676,670       100.00%                22,954,676,670        100.00%
------------------------------------------------------------------------------------------------------------------------------------


                                       13                             01/11/2000

                           [PRATT & GRANT LETTERHEAD]


                                January 25, 2000


Mr. James Galloway
Filing Clerk
Public Utility Commission of Texas
1701 N. Congress Avenue, Rm. 7-180
Austin, Texas 78701

         Re: PUC DOCKET NO. 21528, APPLICATION OF CENTRAL POWER AND LIGHT COMPANY FOR A FINANCING ORDER TO SECURITIZE REGULATORY ASSETS AND OTHER QUALIFIED COSTS

Dear Mr. Galloway:

         Enclosed herewith for filing is a letter clarifying and making minor modifications to the agreement between ORA and CPL filed on January 11, 2000. CPL is filing this document with the Commission to be considered at the January 27, 2000 open meeting. This document is a product of negotiations that have recently been concluded. CPL files the document less than seven days prior to the January 27, 2000 open meeting pursuant to P.U.C. PROC. R. Section 22.71(i)(2)(B)

                                                          Sincerely,

                                                          /s/ LARRY W. BREWER
                                                          ----------------------
                                                          Larry W. Brewer

CC:      All Parties by Facsimile

                           [PRATT & GRANT LETTERHEAD]

                                January 25, 2000


Mr. Thomas Best
Office of Regulatory Affairs
Public Utility Commission of Texas
1701 North Congress Avenue
P.O. Box 13326
Austin, Texas 78711-3326

RE: Docket No. 21528 - Letter Agreement between CPL and ORA dated January 11, 2000 Clarification and Revision

Dear Tom:

         As a result of your call last Friday, I thought it would be best to clarify our prior understanding. I am doing this because I went back and reviewed item 4, "Other Qualified Costs" of our January 11, 2000 letter agreement in Docket No. 21528, and I think it could benefit from this clarification. Also the penultimate paragraph sets out minor revisions to our original agreement.

         With respect to the upfront other qualified costs on page 1 of Attachment 2 of the January 11, 2000 agreement, it was our mutual intent that those costs listed as variable could be trued-up in a subsequent securitization or stranded costs proceeding, subject to the stated limits. Using the Underwriting Spread as an example, CPL would be permitted to recover the costs it incurred up to .4850% of the original issue size, but no more. Any difference between the amount recovered through securitization in Docket No. 21528 and the amount actually incurred could be trued-up in a subsequent proceeding, provided it would not cause the total amount to be recovered to exceed .4850% of the original issue size.

         With respect to all of the costs shown on page 1 of Attachment 2, both fixed and variable, it was intended that any true-up to actual costs that would occur in subsequent proceedings is a true-up to the reasonable amount of such actual costs, subject to the stated "up to" percentage caps for the variable costs. CPL did not understand that ORA would support recovery of actual costs determined to be unreasonable in amount.

Mr. Thomas Best
January 25,2000
Page 2 of 2



         CPL and ORA have also agreed to revise the cap on the Original Issue Discount stated on page 1 of Attachment 2 of the January 11, 2000 agreement to an amount "up to 0.5000%." This change from the previously stated amount of 0.1000% will allow additional flexibility in setting the Original Issue Discount without substantially affecting the overall economics of the transaction, because of the offsetting impact to the coupon rate that results from changes to the Original Issue Discount. In addition, CPL and ORA have modified the January 11, 2000 agreement to support applying transition charges to EAPS service as explain on page 27-28 of CPL's Reply Brief filed January 19, 2000.

         Please confirm by signing below that this accurately reflects our agreement. This letter may be useful to both of our clients if future questions are raised by those who were not directly involved in negotiating the agreement.

                                    Sincerely,

                                    /S/ LARRY W. BREWER
                                    --------------------------
                                    Larry W. Brewer
                                    on behalf of Central Power and Light Company

/s/ THOMAS BEST
---------------------------------
Thomas Best, Attorney
on behalf of the Public Utility Commission of Texas,
office of Regulatory Affairs

                           [PRATT & GRANT LETTERHEAD]


                                February 9, 2000


Commissioner Brett Perlman
Commissioner Judy Walsh
Chairman Pat Wood
Public Utility Commission of Texas
1701 N. Congress Ave.
Austin, Texas 78701

      RE: Docket No. 21528 -- Application of Central Power and Light Company for a Financing Order to Securitize Regulatory Assets and Other Qualified Costs

Dear Commissioners:

      Subsequent to the January 27, 2000 Open Meeting the parties had additional discussions to determine if a broader consensus could be reached on an amount to securitize. As a result of those discussions, Central Power and Light Company
(CPL), Office of Regulatory Affairs (ORA), Office of Public Utility Counsel, Texas Industrial Energy Consumers and State of Texas have reached agreement that the amount that CPL should be permitted to securitize is $763,734,489. This amount represents securitization of regulatory assets proposed by CPL and ORA in their January 11, 2000 letter agreement, offset by the present value of benefits deriving from the accumulated deferred income tax (ADIT) related to the regulatory assets securitized in the amount of $185,403,984. The present value of ADIT benefits was determined by applying CPL's cost of capital to ADIT balances and adding related taxes, and discounting those amounts at CPL's pretax cost of capital. Attachment 1 summarizes the regulatory assets that would be securitized and the present value of the related ADIT benefit. Workpapers which show the calculation of the present value of ADIT benefits and derivation of the amount securitized are available from ORA.

      The amount agreed to represents a compromise. The parties urge the Commission to adopt it.

                                                       Sincerely,

                                                       /s/ LARRY W. BREWER
                                                       -------------------------
                                                       Larry W. Brewer

cc: Parties of Record

                                                                    ATTACHMENT 1


                              PUCT DOCKET NO. 21528
                 APPLICATION OF CENTRAL POWER AND LIGHT COMPANY
                 FOR A FINANCING ORDER TO SECURITIZE REGULATORY
                        ASSETS AND OTHER QUALIFIED COSTS

                                              BALANCE AT     RELATED SFAS 109    REGULATORY    PRESENT VALUE        NET
                                           DECEMBER 31,1998     REGULATORY         ASSETS      RELATED ADIT     SECURITIZED
              DESCRIPTION                    SECURITIZED           ASSET        SECURITIZED      BALANCE           AMOUNT
              -----------                    -----------           -----        -----------      -------           ------
Mirror CWIP                                  253,657,000        136,584,000     390,241,000     (75,181,507)    315,059,493
Deferred Accounting                          482,447,027                 --     482,447,027     (95,493,968)    386,953,059
Deferred Accounting deficiency                 4,824,940          2,598,000       7,422,940      (1,430,047)      5,992,893
Loss on Reacquired Debt                       64,351,000                 --      64,351,000     (12,397,512)     51,953,488
Demand side management                         4,678,506                 --       4,676,506        (900,950)      3,775,556
                                             -----------        -----------     -----------    ------------     -----------
  Total Regulatory Assets Securitized        809,956,473        139,182,000     949,138,473    (185,403,984)    763,734,489
                                             ===========        ===========     ===========    ============     ===========

                                DOCKET NO. 21528

                                 FINANCING ORDER


                                   APPENDIX B


           DESCRIPTION OF REGULATORY ASSETS AND OTHER QUALIFIED COSTS
            AND ESTIMATED COSTS AND EXPENSES PROPOSED BY THE COMPANY

DOCKET NO. 21528                FINANCING ORDER                      PAGE 1 OF 3

                                   APPENDIX B


                         CENTRAL POWER AND LIGHT COMPANY

                    AMOUNT OF REGULATORY ASSETS TO SECURITIZE



                   AMOUNT OF ASSET AND RELATED SFAS 109 ASSET

                                        Balance of Asset     Related SFAS     Total Regulatory
                                            As of           109 Regulatory        Assets
        Description of Asset              12-31-1998            Asset           Securitized
        --------------------              ----------            -----           -----------
Mirror CWIP                              $253,657,000        $136,584,000      $390,241,000
Deferred Accounting                       482,447,027                  --       482,447,027
Deferred Accounting deficiency              4,824,940           2,598,000         7,422,940
Loss on Reacquired Debt                    64,351,000                  --        64,351,000
Demand side management                      4,676,506                  --         4,676,506
                                         ------------        ------------      ------------
Total Regulatory Assets Securitized      $809,956,473        $139,182,000      $949,138,473
                                         ============        ============      ============


                        NET AMOUNT OF ASSETS SECURITIZED


                                          Total Regulatory    Present Value        Net
                                               Assets           Of Related        Amount
         Description of Asset                Securitized      ADIT Balance      Securitized
         --------------------                -----------      ------------      -----------
Mirror CWIP                                 $390,241,000      $(75,181,507)    $315,059,493
Deferred Accounting                          482,447,027       (95,493,968)     386,953,059
Deferred Accounting deficiency                 7,422,940        (1,430,047)       5,922,893
Loss on Reacquired Debt - PCB direct          64,351,000       (12,397,512)      51,953,488
Demand side management                         4,676,506          (900,950)       3,775,556
                                            ------------     -------------     ------------
Total Net Amount of Assets Securitized      $949,138,473     ($185,403,984)    $763,734,489
                                            ============     =============     ============

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 2 OF 3

                                   APPENDIX B

                     UP-FRONT TRANSITION BOND ISSUANCE COSTS
                                TO BE SECURITIZED


-------------------------------------------------------------------------------------------
        DESCRIPTION OF COSTS                                        MAXIMUM AMOUNTS

-------------------------------------------------------------------------------------------
UP-FRONT VARIABLE QUALIFIED COSTS
-------------------------------------------------------------------------------------------
       Original Issue Discount                               0.5000%
-------------------------------------------------------------------------------------------
       Underwriting Spread                                   0.4850%
-------------------------------------------------------------------------------------------
       SEC Registration Fee (l/36th of 1%)                   0.0278%
-------------------------------------------------------------------------------------------

SUBTOTAL UP-FRONT VARIABLE COSTS                                                1.0128%
-------------------------------------------------------------------------------------------
UP-FRONT FIXED QUALIFIED COSTS
-------------------------------------------------------------------------------------------
       Printing Fees                                            $350,000
-------------------------------------------------------------------------------------------
       Trustee Fee and Counsel                                    50,000
-------------------------------------------------------------------------------------------
       Company Legal Fees and Expenses                         2,500,000
-------------------------------------------------------------------------------------------
       Underwriters' Legal Fees and Expenses                     300,000
-------------------------------------------------------------------------------------------
       Accountant's/Auditor's Fees                               500,000
-------------------------------------------------------------------------------------------
       Rating Agency Fees                                        600,000
-------------------------------------------------------------------------------------------
       Legal Fees for Commission's Counsel                       100,000
-------------------------------------------------------------------------------------------
       Miscellaneous Fees (Including Cities' rate
         case expense)                                         1,000,000
-------------------------------------------------------------------------------------------
       SPE Setup Costs                                            25,000
-------------------------------------------------------------------------------------------
       Up-front Servicer Setup Costs                             500,000
-------------------------------------------------------------------------------------------
SUBTOTAL                                                                         $5,925,000
-------------------------------------------------------------------------------------------
Costs to Reacquire Debt and Equity                            15,000,000
-------------------------------------------------------------------------------------------

SUBTOTAL UP-FRONT FIXED COSTS                                                   $20,925,000
-------------------------------------------------------------------------------------------
OTHER UP-FRONT VARIABLE OR FILED QUALIFIED COSTS
-------------------------------------------------------------------------------------------
Costs of any additional forms of credit enhancement       Amounts actually incurred.
-------------------------------------------------------------------------------------------
ESTIMATED TOTAL UP-FRONT VARIABLE AND FIXED
QUALIFIED COSTS TO BE SECURITIZED                                               $29,046,000

(assumes $794,000,000  original principal balance         (Plus actual costs of any credit
of transition bonds and excluding costs of any            enhancements)
additional forms of credit enhancement)
-------------------------------------------------------------------------------------------

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 3 OF 3

                                   APPENDIX B

                             ONGOING TRANSITION BOND
                           SUPPORT AND SERVICING COSTS
                   TO BE RECOVERED THROUGH TRANSITION CHARGES


--------------------------------------------------------------------------------
ONGOING SERVICING QUALIFIED COSTS                                        MAXIMUM
                                                                         AMOUNTS
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                                0.0500%
--------------------------------------------------------------------------------
Estimated ongoing servicing qualified costs                             $397,000
(assuming $794,000,000 original principal balance
of Transition Bonds)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         MAXIMUM
ONGOING THIRD-PARTY SERVICING QUALIFIED COSTS                            AMOUNTS
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                                0.6000%
--------------------------------------------------------------------------------
Estimated ongoing third-party servicing qualified                     $4,764,000
costs (assuming $794,000,000 original principal
balance of Transition Bonds)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         MAXIMUM
ANNUAL ONGOING OPERATING QUALIFIED COSTS                                 AMOUNTS
--------------------------------------------------------------------------------
Trustee Fee and Expenses                             To be recovered based on
                                                     amounts actually incurred.
--------------------------------------------------   True-up proceedings to be
Independent Managers Fee                             used to ensure this result.
--------------------------------------------------
Rating Agency Fees
--------------------------------------------------
Costs of any additional forms of credit
enhancement provided pursuant to this Financing
Order
--------------------------------------------------
Miscellaneous Fees
--------------------------------------------------------------------------------

                                DOCKET NO. 21528

                                 FINANCING ORDER


                                   APPENDIX C


           DESCRIPTION OF REGULATORY ASSETS AND OTHER QUALIFIED COSTS
                           APPROVED BY THE COMMISSION

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 1 OF 3

                                   APPENDIX C


                              COMMISSION AUTHORIZED

                    AMOUNT OF REGULATORY ASSETS TO SECURITIZE


                   AMOUNT OF ASSET AND RELATED SFAS 109 ASSET

                                         Balance of Asset     Related SFAS     Total Regulatory
                                              As of          109 Regulatory         Assets
       Description of Asset                12-31-1998             Asset          Securitized
       --------------------                ----------             -----          -----------
Mirror CWIP                               $253,657,000        $136,584,000      $390,241,000
Deferred Accounting                        482,447,027                  --       482,447,027
Deferred Accounting deficiency               4,824,940           2,598,000         7,422,940
Loss on Reacquired Debt                     64,351,000                  --        64,351,000
Demand side management                       4,676,506                  --         4,676,506
                                          ------------        ------------      ------------
Total Regulatory Assets Securitized       $809,956,473        $139,182,000      $949,138,473
                                          ============        ============      ============


                        NET AMOUNT OF ASSETS SECURITIZED

                                          Total Regulatory     Present Value         Net
                                               Assets           Of Related          Amount
          Description of Asset              Securitized        ADIT Balance       Securitized
          --------------------              -----------        ------------       -----------
Mirror CWIP                                 $390,241,000       $(75,181,507)     $315,059,493
Deferred Accounting                          482,447,027        (95,493,968)      386,953,059
Deferred Accounting deficiency                 7,422,940         (1,430,047)        5,922,893
Loss on Reacquired Debt - PCB direct          64,351,000        (12,397,512)       51,953,488
Demand side management                         4,676,506           (900,950)        3,775,556
                                            ------------      -------------      ------------
Total Net Amount of Assets Securitized      $949,138,473      ($185,403,984)     $763,734,489
                                            ============      =============      ============

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 2 OF 3

                                   APPENDIX C


                     UP-FRONT TRANSITION BOND ISSUANCE COSTS
                                TO BE SECURITIZED

--------------------------------------------------------------------------------
                                                    ESTIMATED       ESTIMATED
                                                     MAXIMUM         MAXIMUM
VARIABLE COSTS                                      AMOUNT (%)     AMOUNT ($s)
--------------------------------------------------------------------------------
      Original Issue Discount                         0.5000%         $3,986,674
--------------------------------------------------------------------------------
      Underwriting Spread*                            0.4850%          3,867,074
--------------------------------------------------------------------------------
      SEC Registration Fee ( 1/36th of 1%)            0.0278%            221,659
--------------------------------------------------------------------------------

Subtotal Variable Up-front Expense                    1.0128%         $8,075,408
--------------------------------------------------------------------------------

FIXED COSTS
--------------------------------------------------------------------------------
      Printing Fees                                                     $350,000
--------------------------------------------------------------------------------
      Trustee Fee and Counsel                                             50,000
--------------------------------------------------------------------------------
      Company Legal Fees and Expenses                                  2,500,000
--------------------------------------------------------------------------------
      Underwriters' Legal Fees and Expenses                              300,000
--------------------------------------------------------------------------------
      Accountant's/Auditor's Fees                                        500,000
--------------------------------------------------------------------------------
      Rating Agency Fees                                                 600,000
--------------------------------------------------------------------------------
      Legal Fees for Commission's Counsel                                100,000
--------------------------------------------------------------------------------
      Miscellaneous Fees                                               1,000,000
      (Including Cities' rate case expense)
--------------------------------------------------------------------------------
      SPE Setup Costs                                                     25,000
--------------------------------------------------------------------------------
      Up-front Servicer Setup Costs                                      500,000
--------------------------------------------------------------------------------
Subtotal Fixed Up-front Expenses                                       5,925,000
--------------------------------------------------------------------------------

COSTS TO REACQUIRE DEBT AND EQUITY                                   $19,600,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CAP ON AGGREGATE AMOUNT OF UP-                                       $33,600,408
FRONT COSTS SECURITIZED**
--------------------------------------------------------------------------------

*   Includes $500,000 fee for Commission's financial advisor

** Includes remaining amount, not to exceed $1,200,000, of fee for Commission's financial advisor

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 3 OF 3

                                   APPENDIX C



           ONGOING TRANSITION BOND SUPPORT AND SERVICING COSTS TO BE
                  RECOVERED DIRECTLY THROUGH TRANSITION CHARGES

ONGOING SERVICING FEES                                  MAXIMUM        MAXIMUM
                                                       AMOUNT (%)    AMOUNT ($s)
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                 0.0500%     $  398,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ONGOING THIRD-PARTY SERVICING FEES                      MAXIMUM        MAXIMUM
                                                       AMOUNT (%)    AMOUNT ($s)
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                 0.6000%     $4,784,009
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FIXED OPERATING EXPENSES                                MAXIMUM        MAXIMUM
                                                       AMOUNT (%)    AMOUNT ($s)
--------------------------------------------------------------------------------
    Trustee Fee and Expenses                                              12,500
--------------------------------------------------------------------------------
    Independent Managers Fee                                               7,500
--------------------------------------------------------------------------------
    Rating Agency Fees                                                    20,000
--------------------------------------------------------------------------------
    Miscellaneous Fees                                                    80,000
--------------------------------------------------------------------------------

CAP ON FIXED COSTS                                                    $  120,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MAXIMUM ANNUAL COST
RECOVERED THROUGH TRANSITION                                          $  518,667
CHARGE--APPLICANT AS SERVICER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MAXIMUM ANNUAL COST
RECOVERED THROUGH TRANSITION                                          $4,904,009
CHARGE--THIRD-PARTY AS SERVICER
--------------------------------------------------------------------------------

                                DOCKET NO. 21528

                                 FINANCING ORDER


                                   APPENDIX D


            TRANSITION CHARGE RATE TARIFF - SCHEDULE TC AND RIDER TC

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system
Section: B               Sheet: 35                                  Page 1 of 15
Revision: Original       Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC


DEFINITIONS

For the purposes of this schedule the following terms shall have the following meanings:

COMPANY -- Central Power and Light Company and its successors and assigns that provide transmission or distribution service directly to customers taking service at facilities, premises, or loads located within the service area.

FINANCING ORDER -- the Financing Order issued by the Public Utility Commission of Texas (Commission) in Docket No. 21528.

NON-ELIGIBLE SELF-GENERATION (NESG) -- new on-site generation as defined in PURA
Section 39.252(b) which materially reduces or reduced customer loads on the Company's transmission and distribution system, unless excluded under PURA
Section 39.262(k) and any rules adopted by the Commission pursuant thereto.

RETAIL ELECTRIC PROVIDER (REP) -- the entity which, with the advent of customer choice, will serve the customer's energy needs, and will remit to the Servicer the Transition Charges billed in accordance with this schedule.

SERVICE AREA -- the Company's certificated service area as it existed on May 1, 1999.

SERVICER -- on the effective date of this tariff, the Company shall act as Servicer. However, the Special Purpose Entity (SPE) may select another party to function as Servicer or the Company may resign as Servicer in accordance with terms of the Servicing Agreement and Financing Order issued in Docket No. 21528. A Servicer selected under these conditions shall assume the obligations of the Company as Servicer under this schedule. As used in this schedule, the term Servicer includes any successor Servicer.

SPECIAL PURPOSE ENTITY (SPE) -- the owner of Transition Property, on behalf of whom Transition Charges are collected.

TRANSITION CHARGES (TCs) -- non-bypassable charges computed on the basis of individual end-use retail customer consumption, except for TCs applicable to NESG for which charges are based on the output of the on-site generation.

      (a) For retail customers of the Company, the TCs provided for in this rate schedule are a component of the bundled Company rates under which the customer takes service prior to the unbundling of transmission and distribution rates specified by PURA Section
            39.201. Accordingly, prior to such unbundling, TCs are not charges that apply in addition to the charges paid by retail customers under other applicable rate schedules.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system
Section: B               Sheet: 35                                  Page 2 of 15
Revision: Original       Effective Date:

                     TRANSITION CHARGE RATES - SCHEDULE TC


      (b) For retail customers who are not retail customers of CPL, but whose facilities, premises, and loads are subject to TCs billed and collected pursuant to the Transition Charge Rates (TC Rates) under this schedule, and for retail customers of the Company who take service after transmission and distribution rates have been unbundled, the TC Rates shall constitute a separate charge.

      (c) Prior to Customer Choice, the assessment of TCs will be separately identified on each customer's bill. After Customer Choice, the assessment of TCs will be separately identified on the bills sent to REPS.

APPLICABILITY

This schedule, along with Service Rider 29, sets out the rates, terms and conditions under which TCs shall be billed and collected by the Company, any successor Servicer(s) and any REPS on behalf of the owner of Transition Property pursuant to the terms of the Financing Order.

This schedule is applicable to energy consumption and demands of retail customers taking transmission and/or distribution service from the Company and to the facilities, premises and loads of such retail customers.

This schedule also applies to:

1. Retail customers taking service at facilities, premises, or loads located within the service area who are not presently receiving transmission and/or distribution service from the Company, but whose present facilities, premises, or loads received transmission and/or distribution service from the Company at any time on or after May 1, 1999 when a request to change service to another utility was not pending.

2. Retail customers located within the service area and prior retail customers of the Company who are served by new NESG.

3. Public retail customers located within the service area who purchase power from the General Land Office under PURA section 35.102.

This schedule does not apply to the facilities, premises, and loads of customers described above who are not taking retail service from the Company pursuant to the Commission Order in Docket No. 20292.

Individual end-use customers are responsible for paying TCs billed to them in accordance with the terms of this schedule. Payment is to be made to the entity that bills the customer in

CENTRAL, POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system
Section: B               Sheet: 35                                  Page 3 of 15
Revision: Original       Effective Date:

                     TRANSITION CHARGE RATES - SCHEDULE TC


accordance with the terms of the Servicing Agreement and the Financing Order, which entity may be the Company, a successor Servicer, a REP, or an entity designated to collect TCs in place of the REP. The REP or entity designated to collect TCs in place of the REP will pay Transition Charges to the Servicer. The Servicer will remit collections to the SPE in accordance with the terms of the Servicing Agreement.

TERM

This schedule shall remain in effect until TCs have been collected and remitted to the SPE which are sufficient in amount to satisfy all obligations of the SPE in regard to paying principal and interest on the Transition Bonds together with all other Qualified Costs as provided in PURA section 39.302(4). However, in no event shall the TCs provided for in this schedule be collected after 15 years from issuance of Transition Bonds. This schedule is irrevocable and non-bypassable for the full term during which it applies.

RATE CLASSES

For the purposes of billing TCs, each retail end-use customer shall be designated as a customer in one of the following eight customer classes. A new customer shall be assigned to the appropriate customer class based on anticipated usage characteristics.

      RESIDENTIAL - This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on a residential customer's premises shall be included in this rate class.

      COMMERCIAL AND SMALL INDUSTRIAL - ENERGY - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 kVa and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer's premises shall be included in this rate class.

      COMMERCIAL AND SMALL INDUSTRIAL - DEMAND - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 kVa and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system
Section: B               Sheet: 35                                  Page 4 of 15
Revision: Original       Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC


      LARGE INDUSTRIAL - FIRM - This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 kVa or more whose service is provided to the entire premises at not less than 60,000 volts.

      STANDBY - FIRM - This service is applicable to non-residential customers taking non-interruptible standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

      STANDBY - NON-FIRM - This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not held primarily for emergency use.

      LARGE INDUSTRIAL - NON-FIRM - This service is applicable to non-residential customers taking interruptible service with annual maximum measured demands equal to 12,500 kVa or more whose service is provided to the entire premises at not less than 60,000 volts. In addition, this service is applicable to customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kW and who purchase a minimum of 25,000 kW as Standby - Firm service for that portion of the customer's load which displaces, in total or in part, the customer's self-generating capability.

      MUNICIPAL AND COTTON GIN - This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and eleemosynary institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit. This service is further applicable to all electric service other than lighting service furnished to cotton gins.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                    Sheet: 35                            Page 5 of 15
Revision: Original            Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

REGULATORY ASSET ALLOCATION FACTORS

The following Regulatory Asset Allocation Factors (RAAF) to be used in the calculation of the TC Rates are calculated using the methods approved by the Commission in the Financing Order. The RAAFs shall be the percentage of cost responsibility for each Transition Charge customer class.

                      TRANSITION CHARGE CLASS                         RAAF
          Residential                                                37.0664%
          Commercial and Small Industrial - Energy                   21.5756%
          Commercial and Small Industrial - Demand                   26.9570%
          Large Industrial - Firm                                     4.4891%
          Large Industrial - Non-Firm                                 5.5190%
          Standby - Firm                                              1.4227%
          Standby - Non-Firm                                          0.3844%
          Municipal and Cotton Gin                                    2.5858%

DETERMINATION OF TRANSITION CHARGE 033 RATES

Transition Charge rates will be adjusted no less frequently than annually in order to ensure that the expected collection of TCs is adequate to pay when due, pursuant to the expected amortization schedule, principal and interest on Transition Bonds and pay on timely basis other Qualified Costs. Except for the Large Industrial Non-Firm rate class prior to January 1, 2002, the Transition Charge Rates shall be computed by multiplying the RAAFs set forth in Service Rider 29 times the Periodic Billing Requirement (BR) for the projected TC period, and dividing such amount by the billing units of the TC customer class, as shown in the following formula:

                        TCc = [(BR * RAAFc) + Pc] / FBUc

where,

          TCc      =     Transition Charge Rate applicable to a TC rate class
                         during the TC Period;

          BR       =     Periodic Billing Requirement for the TC Period;

          RAAFc    =     The Regulatory Asset Allocation Factor for such class
                         in effect at such time;

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                          Page 6 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

          Pc      =      Prior period over-/under-recovery for such class;

          FBUc    =      Forecasted Billing Units (i.e., class-specific energy
                         or demand billing units) currently forecast for a class for the TC period.

Prior to January 1, 2002, within the Large Industrial Non-Firm rate class, separate Transition Charge Rates shall be computed for customers taking EAPS and customers taking Large Industrial Non-Firm service (excluding EAPS) as follows:

1. Multiply the RAAF for the Large Industrial Non-Firm rate class by the BR to determine Large Industrial Non-Firm TC revenues for the corresponding TC Period.

2. Divide the TC revenues calculated in step 1 by the Large Industrial Non-Firm Base Rate revenues for the corresponding TC Period, to determine the TC ratio.

3. Multiply the TC ratio by the EAPS base energy charge per kilowatt-hour sold and minimum bill kVa charge applied pursuant to Rider 23, to calculate the EAPS TC Charge rate.

4. To derive the Transition Charge for Large Industrial Non-Firm service (excluding EAPS), subtract the revenues derived during the TC Period from applying EAPS TC rates from Large Industrial Non-Firm Transition Charge revenues. The resulting amount shall be divided by the billing units for the TC Period that apply to Large Industrial Non-Firm service (excluding
       EAPS).

Beginning January 1, 2002, Transition Charge Rates shall be computed for the Large Industrial Non-Firm class in the same manner as described for all other classes, and there shall be no separate charge for EAPS service.

Prior to the implementation of customer choice, Transition Charge rates applied to demand-metered customers will be applied to the billing demands of customers pursuant to the underlying utility's rates.

If, for any reason, the above formula causes the Transition Charge Rate for any class to exceed the maximum rate, if any, which customers in such class may then be obligated to pay under PURA sections 39.052(b) or 39.202(a), as applicable, then (i) the Transition Charge Rate for such class shall equal such maximum rate and (ii) the rates for the remaining classes shall be recalculated using such maximum rate as the Transition Charge for such class (which exceeded the maximum rate), and assessing the deficiency to the remaining classes on an equal percentage basis. Annual and interim true-up adjustments prior to January 1, 2002, for the Large Industrial - Non-Firm class shall be computed in the manner described in Determination of Initial/Adjusted Transition Charge Rates above.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                           Page 7 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

TRUE-UP ADJUSTMENT PROCEDURE

On [_____], and no less frequently than annually thereafter, the Servicer shall file a revised Service Rider 29 setting forth the upcoming TC period's TC Rates, complete with all supporting materials. The TC Rates will become effective following notification on the first billing cycle of the following month. After [_____], but prior to the effective date of the filed revision, the Commission may review the filing to determine that the calculation contains no arithmetical errors. If arithmetical errors are found, the TC Rates shall be promptly corrected to address such errors.

In addition to the foregoing provisions, if in the month prior to an upcoming Transition Bond principal payment date (A) the Servicer determines that collections of Adjusted Transition Charge Rates available for the upcoming payment date will result in a difference between (i) the actual outstanding principal balances of the Transition Bonds plus amounts on deposit in the Reserve Subaccount and (ii) the outstanding principal balances anticipated in the Expected Amortization Schedule which is greater than 5% (up or down), or (B) if any series of Transition Bonds that matures after_______ would not be paid in full by its expected maturity date, then an interim true-up adjustment will be filed on the fifteenth day of the current month for implementation in the first billing cycle in the following month. Filing and notification to the Commission will be accomplished in the manner set forth above. In no event will such interim true-up adjustments occur more frequently than every three months if quarterly Transition Bond payments are required or every six months if semi-annual Transition Bond payments are required.

NON-STANDARD TRUE-UP PROCEDURE

In the event that the forecasted billing units for one or more of the Transition Charge customer classes for an upcoming period decreases by more than 10% of the billing units from the 12 months ending April 30, 1999, the Servicer shall make a non-standard true-up filing at least 90 days before the date of the next true-up adjustment. The true-up shall be conducted in the following manner. The Servicer shall:

         (a) allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in the Financing Order;

         (b) calculate undercollections or overcollections from the preceding period in each class by subtracting the previous period's transition charge revenues collected from each

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                          Page 8 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

         class from the Periodic Billing Requirement determined for that class for the same period;

         (c) sum the amounts allocated to each customer class in steps (a) and
         (b) above to determine an adjusted Periodic Billing Requirement for each customer class;

         (d) divide the Periodic Billing Requirement for each customer class by the maximum of the forecasted billing units or the threshold billing units for that class, to determine the threshold rate;

         (e) multiply the threshold rate by the forecasted billing units for each class to determine the expected collections under the threshold rate;

         (f) allocate the difference in the adjusted Periodic Billing Requirement and the expected collections calculated in step (e) among the transition charge customer classes using the RAAFs approved in this Financing Order;

         (g) add the amount allocated to each class in step (f) above to the expected collection amount by class calculated in step (e) above to determine the final Periodic Billing Requirement for each class; and

         (h) divide the final Periodic Billing Requirement for each class by the forecasted billing units to determine the transition charge rate by class for the upcoming period.

A proceeding for the purpose of approving a non-standard true-up should be conducted in the following manner:

         (a) The servicer will make a "non-standard true-up filing" with the Commission at least 90 days before the date of the proposed true-up adjustment. The filing will contain the proposed changes to the transition charge rates, justification for such changes as necessary to specifically address the cause(s) of the proposed non-standard true-up, and a statement of the proposed true-up date.

         (b) Concurrently with the filing of the non-standard true-up with the Commission, the servicer will notify all parties in Docket No. 21528 of the filing of the proposal for a non-standard true-up.

         (c) The servicer will issue appropriate notice and the Commission will conduct a contested case proceeding on the non-standard true-up proposal pursuant to PURA section 39.003.

The scope of the proceeding will be limited to determining whether the proposed adjustment complies with this Financing Order. The Commission will issue a final order by the proposed true-up adjustment date stated in the non-standard true-up filing. In the event that the Commission cannot issue an order by that date, the servicer will be permitted to implement its

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                          Page 9 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

proposed changes. Any modifications subsequently ordered by the Commission will be made by the servicer in the next true-up filing.

BILLING AND COLLECTION TERMS AND CONDITIONS

The billing and collection of TC Rates may differ as set forth in this schedule. The terms and conditions for each party are set forth below:

1) BILLING AND COLLECTION PRIOR TO CUSTOMER CHOICE

          A. Billing by the Servicer to end-use customers:

          1.   Applicable to consumption of all current retail customers.

          2.   Payment terms identical to present retail rates.

          3.   Right to terminate for non-payment pursuant to P.U.C. SUBST. R.
               25.28 and 25.29, or any successor rule(s).

          B. Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

          1. Applicable to former retail customers of the Company in multiply-certificated service areas now taking service from other utilities or cooperatives.

          2. Charges subject to this tariff must be paid in full by the other utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

          C.   Billings by Servicer to NESG:

          1. Applicable to end use consumption served by on-site self-generation.

          2.   Payment terms pursuant to the Commission's rules.

          3. Rate class determined by summing loads on the transmission and distribution system with loads served by non-eligible generation.

          4.   Right to terminate for non-payment pursuant to P.U.C. SUBST.
               R. 25.28 and 25.29, or any successor rule(s).

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                         Page 10 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

2) BILLING AND COLLECTION SUBSEQUENT TO CUSTOMER CHOICE

          A. Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

          1. Applicable to former retail customers of the Company in multiply-certificated service areas now taking service from other utilities or cooperatives.

          2. Charges subject to this tariff must be paid in full by the other electric utility or cooperative to the Servicer 35 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

          B.   Billings by Servicer to NESG:

          1. Applicable to end-use consumption served by on-site non-eligible self generation.

          2.   Payment terms pursuant to the Commission's rules.

          3. Rate class determined by summing loads on the transmission and distribution system with loads served by non-eligible generation.

          4. Right to terminate for non-payment pursuant to the Commission's rules.

          C.   Billings by the REP or its Replacement to End-Use Customers:

          1. Applicable to consumption of all retail end-use customers served by the REP for which TCs apply, including applicable former customers and NESG, under the following conditions:

          2. REPS shall provide the Servicer with full and timely information necessary to provide proper reporting and for billing and true-up adjustments.

          3. Each REP must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected Transition Charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of Transition Charge collections in the event that the REP defaults in its payment obligations, or (C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The Indenture Trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                         Page 11 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

               credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

          4. If the long-term, unsecured credit rating from either Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in Paragraph 3 of the next section, Billings by the Servicer to the REP or its Replacement (when applicable).

          5. The computation of the size of a required deposit shall be agreed upon by the Servicer and the REP, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (1) the REP shall remit to the Indenture Trustee the amount of any shortfall in such required deposit or (2) the Servicer shall instruct the Indenture Trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth in Paragraph 3 of the next section, Billings by the Servicer to the REP or its Replacement (when applicable). REP cash deposits shall be held by the Indenture Trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Transition Bonds. Investment earnings on REP cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the Indenture Trustee. At the instruction of the Servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the Transition Bonds unless otherwise utilized for the payment of the REP's obligations for Transition Bond payments. Once the deposit is no longer required, the Servicer shall promptly (but not later than 30 calendar days) instruct the Indenture Trustee to remit the amounts in the segregated accounts to the REP.

          6. In the event that a REP or the POLR is billing customers for TCs, the REP shall have the right to transfer the customer to the Provider of Last Resort (POLR) (or to another certified REP) or to direct the Servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                          Page 12 of 15
Revision: Original              Effective Date:

                                  TRANSITION CHARGE RATES - SCHEDULE TC


          D. Billings by the Servicer to the REP or its Replacement (when applicable):

          1.   Applicable to all consumption subject to REP billing of TCs.

          2. Payments of TCs are due 35 calendar days following each billing by the Servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The Servicer shall accept payment by electronic funds transfer (EFT), wire transfer (WT) and/or check. Payment will be considered received the date the EFT or WT is received by the Servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10-calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in Paragraph 3 below. The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the Servicer. The current amount consists of the total unpaid Transition Charges existing on the 36th calendar day after billing by the Servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against Transition Charge obligations. A REP shall not be obligated to pay the overdue Transition Charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue Transition Charges as a condition of receiving the customers of another REP who has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such Transition Charges; however, the prior REP shall not be relieved of the previously assessed penalties.

          3. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to in Paragraph 2 above, the Servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof made by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid Transition Charges and associated penalties due the Servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in Paragraphs 4 and 5 of the previous section, Billings by the REP or its Replacement to End-Use Customers, and Paragraph 2 of this section shall select and implement one of the following options:

                    (a) Allow the Provider of Last Resort (POLR) or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of Transition Charges.

                    (b) Immediately implement other mutually suitable and agreeable arrangements with the Servicer. It is expressly understood that the Servicer's ability to agree to any other arrangements will be limited by the terms of the

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                         Page 13 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

               servicing agreement and requirements of each of the rating agencies that have rated the Transition Bonds necessary to avoid a suspension, withdrawal, or downgrade of the ratings on the Transition Bonds.

               (c) Arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the Servicer with such amounts to be applied first to pay Transition Charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

          If a REP that is in default fails to immediately select and implement one of the foregoing options in (a), (b), or (c) or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the Servicer shall immediately implement option (a). Upon re-establishment of the requirements set forth in Paragraphs 4 and 5 of the previous section, Billings by the REP or its Replacement to End-Use Customers, and Paragraph 2 of this section and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this subsection.

          4. The initial POLR appointed by the Commission, or any Commission appointed successor to the POLR, will be required to meet the minimum credit rating and/or deposit/credit support requirements described in Paragraph 3 of the preceding section, Billings by the REP or its Replacement to End-Use Customers, in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the Servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. Retail customers may never be re-billed by the successor REP, the POLR, or Servicer for any amount of Transition Charges they have paid their REP (although future TCs shall reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in Paragraph 2 of this section is the sole remaining past-due amount after the 45th day, the REP shall not be required to comply with (a), (b), or (c) above, unless the penalty is not paid within an additional 30 calendar days.

          5. In the event the Servicer is billing customers for Transition Charges, the Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.

          6. Notwithstanding Paragraph 2 of this section, the REPS will be allowed to hold back an allowance for charge-offs in their payments to the Servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                         Page 14 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

              initial year, the REPS will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the Servicer to remit payments to the indenture trustee for the holders of Transition Bonds. On an annual basis in connection with the true-up adjustment process, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the Servicer, provided that:

                    (a) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing Transition Charges) have been written off.

                    (b) The REP's recourse will be limited to a credit against future TC payments unless the REP and the Servicer agree to alternative arrangements, but in no event will the REP have recourse to the SPE or its funds for such payments.

                    (c) The REP shall provide information on a timely basis to the Servicer so that the Servicer can include the REP's default experience and any subsequent credits into its calculation of the Adjusted Transition Charge Rates for the next TC billing Period and the REP's rights to credits will not take effect until after such Adjusted Transition Charge Rates have been implemented.

          7. In the event that a REP disputes any amount of billed Transition Charges, the REP shall pay the disputed amount under protest according to the timelines detailed in Paragraph 2 of this section. The REP and Servicer shall first attempt to informally resolve the dispute, but if failing to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the Servicer at the Commission-approved interest rate. Disputes about the date of receipt of Transition Charge payments (and penalties arising thereof) will be handled in a like manner. Any interest paid by the Servicer on disputed amounts shall not be recovered through Transition Charges if it is determined that the Servicer's claim to the funds is clearly unfounded. No interest shall be paid by the Servicer if it is determined that the Servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to PURA section 39.107.

          8. If the Servicer is providing the metering, the metering data will be provided to the REP at the same time as the billing. If the Servicer is not providing the metering, the entity providing metering service(s) will be responsible for complying with Commission rules and ensuring that the Servicer and the REP receive timely and accurate metering data in order for the Servicer to meet its obligations under the Servicing Agreement and the Financing Order with respect to billing and true-ups.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: B                      Sheet: 35                         Page 15 of 15
Revision: Original              Effective Date:

                      TRANSITION CHARGE RATES - SCHEDULE TC

OTHER TERMS AND CONDITIONS

If the customer or REP pays only a portion of its bill, a pro-rata share amount of Transition Charge revenues shall be deemed to be collected. The Company will allocate any shortfall first, ratably based on the amount owed for Transition Charges and the amount owed for other fees and charges, other than late charges, owed to the Company or any successor, and second, all late charges shall be allocated to the Company or any successor.

Prior to Customer Choice, the assessment of Transition Charges will be separately identified on each customer's bill. After Customer Choice, the assessment of Transition Charges will be separately identified on the bills sent to REPS.

At least once each year, (i) the Company shall cause to be prepared and delivered to REPS and such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the Company; and (ii) each REP which bills Transition Charge Rates shall cause to be prepared and delivered to such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the REP or the Company. Such notice shall be included either as an insert to or in the text of the bills delivered to such REPS or customers, as applicable, or shall be delivered to customers by electronic means or such other means as the Servicer or the REP may from time to time use to communicate with their respective customers.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: C                      Sheet: 29                           Page 1 of 2
Revision: Original              Effective Date:

              INITIAL / ADJUSTED TRANSITION CHARGE RATES - RIDER TC

AVAILABILITY

This schedule is applicable to energy consumption and demands of retail customers taking service from the Company during the term that this schedule is in effect, and to the facilities, premises, and loads of all other retail customers obligated to pay Transition Charges as provided in Rate Schedule TC, Section B, Sheet 35. In no event will Transition Charge Rates be collected over a period that exceeds 15 years from the initial effective date of Rate Schedule TC.

RATE CLASSES

For purposes of billing Initial/Adjusted Transition Charge Rates, each retail end-use customer will be designated as a customer belonging to one of eight classes as identified and defined by Schedule TC.

TRANSITION CHARGE RATES

The Initial/Adjusted Transition Charge Rates shall be determined in accordance with and are subject to the provisions set forth in Rate Schedule TC. On [February 15, 2001], and no less frequently than annually thereafter, the Company or successor Servicer, as defined in Rate Schedule TC, will file a Revision to Service Rider 29 setting forth the Adjusted Transition Charge Rates. The Adjusted Transition Charge Rates will become effective on the first billing cycle of the succeeding month of March.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system

Section: C                      Sheet: 29                           Page 2 of 2
Revision: Original              Effective Date:

              INITIAL / ADJUSTED TRANSITION CHARGE RATES - RIDER TC


                TRANSITION CHARGE CLASS                       INITIAL/ADJUSTED TRANSITION CHARGE RATES
                                                              ----------------------------------------
       Residential                                            $____________ per kWh
       Commercial and Small Industrial - Energy               $____________ per kWh
       Commercial and Small Industrial - Demand               $____________ per kW or kVa
       Large Industrial - Firm                                $____________ per kW or kVa
       Large Industrial - Non-Firm*                           $____________ per kW or kVa
       Standby - Firm                                         $____________ per kW or kVa or Daily Rate
       Standby - Non-Firm                                     $____________ per kW or kVa or Daily Rate
       Municipal and Cotton Gin                               $____________ per kWh

The Daily Rate for Standby - Firm service shall be calculated as 1.75% of the Large Industrial - Firm Adjusted Transition Charge Rate per day for up to and including seven days and 3.29% of the Large Industrial - Firm Adjusted Transition Charge Rate per day for additional days or portions of days thereafter.

The Daily Rate for Standby - Non-Firm service shall be calculated as 1.75% of the Large Industrial - Non-Firm Adjusted Transition Charge Rate per day for up to and including seven days and 1.65% of the Large Industrial - Non-Firm Adjusted Transition Charge Rate per day for additional days or portions of days thereafter.

* Prior to January 1, 2002, Large Industrial Non-Firm customers taking EAPS shall pay a TC rate equal to ___ % times the EAPS base energy charge per kilowatt-hour sold and the EAPS minimum bill kVa charge applied pursuant to Rider 23 in lieu of the Large Industrial Non-Firm charge per kVa. Beginning January 1,2002, TC rates shall be computed for the Large Industrial Non-Firm class in the same manner as described for all other classes, and there shall be no separate charge for EAPS service.

                                DOCKET NO. 21528

                                 FINANCING ORDER


                                   APPENDIX E

                         FORM OF ISSUANCE ADVICE LETTER

DOCKET NO. 21528                FINANCING ORDER                     PAGE 1 OF 14

                                   APPENDIX E


                             ISSUANCE ADVICE LETTER

                                     [Date]

ADVICE_________

THE PUBLIC UTILITY COMMISSION OF TEXAS

SUBJECT: ISSUANCE ADVICE LETTER FOR TRANSITION BONDS

      Pursuant to the Financing Order adopted in Application of Central Power and Light Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No.21528 (the "Financing Order"), CENTRAL POWER AND LIGHT COMPANY, ("Applicant") hereby submits, no later than the second business day after the pricing date of this series of Transition Bonds, the information referenced below. This Issuance Advice Letter is for the [INSERT TITLE] Transition Bond series _______________ class(es) _____________________. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

PURPOSE
This filing establishes the following:

            (a) the actual terms and structure of the Transition Bonds being issued;
            (b)   confirmation of compliance with issuance standards;
            (c)   the initial Transition Charge for retail users;
            (d) the identification of the Transition Property to be sold to a special purpose entity (the "SPE");
            (e)   the identification of the SPE; and
            (f) that the Transition Bonds have been structured and priced in a manner that results in the lowest transition-bond charges consistent with market conditions and the terms of the Financing Order.

DOCKET NO. 21528                FINANCING ORDER                     PAGE 2 OF 14

                                   APPENDIX E

COMPLIANCE WITH ISSUANCE STANDARDS

The Financing Order requires Applicant to confirm, using the methodology approved therein, that the actual terms of the Transition Bonds result in compliance with the standards set forth in the Financing Order. These standards are:

1. The securitization of Qualified Costs will provide tangible and quantifiable benefits to ratepayers, greater than would be achieved absent the issuance of Transition Bonds (See Attachment 4, Schedule A);

2. The total amount of revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered over the remaining life of the Stranded Costs using conventional financing methods (See Attachment 4, Schedule A);

3. The structuring and pricing of the Transition Bonds proposed by the Applicant in its Application will result in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in this Financing Order (See Attachment 4, Schedule B);

4. The amount securitized will not exceed the present value of the revenue requirement over the life of the proposed Transition Bonds associated with the securitized Regulatory Assets when the present value calculation is made using a discount rate equal to the proposed interest rate on the Transition Bonds (See Attachment 4, Schedule C);

5. The annual servicing fee payable to Applicant while it is serving as Servicer (or to any other Servicer affiliated with Applicant) shall not at any time exceed 0.05% of the original principal amount of the Transition Bonds of each series (See Attachment 2);

6. The annual servicing fee payable to any other Servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the Transition Bonds (See Attachment 2);

7. The underwriting spread included in the Qualified Costs securitized under the Financing Order shall not exceed 0.485% of the principal amount of the Transition Bonds issued and sold (See Attachment 1);

8. The sum of the up-front costs and the sum of the fixed operating expenses incurred or to be incurred in connection with the proposed transaction authorized by the Financing Order shall not exceed the amounts of the appropriate caps set forth in Appendix C to the Financing Order (See Attachments 1 and 2);

DOCKET NO. 21528                FINANCING ORDER                     PAGE 3 OF 14

                                   APPENDIX E

9. The Transition Bonds will be issued in one or more series comprised of one or more classes or tranches having legal final maturities not exceeding 15 years from the date of issuance of such series (See Attachment 3);

10. The amortization of the Transition Bonds shall be as described in the Financing Order. (See Attachment 3); and

11. The Applicant certifies to the Commission that the Transition Bonds have been structured and priced in a manner that results in the lowest transition-bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the protection of the competitiveness of the retail electric market) set out in the Financing Order. (See Attachment 6).


ACTUAL TERMS OF ISSUANCE

      Transition Bond Series: __________________________________________________
      Transition Bond Issuer: __________________________________________________
      Trustee(s): ______________________________________________________________
      Closing Date: ____________________________________________________________
      Bond Ratings: ____________________________________________________________
      Amount Issued: ___________________________________________________________
      Transition Bond Issuance Costs: See Attachment 1
      Transition Bond Support and Servicing: See Attachment 2
      Coupon Rate(s): See Attachment 3
      Call Features: See Attachment 3
      Expected Principal Amortization Schedule: See Attachment 3
      Expected Final Maturity Date(s): See Attachment 3
      Legal Final Maturity Date(s): See Attachment 3
      Payments to Investors (quarterly or semiannually): _____________________, beginning ______________________

      Initial annual Servicing Fee as a percent of the original Transition Bond principal balance: _____________%
      Cumulative Overcollateralization amount for the Transition Bonds, as a percent of the original Transition Bond principal balance:
            ___________________________%
      Annual Overcollateralization funding requirements: (See Attachment 3.) Description of type, amount and maturity (if applicable) of outstanding debt and equity securities of Applicant to be redeemed or retired with proceeds of the Transition Bonds (to the extent known) as shown below:
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

DOCKET NO. 21528                FINANCING ORDER                     PAGE 4 OF 14

                                   APPENDIX E


INITIAL TRANSITION CHARGE
Table I below shows the current assumptions for each of the variables used in the calculation of the initial Transition Charges.

                                     TABLE I

                   INPUT VALUES FOR INITIAL TRANSITION CHARGES

Applicable period: from ___________________ to ________________________
Forecasted retail kWh/kW sales for applicable period: __________________________ Transition Bond debt service for applicable period: ____________________________ Percent of billed amounts expected to be charged-off: __________________________ Weighted average days sales outstanding: _______________________________________
Forecasted annual ongoing transaction expenses (excluding Transition Bond principal and interest):
      __________________________________________________________________________
Required overcollateralization amount for applicable period:
      _______________________________________
Current Transition Bond outstanding balance: ___________________________________ Expected Transition Bond outstanding balance as of ___/___/___: ________________ Total Periodic Billing Requirement for applicable period:
      _______________________________________

Allocation of such total among customer classes, in accordance with Utilities Code Section 39.303(c): See Attachment 5

DOCKET NO. 21528                FINANCING ORDER                     PAGE 5 OF 14

                                   APPENDIX E

Based on the foregoing, the initial Transition Charges calculated for retail users are as follows:

                                    TABLE II

Rate Class                                       Initial Transition Charge
----------                                       -------------------------
Residential                                      _________________$/kWh
Commercial and Small Industrial - Energy         _________________$/kWh
Commercial and Small Industrial - Demand         _________________$/kW or KVa
Large Industrial - Firm                          _________________$/kW or KVa
Large Industrial - Non-Firm                      _________________$/kW or KVa
Standby--Firm                                    _________________$/kW or KVa or Daily Rate
Standby--Non-Firm                                _________________$/kW or KVa or Daily Rate
Municipal and Cotton Gin                         _________________$/kWh

IDENTIFICATION OF SPE

      The owner of the Transition Property (the "SPE") will be: ________________

EFFECTIVE DATE

In accordance with the Financing Order, the Transition Charge shall be automatically effective upon the Applicant's receipt of payment in the amount of $______________ from [the SPE], following Applicant's execution and delivery to [the SPE] of the [Bill of Sale/Deed of Transfer) transferring Applicant's rights and interests under the Financing Order, rights and interests that will become Transition Property upon transfer to the SPE as described in the Financing Order.

DOCKET NO. 21528                FINANCING ORDER                     PAGE 6 OF 14

                                   APPENDIX E


NOTICE
Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at the Applicant's corporate headquarters.

AUTHORIZED OFFICER
An authorized officer of the Applicant shall execute and deliver this Issuance Advice Letter on behalf of the Applicant.




                                    Respectfully submitted,


                                    ____________________________________________
                                    [Name]
                                    [Title]





Enclosures

DOCKET NO. 21528                FINANCING ORDER                     PAGE 7 OF 14

                                   APPENDIX E

                                  ATTACHMENT 1
                         TRANSITION BOND ISSUANCE COSTS

--------------------------------------------------------------------------------
VARIABLE COSTS                                ACTUAL COSTS         ESTIMATED
                                                                    MAXIMUM
--------------------------------------------------------------------------------
Original Issue Discount                                                  0.5000%
--------------------------------------------------------------------------------
Underwriting Spread                                                      0.4850%
--------------------------------------------------------------------------------
SEC Registration Fee (1/36th of 1%)                                      0.0278%
--------------------------------------------------------------------------------
Subtotal Variable Upfront Expense                                        1.0128%
--------------------------------------------------------------------------------

FIXED COSTS
--------------------------------------------------------------------------------
Printing Fees                                                         $  350,000
--------------------------------------------------------------------------------
Trustee Fee and Counsel                                                   50,000
--------------------------------------------------------------------------------
Applicant Legal Fees and Expenses                                      2,500,000
--------------------------------------------------------------------------------
Underwriters' Legal Fees and Expenses                                    300,000
--------------------------------------------------------------------------------
Accountant's/Auditor's Fees                                              500,000
--------------------------------------------------------------------------------
Rating Agency Fees                                                       600,000
--------------------------------------------------------------------------------
Legal Fees for Commission's Counsel                                      100,000
--------------------------------------------------------------------------------
SPE Startup Costs                                                         25,000
--------------------------------------------------------------------------------
Miscellaneous Fees (including Cities'                                  1,000,000
rate case expense)
--------------------------------------------------------------------------------
Upfront Servicer Setup Costs                                             500,000
--------------------------------------------------------------------------------
Sub-Total Fixed Upfront Expenses                                      $5,925,000
--------------------------------------------------------------------------------
                                                                   NOT TO EXCEED
REACQUISITION COSTS                                                  $19,600,000
--------------------------------------------------------------------------------
Current Estimate of Costs
--------------------------------------------------------------------------------
                                                                   NOT TO EXCEED
COMMISSION'S FINANCIAL                                                $1,700,000
ADVISOR COSTS
--------------------------------------------------------------------------------
Out of Underwriting Spread                                            $  500,000
--------------------------------------------------------------------------------
Remainder                                                              1,200,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AMOUNT INCLUDED IN                                                 NOT TO EXCEED
TRANSITION BONDS                                                     $33,600,408
--------------------------------------------------------------------------------
This series of bonds
--------------------------------------------------------------------------------
Total to date
--------------------------------------------------------------------------------

HEDGING ISSUANCE COSTS:

[Describe if applicable].

DOCKET NO. 21528                FINANCING ORDER                     PAGE 8 OF 14

                                   APPENDIX E

                                  ATTACHMENT 2
                  TRANSITION BOND SUPPORT AND SERVICING COSTS*

--------------------------------------------------------------------------------
SERVICING FEES                                ACTUAL COSTS         ESTIMATED
                                                                    MAXIMUM
--------------------------------------------------------------------------------
APPLICANT SERVICING FEES
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                           0.0500%
--------------------------------------------------------------------------------
THIRD PARTY SERVICING FEES
--------------------------------------------------------------------------------
Annual Fee as Percent of Original Balance                            0.600%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ANNUAL ONGOING FIXED                          ACTUAL COSTS         ESTIMATED
OPERATING EXPENSES*                                                 MAXIMUM
--------------------------------------------------------------------------------
Trustee Fee and Expenses                                            $12,500
--------------------------------------------------------------------------------
Independent Manager's Fee                                             7,500
--------------------------------------------------------------------------------
Rating Agency Fee                                                    20,000
--------------------------------------------------------------------------------
Miscellaneous Fees and Expenses                                      80,000
--------------------------------------------------------------------------------
Total Fixed Operating Expenses                                     $120,000**
--------------------------------------------------------------------------------

* To the extent that contracts are entered into in connection with the issuance ** Limit on aggregate costs for all series

DOCKET NO. 21528                FINANCING ORDER                     PAGE 9 OF 14

                                   APPENDIX E

                                  ATTACHMENT 3
                 TRANSITION BOND REVENUE REQUIREMENT INFORMATION
                              SERIES [ ],CLASS [ ]

Complete this table for each class of EACH SERIES of the Transition Bonds.

----------------------------------------------------------------------------------------------
PAYMENT    PRINCIPAL                             OVERCOLLATERALIZATION    OTHER       TOTAL
DATES      BALANCE      INTEREST    PRINCIPAL            AMOUNT           EXPENSES    REVENUES
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
TOTALS...
----------------------------------------------------------------------------------------------

Effective Annual Weighted Average Interest Rate of the Transition Bonds, Excluding Up-Front and Ongoing Costs: ___________%
Life of Series. [ ] years
Weighted Average Life of Series. [ ] years
Combined Weighted Average Life of This and All Previously Issued Series: [ ] years
Call provisions (including premium, if any): ___________________________________
Expected Final Maturity Dates: See Attached.
Legal Final Maturity Dates: See Attached.
Annual Overcollateralization Funding Requirements: See Attached

DOCKET NO. 21528                FINANCING ORDER                    PAGE 10 OF 14

                                   APPENDIX E

                                  ATTACHMENT 4
               COMPLIANCE WITH SUBCHAPTER G OF THE UTILITIES CODE

                                   SCHEDULE A
        TANGIBLE & QUANTIFIABLE BENEFITS AND REVENUE REQUIREMENTS TESTS:

-----------------------------------------------------------------------------------------------------------------
                         (a)                  (b)                  (c)              (d)                (e)
                                       Present Value of
                                        Securitization
 Name of Asset     Present Value of        Financing        Present Value of                    Savings/(Cost) of
                     Conventional                           Up-front and On-   Total Cost of     Securitization
(List Each Asset    Financing Over    (excluding up-front      going Costs     Securitization       Financing
  Securitized)       Current Life      and ongoing costs)
                                                                                 (b) + (c)          (a) - (d)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

(1) The discount rate to be used for determining the present value of columns
    (b) and (c) is the weighted average annual interest rate of the transition bonds, excluding up-front and ongoing costs.

(2) The present value of up-front and ongoing costs are allocated based on the proportion of each asset's securitized present value in column (b) to the total of column (b).

(3) The values for column (a) shall be calculated in accordance with the Commission's Office of Regulatory Affairs' methodology addressed in Finding of Fact No. 30 in the Financing Order.

DOCKET NO. 21528                FINANCING ORDER                    PAGE 11 OF 14

                                   APPENDIX E

                                   SCHEDULE B

                        FORM OF APPLICANT'S CERTIFICATION
                            [Letterhead of Applicant]
 [To be filed as soon as practicable after the pricing of the Transition Bonds]
                                     [DATE]
Public Utility Commission of Texas
[ADDRESS]
Attention:
Re: Application of Central Power and Light Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21528

CENTRAL POWER AND LIGHT COMPANY (the "Applicant") submits this Certification pursuant to Ordering Paragraph No. 4 of the Financing Order in Application of Central Power and Light Company for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21528, (the "Financing Order"). All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

In its issuance advice letter dated ______________, the Applicant has set forth the following particulars of the Transition Bonds:
      Name of Transition Bonds: ___________________
      SPE: _____________________
      Closing Date: ___________________
      Amount Issued: ___________________
      Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually): _________________ Weighted Average Coupon Rate: ___________________
      Weighted Average Yield: ___________________


[INSERT HERE description of activities and endeavors of the Applicant.]

Based upon information reasonably available to officers, agents and employees of the Applicant, the Applicant hereby certifies that the structuring and pricing of the Transition Bonds, as described in the issuance advice letter, will result in the lowest transition-bond charges consistent with market conditions and the terms of the Financing Order, all within the meaning of Section 39.301 of PURA.

The foregoing certification does not mean that lower transition-bond charges could not have been achieved under different market conditions, or that structuring and pricing the Transition Bonds under conditions not permitted by the Financing Order could not also have achieved lower transition-bond charges.

DOCKET NO. 21528                FINANCING ORDER                    PAGE 12 OF 14

                                   APPENDIX E

The Applicant is delivering this Certification to the Commission and to the Commission's financial advisor, solely to assist them in establishing compliance with the aforesaid Section 39.301, and to no other person. The Applicant specifically disclaims any responsibility to any other person for the contents of this Certification, whether such person claims rights directly or as third-party beneficiary.


                                CENTRAL POWER AND LIGHT COMPANY



                                BY: ____________________________________
                                                [Title]

DOCKET NO. 21528                FINANCING ORDER                    PAGE 13 OF 14

                                   APPENDIX E

                                   SCHEDULE C
                               Securitization Cap:

      (1) The net amount of assets securitized as shown on Appendix C of the Financing Order: _____________________________

      (2) The securitization cap as shown on Schedule A, column (b) of the Issuance Advice Letter: _____________________________

DOCKET NO. 21528                 FINANCING ORDER                   PAGE 14 OF 14

                                   APPENDIX E

                                  ATTACHMENT 5
                     ALLOCATION OF COSTS TO CUSTOMER CLASSES


                          Allocation      Periodic      Billing Requirement    Forecasted    Transition
Rate Class                  Factor         Billing              per              kWh/kW        Charge
   (1)                        (2)        Requirement        Rate Class            (5)        (6)=(4)/(5)
                                             (3)           (4)=(2)*(3)
--------------------------------------------------------------------------------------------------------
  Residential              0.370664
    Service
--------------------------------------------------------------------------------------------------------
  Commercial &             0.215756
Small Industrial -
    Energy
--------------------------------------------------------------------------------------------------------
  Commercial &             0.269570
Small Industrial-
    Demand
--------------------------------------------------------------------------------------------------------
Large Industrial           0.044891
     Firm
--------------------------------------------------------------------------------------------------------
Large Industrial           0.055190
    Non-Firm
--------------------------------------------------------------------------------------------------------
Standby -Firm              0.014227
--------------------------------------------------------------------------------------------------------
   Standby                 0.003844
   Non-Firm
--------------------------------------------------------------------------------------------------------
 Municipal and             0.025858
  Cotton Gin
--------------------------------------------------------------------------------------------------------
    Total                   1.00000
--------------------------------------------------------------------------------------------------------

                                DOCKET NO. 21528

                                 FINANCING ORDER


                                   APPENDIX F

                           BENEFITS OF SECURITIZATION

DOCKET NO. 21528                                                    PAGE 1 OF 1

                                FINANCING ORDER
                                   Appendix F


                       Benefits of Securitization @ 8.75%

Amount of Regulatory Assets Securitized           763,794,489
Include Additional SFAS 109?                               no
Calculated SFAS 109 Per ECOM Model?                       yes
ADIT Calculated Separate?                                 yes
Retail Allocation Factor                              100 00%
Amortization Period                                        14
Traditional Rate of Return*                            8.765%
Traditional Weighted Cost of Equity*                    5.04%
Bond Rate                                               8 75%
Revenue Related Rate
  Traditional Financing                                 1.26%
  Securitized Financing                                 0 00%
Discount Rate*
  For Conventional Financing - Current Life             8 75%
  For Conventional Financing - Securitized Life         8.75%
  For Securitization Financing - Asset                  8 75%
  For Securitization Financing - ADIT                  11.48%



                                                                    Traditional Financing
                                                    ------------------------------------------------------
                                                           Current Life              Securitized Life
                                       Book Value   --------------------------  --------------------------
                                           at          Nominal       Present        Nominal      Present
            Description                 12/31/98       Dollars        Value         Dollars       Value
------------------------------------   -----------  -------------  -----------  -------------  -----------
  SFAS 109                                     -              -            -              -            -
1 Deferred Accounting Deficient ADIT     7,422,940     19,665,646    7,149,596     11,807,152    7,089,843
2 Mirror CWIP                          390,241,000    846,216,577  362,164,547    620,728,026  372,728,624
3 Loss on Reacquired Debt               64,351,000    122,744,404   60,568,792    102,358,412   61,463,163
4 EBS                                          -              -            -              -            -
5 DOE Assessment                               -              -            -              -            -
6 DSM                                    4,676,507      6,357,709    4,549,727      7,438,576    4,466,643
7 Accounting Order Deferrals           482,447,027  1,317,353,894  454,519,916    781,254,761  470,004,683
                                       -----------  -------------  -----------  -------------  -----------
    Total                              949,138,474  2,312,338,228  888,952,578  1,523,586,927  915,752,955
                                       ===========  =============  ===========  =============  ===========


  The D.A.D. balance includes            2,598,000 in SFAS 109 related amounts
  The Mirror CWIP balance includes     136,584,000 in SFAS 109 related amounts
                                       -----------
    Sub-Total Other 109 amounts        139,182,000
    Plus  SFAS 109 Amount from Above
                                       -----------
  Total SFAS 109 Amount included       139,182,000
                                       ===========


                                       Securitization Financing
                                      --------------------------
                                              Excluding
                                         Securitization Costs
                                      --------------------------
                                           Nominal     Present
            Description                    Dollars      Value
------------------------------------  --------------------------
  SFAS 109                                       -           -
1 Deferred Accounting Deficient ADIT     10,096,435    5,992,893
2 Mirror CWIP                           530,791,670  315,059,493
3 Loss on Reacquired Debt                87,527,845   51,953,488
4 EBS                                           -            -
5 DOE Assessment                                -            -
6 DSM                                     6,360,812    3,775,557
7 Accounting Order Deferrals            848,417,183  386,953,059
                                      -------------  -----------
    Total                             1,283,193,945  763,734,489
                                      =============  ===========




                                                                  Costs of Securitization
                                      -----------------------------------------------------------------------------------
                                                   Nominal Dollars                            Present Value
                                      ----------------------------------------  -----------------------------------------
                                         Initial       Ongoing                      Initial      Ongoing
            Description                   Costs         Costs         Total          Costs        Costs         Total
------------------------------------   -----------  -------------  -----------  -------------  -----------   ------------
  SFAS 109                                     -              -            -              -            -           -
1 Deferred Accounting Deficient ADIT       312,820         87,927      400,747        181,647       49,461       231,109
2 Mirror CWIP                           16,445,654      4,622,502   21,068,156      9,549,562    2,600,288    12,149,860
3 Loss on Reacquired Debt                2,711,898        762,253    3,474,151      1,574,728      428,791     2,003,519
4 EBS                                          -              -            -              -            -           -
5 DOE Assessment                               -              -            -              -            -           -
6 DSM                                      197,079         55,394      252,473        114,438       31,161       145,599
7 Accounting Order Deferrals            20,090,076      5,645,867   25,736,942     11,728,680    3,193,662    14,922,342
                                       -----------  -------------  -----------  -------------  -----------    ----------
    Total                               39,757,526     11,174,944   50,932,470     23,149,055    6,303,374    29,452,429
                                       ===========  =============  ===========  =============  ===========    ==========


                                                                                          Savings/(Cost)
                                       Securitization Financing                   (Excluding Securitization Costs)
                                    ------------------------------    -------------------------------------------------------
                                    Including Securitization Costs      Versus Current Life         Versus Securitized Life
                                    ------------------------------    -------------------------------------------------------
                                           Nominal     Present          Nominal       Present       Nominal         Present
            Description                    Dollars      Value           Dollars        Value        Dollars          Value
------------------------------------  --------------------------      --------------------------    --------------------------
  SFAS 109                                     -            -                -            -              -              -
1 Deferred Accounting Deficient ADIT       10,497,182    6,224,001        9,569,211    1,158,703      1,710,717      1,096,950
2 Mirror CWIP                             551,859,827  327,209,353      315,424,906   47,105,055     89,936,355     57,669,131
3 Loss on Reacquired Debt                  91,001,996   53,957,007       35,216,558    8,615,305     14,830,567      9,509,676
4 EBS                                          -            -                -            -              -              -
5 DOE Assessment                               -            -                -            -              -              -
6 DSM                                       6,613,285    3,921,166           (3,103)     774,171      1,077,765        691,086
7 Accounting Order Deferrals              674,154,125  401,876,401      668,936,711   67,566,857    132,837,578     83,051,624
                                        -------------  -----------    -------------  -----------    -----------    -----------
    Total                               1,334,126,415  793,186,918    1,029,144,284  125,218,089    240,392,983    152,018,466
                                        =============  ===========    =============  ===========    ===========    ===========


                                                            Savings/(Cost)
                                                    (Including Securitization Costs)
                                        -------------------------------------------------------
                                          Versus Current Life         Versus Securitized Life
                                        -------------------------------------------------------
                                          Nominal       Present       Nominal         Present
            Description                   Dollars        Value        Dollars          Value
------------------------------------    --------------------------    -------------------------
  SFAS 109                                     -            -                -            -
1 Deferred Accounting Deficient ADIT      9,168,464        925,594      1,309,970        865,842
2 Mirror CWIP                           294,356,760     34,955,194     68,868,199     45,519,271
3 Loss on Reacquired Debt                31,742,408      8,611,786     11,356,416      7,506,157
4 EBS                                          -            -                -            -
5 DOE Assessment                               -            -                -            -
6 DSM                                      (255,576)       628,571        825,292        545,486
7 Accounting Order Deferrals            643,199,769     52,644,514    107,100,636     68,129,281
                                        -------------  -----------    -----------    -----------
    Total                               978,211,814     95,785,660    189,460,513    122,566,037
                                        =============  ===========    ===========    ===========

                                DOCKET NO. 21528

                                FINANCING ORDER

                                   APPENDIX G
                 CALCULATION OF NON-STANDARD TRUE-UP THRESHOLD

DOCKET NO. 21528                 FINANCING ORDER                     PAGE 1 OF 1

                                   APPENDIX G


                  CALCULATION OF NON-STANDARD TRUE-UP THRESHOLD

                                                    (1)                    (2)
                                                 12 Months            Non-Standard
                                               Ended 4/30/99        True-up Threshold
                                                  Billing             (90% of Column
    Transition Charge Classes                   Determinants               (1)
    -------------------------                   ------------               ---
Residential                                   7,131,348,493 kWh      6,418,213,644 kWh

Commercial and Small Industrial - Energy      2,613,737,916 kWh      2,352,364,124 kWh

Commercial and Small Industrial - Demand         11,528,087 kW          10,375,278 kW

Large Industrial - Firm                           4,024,322 kW           3,621,890 kW

Large Industrial - Non-Firm                       8,034,141 kW           7,230,727 kW

Standby - Firm                                   10,899,177 kW           9,809,259 kW

Standby - Non-Firm                                2,701,759 kW           2,431,583 kW

Municipal and Cotton Gin                        471,497,644 kWh        424,347,880 kWh